Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nevada Canyon Gold Corp.

(Exact name of registrant as specified in its charter)

Nevada	1040	46-5152859
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5655 Riggins Court, Suite 15

Reno, NV 89502

(888) 909-5548

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan Day

Chief Executive Officer

5655 Riggins Court, Suite 15

Reno, NV 89502

(888) 909-5548

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Callie Jones, Esq.

Brunson Chandler & Jones, PLLC

175 S. Main Street, Suite 1410

Salt Lake City, UT 84111

M. Ali Panjwani, Esq.

Pryor Cashman LLP

7 Times Square

New York, New York 10036

(212) 421-4100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER __, 2024

PRELIMINARY PROSPECTUS

Nevada Canyon Gold Corp.

6,000,000 Shares of Common Stock

This prospectus relates to the offer and sale of up to 6,000,000 shares of our common stock, par value $0.0001 per share, or “Common Stock”, by Keystone Capital Partners, LLC, whom we refer to in this prospectus as “Keystone Capital Partners, LLC” or the “Selling Stockholder.”

The shares of Common Stock to which this prospectus relates have been or may be issued by us to Keystone Capital Partners, LLC pursuant to a common stock purchase agreement, dated as of October 3, 2024, that we entered into with Keystone Capital Partners, LLC, which we refer to in this prospectus as the “Purchase Agreement”. Such shares of Common Stock include (i) up to 5,972,644 shares that we may, in our sole discretion, elect to sell to Keystone Capital Partners, LLC, from time to time after the date of this prospectus, pursuant to the Purchase Agreement and (ii) 27,356 shares of Common Stock we issued to Keystone Capital Partners, LLC, together with our future obligation to issue $175,000 worth of Common Stock to Keystone Capital Partners, LLC, as consideration for its commitment to purchase shares of our Common Stock in one or more purchases that we may, in our sole discretion, direct them to make, from time to time after the date of this prospectus, pursuant to the Purchase Agreement.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Common Stock by the Selling Stockholder. However, we may receive up to $25,000,000 aggregate gross proceeds under the Purchase Agreement from sales of Common Stock we may elect to make to Keystone Capital Partners, LLC pursuant to the Purchase Agreement after the date of this prospectus. See “The Committed Equity Financing” for a description of the Purchase Agreement and “Selling Stockholder” for additional information regarding Keystone Capital Partners, LLC.

Keystone Capital Partners, LLC may sell or otherwise dispose of the Common Stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution (Conflict of Interest)” for more information about how Keystone Capital Partners, LLC may sell or otherwise dispose of the Common Stock pursuant to this prospectus. Keystone Capital Partners, LLC is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the “Securities Act”.

We will pay the expenses of registering the shares of Common Stock offered by this prospectus, but all selling and other expenses incurred by the Selling Stockholder will be paid by the Selling Stockholder. The Selling Stockholder may sell our shares of Common Stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution (Conflict of Interest).” The prices at which the Selling Stockholder may sell shares will be determined by the prevailing market price for our Common Stock or in negotiated transactions.

Our Common Stock is currently listed on The OTC Pink Open Market, under the symbol “NGLD”. On October 11, 2024, the last reported sales price of our Common Stock, as reported on OTC Pink Open Markets, was $2.00 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 12 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______, 2024.

We have not, and the Selling Stockholder has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholder take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of Common Stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our shares of Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States: we have not, and the Selling Stockholder has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. The words such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	the success of our products and product candidates will require significant capital resources and years of development efforts;

●	our limited number of deployments and the risk of limited market acceptance of our products;

●	our ability to protect our intellectual property and to develop, maintain and enhance a strong brand;

●	our limited operating history by which performance can be gauged;

●	our ability to operate and collect digital information on behalf of our clients, which is dependent on the privacy laws of jurisdictions in which our ASRs operate, as well as the corporate policies of our clients, which may limit our ability to fully deploy our technologies in various markets;

●	our ability to raise capital, our rolling closes of equity infusions for our financings, and the availability of future financing;

●	unpredictable events, such as the COVID-19 pandemic, and associated business disruptions could seriously harm our future revenues and financial condition, delay our operations, increase our costs and expenses, and impact our ability to raise capital;

●	our ability to manage our research, development, expansion, growth and operating expenses; and

●	our ability to effectively use the net proceeds from the sale of shares of Common Stock under the Purchase Agreement.

We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions and other factors that could cause actual results to differ materially from those stated, including those described in “Risk Factors” section of this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Our forward-looking statements speak only as of the date made, and we undertake no obligation to update any of these forward-looking statements for any reason after such date or to conform these statements to actual results or revised expectations, except as required by law.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) to register the securities described in this prospectus for resale by the Selling Stockholder who may, from time to time, sell the securities described in this prospectus. We will not receive any proceeds from the sale by the Selling Stockholder of the securities described in this prospectus.

You should rely only on the information contained in this prospectus and any free writing prospectus that we have authorized in connection with the transaction contemplated herein. Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholder will make an offer to sell these securities in any jurisdiction where such offer or sale are not permitted. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Selling Stockholder and its permitted transferees may use this registration statement, of which this prospectus forms a part, to sell the securities being registered for resale described herein from time to time through any means described in the section titled “Plan of Distribution (Conflict of Interest).” More specific terms of any securities that the Selling Stockholder and its permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement, of which this prospectus forms a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Item 3. SUMMARY INFORMATION, RISK FACTORS, AND RATIO OF EARNINGS TO FIXED CHARGES

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should read this entire prospectus carefully, including the section entitled “Risk Factors” included elsewhere in this prospectus, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes thereto, in the documents incorporated by reference herein. Some of the statements in this prospectus, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to Nevada Canyon Gold Corp., a Nevada corporation.

Overview

Nevada Canyon Gold Corp., (the “Company”) was originally incorporated on February 27, 2014, in the state of Nevada as Tech Foundry Ventures. On July 8, 2016, the Company changed its name to Nevada Canyon Gold Corp., in order to reflect its current business and strategy.

We are a US-based natural resource company headquartered in Reno, Nevada. The Company has a large, strategic land position and royalties, in multiple projects, within some of Nevada’s highest-grade historical mining districts. Majority of the Company’s projects and royalties (collectively, the “Projects”) are located within the state of Nevada which is rated as one of the best places to explore and mine in the world. The Projects all have excellent year-round access, with good infrastructure in proven and active mining districts.

We have never been party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

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Our principal business, executive, and registered statutory office is located at 5655 Riggins Court, Suite 15, Reno, NV 89502 and our telephone number is (888) 909-5548, fax is (888) 909-1033 and email contact is info@nevadacanyongold.com. Our website address is www.nevadacanyongold.com.

The Committed Equity Financing

On October 3, 2024, we entered into the Purchase Agreement and a related registration rights agreement, dated as of October 3, 2024 (the “Registration Rights Agreement”), with Keystone Capital Partners, LLC. Upon the terms and subject to the satisfaction of the conditions contained in the Purchase Agreement, we have the right, in our sole discretion, to sell to Keystone Capital Partners, LLC up to $25,000,000 of shares of our Common Stock (subject to certain limitations contained in the Purchase Agreement), from time to time after the date of this prospectus and during the term of the Purchase Agreement. Sales of Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at our option, and we are under no obligation to sell any securities to Keystone Capital Partners, LLC under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act, the resale by Keystone Capital Partners, LLC of up to 6,000,000 shares of Common Stock, consisting of (i) up to 5,972,644 shares that we may, in our sole discretion, elect to sell to Keystone Capital Partners, LLC, from time to time from and after the Commencement Date (defined below) pursuant to the Purchase Agreement and (ii) 27,356 shares of Common Stock (the “Commitment Shares”) we issued to Keystone Capital Partners, LLC, together with an additional $175,000 worth common stock to be delivered in two tranches within six months, as consideration for its commitment to purchase shares of our Common Stock that we may, in our sole discretion, direct Keystone Capital Partners, LLC to purchase from us pursuant to the Purchase Agreement, from time to time after the date of this prospectus and during the term of the Purchase Agreement.

Under the Purchase Agreement, the Company may, at its discretion, from time to time from and after the Commencement Date, direct Investor to purchase (a “Fixed Purchase”) up to the lesser of (i) 10,000 shares of Common Stock or (ii) $25,000 on any trading day on which the closing sale price of the Common Stock is not below $1.00 per share on the OTC Pink Open Market (the “OTC Market”).

In addition to Fixed Purchases, and provided that the Company has directed Investor to purchase the maximum allowable amount of shares of Common Stock in a Fixed Purchase, the Company also may, at its discretion, from time to time from and after the Commencement Date, direct Investor to purchase additional shares of Common Stock on the trading day immediately following the purchase date for such Fixed Purchase (each, a “VWAP Purchase”) and, under certain circumstances set forth in the Purchase Agreement, direct Investor to purchase additional shares of Common Stock on the same trading day as such VWAP Purchase (each, an “Additional VWAP Purchase”), in each case upon the terms and subject to the conditions set forth in the Purchase Agreement. We refer to the Fixed Purchase, the VWAP Purchase and the Additional VWAP Purchase, collectively as a “Purchase.”

Purchase Price for Each Purchase

There is no upper limit on the price per share that Investor may be obligated to pay for the Common Stock in any of the Purchases. The purchase price per share for each Purchase is as follows:

●	Fixed Purchase - the lesser of (i) 95% of the daily volume weighted average price of the Company’s Common Stock on the OTC Market, as reported by Bloomberg Financial LP using the AQR function for the five trading days immediately preceding the applicable date for such Fixed Purchase and (ii) the lowest trading price of a share of Common Stock on the applicable Fixed Purchase Date during the full trading day on the OTC Market on such applicable purchase date.

●	VWAP Purchase - the lesser of (i) 95% of the closing sale price of the Common Stock on the date of the applicable VWAP Purchase and (ii) the VWAP during the applicable VWAP Purchase Period as defined under the Purchase Agreement.

●	Additional VWAP Purchase - 95% of the lower of (i) the VWAP for the applicable Additional VWAP Purchase Period as defined under the Purchase Agreement during the applicable Additional VWAP purchase date for such Additional VWAP Purchase, and (ii) the closing sale price of the Common Stock on such applicable date of Additional VWAP Purchase for such Additional VWAP Purchase.

The Purchase Agreement prohibits us from directing the Selling Stockholder to purchase any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by the Selling Stockholder (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), including the Commitment Shares, would result in the Selling Stockholder beneficially owning more than the Beneficial Ownership Cap of 4.99% of the outstanding Common Stock.

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Because the purchase price per share to be paid by the Selling Stockholder for the shares of Common Stock that we may elect to sell to the Selling Stockholder under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock, as of the date of this prospectus it is not possible for us to predict the number of shares of Common Stock that we will sell to the Selling Stockholder under the Purchase Agreement, the actual purchase price per share to be paid by the Selling Stockholder for those shares, or the actual gross proceeds to be raised by us from those sales, if any. As of October 11, 2024, there were 26,543,866 shares of our Common Stock outstanding, of which 18,210,533 shares were held by non-affiliates, which excludes the 6,000,000 shares of Common Stock registered hereby that include the Commitment Shares and shares of Common Stock that we may, in our sole discretion, sell to the Selling Stockholder from time to time pursuant to the Purchase Agreement. If all of the shares offered for resale by the Selling Stockholder under this prospectus were issued and outstanding as of October 11, 2024, such shares would represent approximately 22.6% of the total number of shares of our Common Stock outstanding and approximately 32.94% of the total number of outstanding shares held by non-affiliates.

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of Common Stock to the Selling Stockholder. To the extent we sell shares under the Purchase Agreement, we currently plan to use any proceeds therefrom for costs of this transaction, for working capital, strategic and other general corporate purposes.

The issuance of our Common Stock to the Selling Stockholder pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance.

As consideration for the Selling Stockholder’s irrevocable commitment to purchase shares of Common Stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, concurrently with the execution and delivery of the Purchase Agreement, we issued to the Selling Stockholder 27,356 shares of Common Stock. In addition, as consideration for the Selling Stockholder’s irrevocable commitment to purchase shares of Common Stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, we agreed to issue an additional $175,000 worth of Common Stock in the Company, to be issued as follows: $75,000 worth of Common Stock to be issued 90 days following the Commencement Date and $100,000 worth of common stock to be issued 180 days following the  Commencement Date. We also agreed to reimburse the Selling Stockholder for the fees and expenses of its counsel, up to a maximum of $20,000.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Neither we nor the Selling Stockholder may assign or transfer its rights and obligations under the Purchase Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by the parties.

The Purchase Price to be paid by Keystone Capital Partners, LLC in a Purchase will be equitably adjusted as set forth in the Purchase Agreement for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

The payment for shares in respect of each Purchase under the Purchase Agreement will be settled on the trading day immediately following the delivery of the shares to the Selling Stockholder, which shall occur on the trading day immediately following the applicable Purchase Date.

All shares of Common Stock that have been or may be issued or sold by us to the Selling Stockholder under the Purchase Agreement that are being registered under the Securities Act for resale by the Selling Stockholder in this offering are expected to be freely tradable. The shares of Common Stock being registered for resale in this offering may be issued and sold by us to the Selling Stockholder from time to time at our discretion over a period of up to 36 months commencing on the Commencement Date. The resale by the Selling Stockholder of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock, if any, by the Selling Stockholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the shares of our Common Stock that may be available for us to sell to the Selling Stockholder pursuant to the Purchase Agreement.

If and when we do elect to sell shares of our Common Stock to the Selling Stockholder pursuant to the Purchase Agreement, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this Offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

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Although the Purchase Agreement provides that we may sell up to an aggregate of $25,000,000 of our Common Stock to the Selling Stockholder, we are registering 6,000,000 shares of our Common Stock. If after the Commencement Date we elect to sell to the Selling Stockholder all of the 6,000,000 shares of Common Stock being registered for resale under this prospectus that are available for sale by us to the Selling Stockholder in Purchases under the Purchase Agreement, depending on the market prices of our Common Stock, the actual gross proceeds from the sale of the shares may be substantially less than the $25,000,000 available to us under the Purchase Agreement. If it becomes necessary for us to issue and sell to the Selling Stockholder under the Purchase Agreement more shares than being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to the Total Commitment of $25,000,000 under the Purchase Agreement, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Stockholder of any such additional shares of our Common Stock over the 6,000,000 shares registered in this Registration Statement that we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to the Selling Stockholder under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Common Stock in addition to the 6,000,000 shares of our Common Stock being registered for resale by the Selling Stockholder under this prospectus could cause additional substantial dilution to our stockholders. The number of shares of our Common Stock ultimately offered for sale by the Selling Stockholder is dependent upon the number of shares of Common Stock, if any, we ultimately sell to the Selling Stockholder under the Purchase Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the registration statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.

We do not know what the purchase price for our Common Stock will be and therefore cannot be certain as to the number of shares we might issue to Keystone Capital Partners, LLC under the Purchase Agreement after the Commencement Date. As of October 11, 2024, there were 26,543,866 shares of our Common Stock outstanding, of which 18,214,555 shares were held by non-affiliates of our company. Although the Purchase Agreement provides that we may sell up to $25,000,000 of our Common Stock to Keystone Capital Partners, LLC, only 6,000,000 shares of our Common Stock are being registered under the Securities Act for resale by the Selling Stockholder under this prospectus, which represents (i) the 27,356 Commitment Shares that we issued to Keystone Capital Partners, LLC as partial payment of the Commitment Fee due under the Purchase Agreement executed on October 3, 2024, (ii) $175,000 worth of Common Stock to be delivered to Keystone Capital Partners, LLC as further payment of the Commitment Fee pursuant to the following schedule: $75,000 worth of Common Stock to be issued within 90 days of the Commencement Date and $100,000 worth of Common Stock to be issued within 180 days of the Commencement Date, and (iii) up to 5,972,644 shares of Common Stock that may be issued to Keystone Capital Partners, LLC from and after the Commencement Date, if and when we elect to sell shares to Keystone Capital Partners, LLC under the Purchase Agreement. Depending on the market prices of our Common Stock at the time we elect to issue and sell shares to Keystone Capital Partners, LLC under the Purchase Agreement, we may need to register under the Securities Act additional shares of our Common Stock for resale by the Selling Stockholder in order to receive aggregate gross proceeds equal to the $25,000,000 available to us under the Purchase Agreement. If all of the 6,000,000 shares offered for resale by Keystone Capital Partners, LLC under this prospectus were issued and outstanding as of the date hereof (without taking into account the 4.99% beneficial ownership limitation), such shares would represent approximately 18.2% of the total number of outstanding shares of Common Stock and approximately 26.3% of the total number of outstanding shares of Common Stock held by non-affiliates of our company, in each case as of October 11, 2024.

The number of shares of Common Stock ultimately offered for resale by Keystone Capital Partners, LLC through this prospectus is dependent upon the number of shares of Common Stock, if any, we elect to sell to Keystone Capital Partners, LLC under the Purchase Agreement from and after the Commencement Date. The issuance of our Common Stock to Keystone Capital Partners, LLC pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance.

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Terms of the Offering

Shares of Common Stock offered by the Selling Stockholder

Up to 6,000,000 shares of Common Stock, consisting of:

27,356 Commitment Shares that we issued to the Selling Stockholder as consideration for its commitment to purchase shares of Common Stock at our election under the Purchase Agreement and $175,000 worth of shares to be issued as part of the Commitment Fee under the Purchase Agreement to be issued in two tranches as set forth in the Purchase Agreement; and up to 5,972,644 shares of Common Stock we may elect, in our sole discretion, to issue and sell to the Selling Stockholder under the Purchase Agreement, from time to time after the date of this prospectus and during the term of the Purchase Agreement.

Selling Stockholder	Keystone Capital Partners, LLC

Shares of Common Stock outstanding (as of October 11, 2024)	26,543,866 shares of Common Stock.

Shares of Common Stock outstanding after giving effect to the issuance of the shares registered hereunder	32,543,866 shares of Common Stock.

Use of proceeds

We will not receive any proceeds from the resale of shares of Common Stock included in this prospectus by the Selling Stockholder. However, we may receive up to $25,000,000 in aggregate gross proceeds under the Purchase Agreement from sales of Common Stock that we may elect to make to the Selling Stockholder pursuant to the Purchase Agreement, if any, from time to time in our sole discretion, from and after the Commencement Date.

We expect to use the net proceeds that we receive from sales of our Common Stock to the Selling Stockholder, if any, under the Purchase Agreement to fund general corporate and business purposes, marketing expenses and potential acquisitions. See “Use of Proceeds.”

Risk factors

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” below and the other information included elsewhere in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Listing	Our Common Stock is listed on the OTC Pink Open Market under “NGLD”

Unless otherwise noted, the number of shares of Common Stock to be outstanding immediately after this offering as set forth above is based on 26,543,866 shares of Common Stock outstanding as of October 11, 2024, and excludes:

●	Outstanding warrants of the Company exercisable into a total of 11,986,287 shares of Common Stock.

●	1,777,778 shares of Common Stock the Company has committed to issue under consulting agreements with the Company’s Vice President of Operations and consultants for the services.

Summary Risk Factors

The SEC requires the Company to identify risks that are specific to its business and its financial condition. The Company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events, and technological developments (such as cyber-attacks and the ability to prevent such attacks). Additionally, early-stage companies are inherently riskier than more developed companies, and the risk of business failure and complete loss of your investment capital is present. You should consider general risks as well as specific risks when deciding whether to invest.

Below is a summary of material risks, uncertainties and other factors that could have a material effect on the Company and its operations:

●	We own passive interests in mining properties, and it is difficult if not impossible for us to ensure properties are developed or operated in our best interest
●	We have limited or no access to data or the operations underlying our existing or future royalty and other interests.
●	We are subject to many of the risks faced by the owners and operators of our existing or future royalty and other interests.

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●	There are many uncertainties, including, but not limited to, title matters; as a result, any defects in title could cause us to lose certain rights in the properties we own.
●	Pending federal legislation may materially curtail or in some cases eliminate certain rights we have in our assets.
●	Challenges to our mineral property interests may have adverse effects on assets including, but not limited to, a reduction in our interest, diverting valuable resources and management time, and a requirement that we compensate other persons.
●	We could face expensive and time-consuming challenges related to defects in title.
●	Interpretations of royalty agreements and unfulfilled contractual obligations of certain third parties that we rely on could force us to take legal action that would be expensive and time consuming.
●	Breaches of contracts with third parties could result in expensive litigation.
●	Our exploration operations are highly regulated and our inability to comply with certain regulations would have a material adverse effect on our operations.
●	The volatility of the global financial markets may have a negative effect on our ability to raise money which could harm our operating results.
●	Changes in the market price of gold, silver and other metals, which in the past has fluctuated widely, will affect the profitability of our operations and financial condition.
●	Many of our assumptions regarding our operating results are based on mineral resource estimates by third parties; if those estimates are materially inaccurate for any reason, our actual operating results could also be materially effected.
●	We may not be able to obtain adequate insurance coverage, or coverage at all, in order to insure us against the risks of our operations; any uninsured or underinsured losses could have a negative impact on our operating results.
●	In conducting our operations, we are required to comply with certain health and safety rules which can be expensive and time consuming.
●	The costs of compliance with environmental laws and obtaining and maintaining environmental permits and governmental approvals required for construction and/or operation, which currently are significant, may increase in the future and could materially and adversely affect our business, financial condition, future results, and cash flow; any non-compliance with such laws or regulations may result in the imposition of liabilities which could materially and adversely affect our business, financial condition, future results, and cash flow.
●	Our industry is highly competitive, and we will be at a competitive disadvantage for assets and financial resources relative to larger, better funded companies in the same space.
●	The price of our Common Stock depends on many factors that could materially change or fluctuate resulting in volatility and unpredictability.
●	The failure of our current or future strategic partners and joint venture partners to meet their obligations could have a material adverse effect on our operating results.
●	We sell additional equity and/or issue additional equity in order to acquire additional assets; any issuance of equity could result in significant dilution to our existing shareholders.
●	Because the climate has an effect on our operations and the ability for our assets, present or future, to maximize their potential, the impact of climate change and expensive regulations related to climate change could have a material adverse effect on our operations.
●	Through no fault of our own, we could be involved in expensive and time-consuming litigation that could have a material adverse effect on our operations.
●	Influence of third-party stakeholders.
●	Expensive and time-consuming internal financial controls may or may not be effective in ensuring that transactions are authorized and properly recorded and reported; any inadvertent failure of our internal financial controls could result in undue time, resources and expense that could harm our operating results.
●	An active market in which investors can resell their Common Stock may not develop which could adversely affect an investor’s ability to sell their Common Stock.
●	The market price of our Common Stock will likely be volatile as significant price fluctuations are common in what the Securities and Exchange Commission deems is a “penny stock.”
●	Currently authorized and future issuances of Preferred Stock, which rank senior to our Common Stock for the purposes of dividends and liquidating distributions will, and any future issuances of debt securities, which would rank senior to our Common Stock upon our bankruptcy or liquidation may, adversely affect the level of return you may be able to achieve from an investment in our Common Stock.
●	Our Common Stock is subject to penny stock rules making it more difficult to trade our Common Stock, all of which would adversely affect the value of the Common Stock.
●	FINRA sales practice requirements may limit a shareholder’s ability to buy and sell our stock.
●	Our management has broad discretion as to the use of certain of the net proceeds generated from our equity financing, which means that investors will need to rely on the judgment of our management regarding the use of proceeds.
●	We are a reporting issuer under the Exchange Act and are considered a smaller reporting company, exempting us from certain disclosure requirements and potentially making our Common Stock less attractive to potential investors.

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●	We are taxed as a corporation for U.S. federal income tax purposes which means we will be subject to a material amount of entity-level taxation which would reduce and/or eliminate cash that otherwise may be used to make dividends.
●	A non-US holder of our Common Stock, Warrants, or Warrant Shares will be treated as having income that is “effectively connected” with a United States trade or business upon the sale or disposition of our Common Stock, Warrants, or Warrant Shares unless (i) our Common Stock is regularly traded on an established securities market and (ii) the non-U.S. holder did not meet certain ownership thresholds during the applicable testing period.
●	Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited which would effect our ability to take full advantage of the tax benefits of carryforwards.
●	The tax treatment of corporations or an investment in our Common Stock, Warrants or Warrants Shares could be subject to potential legislative, judicial or administrative changes and differing interpretations, possibly on a retroactive basis.
●	We may not be able to obtain adequate insurance coverage, or coverage at all, in order to insure us against the risks of our operations; any uninsured or underinsured losses could have a negative impact on our operating results.
●	In conducting our operations, we are required to comply with certain health and safety rules which can be expensive and time consuming.
●	The costs of compliance with environmental laws and obtaining and maintaining environmental permits and governmental approvals required for construction and/or operation, which currently are significant, may increase in the future and could materially and adversely affect our business, financial condition, future results, and cash flow; any non-compliance with such laws or regulations may result in the imposition of liabilities which could materially and adversely affect our business, financial condition, future results, and cash flow.
●	Our industry is highly competitive, and we will be at a competitive disadvantage for assets and financial resources relative to larger, better funded companies in the same space.
●	The price of our Common Stock depends on many factors that could materially change or fluctuate resulting in volatility and unpredictability.
●	The failure of our current or future strategic partners and joint venture partners to meet their obligations could have a material adverse effect on our operating results.
●	We sell additional equity and/or issue additional equity in order to acquire additional assets; any issuance of equity could result in significant dilution to our existing shareholders.
●	Because the climate has an effect on our operations and the ability for our assets, present or future, to maximize their potential, the impact of climate change and expensive regulations related to climate change could have a material adverse effect on our operations.
●	Through no fault of our own, we could be involved in expensive and time-consuming litigation that could have a material adverse effect on our operations.
●	Influence of third-party stakeholders.
●	Expense and time-consuming internal financial controls may or may not be effective in ensuring that transactions are authorized and properly recorded and reported; any inadvertent failure of our internal financial controls could result in undue time, resources and expense that could harm our operating results.
●	An active market in which investors can resell their Common Stock may not develop which could adversely affect an investor’s ability to sell their Common Stock.
●	The market price of our Common Stock will likely be volatile as significant price fluctuations are common in what the Securities and Exchange Commission deems is a “penny stock.”
●	Currently authorized and future issuances of Preferred Stock, which rank senior to our Common Stock for the purposes of dividends and liquidating distributions will, and any future issuances of debt securities, which would rank senior to our Common Stock upon our bankruptcy or liquidation may, adversely affect the level of return you may be able to achieve from an investment in our Common Stock.
●	Our Common Stock is subject to penny stock rules making it more difficult to trade our Common Stock, all of which would adversely affect the value of the Common Stock.
●	FINRA sales practice requirements may limit a shareholder’s ability to buy and sell our stock.
●	Our management has broad discretion as to the use of certain of the net proceeds generated from our equity financing, which means that investors will need to rely on the judgment of our management regarding the use of proceeds.
●	We are a reporting issuer under the Exchange Act and are considered a smaller reporting company, exempting us from certain disclosure requirements and potentially making our Common Stock less attractive to potential investors.
●	We are taxed as a corporation for U.S. federal income tax purposes which means we will be subject to a material amount of entity-level taxation which would reduce and/or eliminate cash that otherwise may be used to make dividends.
●	A non-US holder of our Common Stock, Warrants, or Warrant Shares will be treated as having income that is “effectively connected” with a United States trade or business upon the sale or disposition of our Common Stock, Warrants, or Warrant Shares unless (i) our Common Stock is regularly traded on an established securities market and (ii) the non-U.S. holder did not meet certain ownership thresholds during the applicable testing period.

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●	Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited which would effect our ability to take full advantage of the tax benefits of carryforwards.
●	The tax treatment of corporations or an investment in our Common Stock, Warrants or Warrants Shares could be subject to potential legislative, judicial or administrative changes and differing interpretations, possibly on a retroactive basis.
●	It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to the Selling Stockholder, or the actual gross proceeds resulting from those sales.
●	Investors who buy shares at different times will likely pay different prices.
●	We may require additional financing to sustain our operations and without it we may not be able to continue operations.
●	Sales of our Common Stock to the Selling Stockholder may cause substantial dilution to our existing stockholders, the sale of the shares of our Common Stock acquired by the Selling Stockholder could cause the price of our Common Stock to decline, and the actual number of shares we will issue under the Purchase Agreement, at any one time or in total, is uncertain.
●	Future sales and issuances of our Common Stock or other securities might result in significant dilution and could cause the price of our Common Stock to decline.
●	Management will have broad discretion as to the use of the proceeds from the offering and uses may not improve our financial condition or market value.

Further, in addition to the above risks that our Company faces generally, we face risks related to the Purchase Agreement. It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to the Selling Stockholder, or the actual gross proceeds resulting from those sales. Further, we may not have access to the full amount available under the Purchase Agreement with the Selling Stockholder.

The issuance and sale of our Common Stock to the Selling Stockholder will cause dilution to our existing stockholders, and the sale of the shares of Common Stock acquired by the Selling Stockholder, or the perception that such sales may occur, could cause the price of our Common Stock to fall.

Investors who buy shares at different times will likely pay different prices and may experience different levels of dilution.

Our management team will have broad discretion over the use of the net proceeds from our sale of shares of Common Stock to the Selling Stockholder, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Corporate Information

Nevada Canyon Gold Corp., (the “Company”) was originally incorporated on February 27, 2014, in the state of Nevada as Tech Foundry Ventures. On July 8, 2016, the Company changed its name to Nevada Canyon Gold Corp., in order to reflect its current business and strategy.

We are a US-based natural resource company headquartered in Reno, Nevada. The Company has a large, strategic land position and royalties, in multiple projects, within some of Nevada’s highest-grade historical mining districts. Majority of the Company’s projects and royalties (collectively, the “Projects”) are located within the state of Nevada which is rated as one of the best places to explore and mine in the world. The Projects all have excellent year-round access, with good infrastructure in proven and active mining districts.

We have never been party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business. Our principal business, executive, and registered statutory office is located at 5655 Riggins Court, Suite 15, Reno, NV 89502 and our telephone number is (888) 909-5548, fax is (888) 909-1033 and email contact is info@nevadacanyongold.com. Our website address is www.nevadacanyongold.com.

Sources of Industry and Market Data

Where information has been sourced from a third party, the source of such information has been identified. Unless otherwise indicated, the information contained in this prospectus on the market environment, market developments, growth rates, market trends and competition in the markets in which we operate is taken from publicly available sources, including third-party sources, or reflects our estimates that are principally based on information from publicly available sources.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Prior to making a decision about investing in our Common Stock, you should carefully consider the following risks and uncertainties. If any of the risks described in this prospectus actually occur, our business, prospects, financial condition or operating results could be harmed. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations and our liquidity. You should also refer to the other information contained in this prospectus, including our financial statements and the related notes thereto and the information set forth under the heading “Cautionary Note Regarding Forward-Looking Statements.”

We own passive interests in mining properties, and it is difficult if not impossible for us to ensure properties are developed or operated in our best interest.

Aside from properties controlled within our exploration project accelerator, we are not and will not be directly involved in the exploration, development, and production of minerals from, or the continued operation of, the mineral projects underlying royalties, streams and similar interests that are or may be held by us. The exploration, development and operation of such properties is determined and carried out by third party owners and operators and any revenue that may be derived from our asset portfolio will be based on any production by such owners and operators. Third party owners and operators will generally have the power to determine the manner in which the properties are exploited, including decisions regarding feasibility, exploration and development of such properties or decisions to commence, continue or reduce, or suspend or discontinue production from a property.

The interests of third-party owners and operators and our interests may not always be aligned. As an example, it will usually be in our interest to advance development and production on properties as rapidly as possible, in order to maximize near-term cash flow, while third party owners and operators may take a more cautious approach to development, as they are exposed to risk on the cost of exploration, development and operations. Likewise, it may be in the interest of owners and operators to invest in the development of, and emphasize production from, projects or areas of a project that are not subject to royalties, streams or similar interests that are or may be held by us.

Our inability to control or influence the exploration, development, or operations for the properties in which we hold or may hold royalties, streams and similar interests may have a material adverse effect on our business, results of operations and financial condition. In addition, the owners or operators may take action contrary to our policies or objectives; be unable or unwilling to fulfill their obligations under their agreements with us; or experience financial, operational, or other difficulties, including insolvency, which could limit the owner or operator’s ability to advance such properties or perform its obligations under arrangements with us.

We may not be entitled to any compensation if the properties in which we hold or may hold royalties, streams and similar interests discontinue exploration, development or operations on a temporary or permanent basis.

The owners or operators of the projects in which we hold interests may, from time to time, announce transactions, including the sale or transfer of the projects or of the operator itself, over which we have little or no control. If such transactions are completed, it may result in a new operator, which may or may not explore, develop or operate the project in a similar manner to the current operator, which may have a material adverse effect on our business, results of operations and financial condition. The effect of any such transaction on us may be difficult or impossible to predict.

None of our royalty and other interests are on currently producing properties and these and any future royalty, streaming or similar interests we acquire, particularly on development stage properties, are subject to the risk that they may never achieve production.

None of the properties underlying our royalty and other interests are in production nor do they have established mineral reserves. These and any future royalty, streaming or similar interests we acquire may not achieve production or produce any revenues. While the discovery of gold deposits may result in substantial rewards, few properties that are explored are ultimately developed into producing mines. Major expenditures may be required to locate and establish mineral reserves, to develop metallurgical processes and to construct mining and processing facilities at a particular site. It is impossible to ensure that exploration or development programs planned by the owners or operators of the properties underlying royalties, streams and similar interests that are or may be held by us will result in profitable commercial mining operations. Whether a mineral deposit will be commercially viable depends on several factors, including cash costs associated with extraction and processing; the particular attributes of the deposit, such as size, grade and proximity to infrastructure; mineral prices, which are highly cyclical; government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use and environmental protection; and political stability. The exact effect of these factors cannot be accurately predicted but the combination of these factors may result in one or more of the properties underlying our current or future interests not receiving an adequate return on invested capital. Accordingly, there can be no assurance the properties underlying our current or future interests will be brought into a state of commercial production.

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The failure of any of the properties underlying our interests to achieve production on schedule or at all would have a material adverse effect on our asset carrying values or the other benefits we expect to realize from our royalties and other interests or the acquisition of royalty interests, and potentially our business, results of operations, cash flows and financial condition.

We have limited or no access to data or the operations underlying our existing or future royalty and other interests.

We are not, and will not be, the owner or operator of any such properties underlying our existing or future royalties, streams and similar interests and have no input in the exploration, development, or operation of such properties. Consequently, we have limited or no access to related exploration, development, or operational data or to the properties themselves. This could affect our ability to assess the value of such interests. This could also result in delays in cash flow from that anticipated by us, based on the stage of development of the properties underlying our existing or future royalties and similar interests. Our entitlement to payments in relation to such interests may be calculated by the royalty payors in a manner different from our projections and we may not have rights of audit with respect to such interests. In addition, some royalties, streams, or similar interests may be subject to confidentiality arrangements that govern the disclosure of information with regard to such interests and, as a result, we may not be in a position to publicly disclose related non-public information. The limited access to data and disclosure regarding the exploration, development, and production of minerals from, or the continued operation of, the properties in which we have an interest may restrict our ability to assess value, which may have a material adverse effect on our business, results of operations and financial condition. We attempt to mitigate this risk by building relationships with various owners, operators, and counterparties, in order to encourage information sharing which we believe increases transparency.

We are subject to many of the risks faced by the owners and operators of our existing or future royalty and other interests.

To the extent that they relate to the exploration, development, and production of minerals from, or the continued operation of, the properties in which we hold or may hold royalties, streams or similar interests, we will be subject to the risk factors applicable to the owners and operators of such mines or projects.

Mineral exploration, development and production generally involves a high degree of risk. Such operations are subject to all of the hazards and risks normally encountered in the exploration, development and production of metals, including weather related events, unusual and unexpected geology formations, seismic activity, environmental hazards and the discharge of toxic chemicals, explosions and other conditions involved in the drilling, blasting and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to property, injury or loss of life, environmental damage, work stoppages, delays in exploration, development and production, increased production costs and possible legal liability. Any of these hazards and risks and other acts of God could shut down such activities temporarily or permanently. Mineral exploration, development and production is subject to hazards such as equipment failure or failure of retaining dams around tailings disposal areas, which may result in environmental pollution and consequent liability for the owners or operators thereof. The exploration for, and development, mining, and processing of mineral deposits involves significant risks that even a combination of careful evaluation, experience and knowledge may not eliminate.

We may fund future acquisitions or other material transactions with equity or debt financing which could increase our debt service, further leverage our assets and/or result in dilution to existing shareholders.

In the ordinary course of business, we engage in a continual review of opportunities to acquire royalties, streams, or similar interests, to establish new royalties, streams or similar interests on operating mines, to create new royalties, streams or similar interests through financing mine development or exploration, or to acquire companies that hold royalty interests. We currently, and generally at any time, have acquisition opportunities in various stages of active review, including, for example, our engagement of consultants and advisors to analyze particular opportunities, analysis of technical, financial, legal and other confidential information, submission of indications of interest and term sheets, participation in preliminary discussions and negotiations and involvement as a bidder in competitive processes. We may consider obtaining debt commitments for acquisition financing. In the event that we choose to raise debt capital to finance any acquisition, our leverage may be increased. We may also issue common shares to fund acquisitions. Issuances of common shares could dilute existing shareholders and may reduce some or all of our per share financial measures.

Any such acquisition could be material to us. All transactions include risks associated with our ability to negotiate acceptable terms with counterparties. In addition, any such acquisition or other transaction may have other transaction-specific risks associated with it, including risks related to the completion of the transaction, the project, its operators, or the jurisdictions in which the project is located, and other risks discussed in this Registration Statement on Form S-1. There can be no assurance that any acquisitions completed will ultimately benefit us.

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The volatility in gold and other commodity prices may have an adverse impact on the value of our royalty interests.

The value of our royalty interests and the potential future development of the projects underlying our interests are directly related to the market price of gold and other commodity prices. Market prices may fluctuate widely and are affected by numerous factors beyond our control or that of any mining company, including metal supply, industrial and jewelry fabrication, investment demand, central banking economic policy, expectations with respect to the rate of inflation, the relative strength of the dollar and other currencies, interest rates, gold purchases, sales and loans by central banks, forward sales by metal producers, global or regional political, trade, economic or banking conditions, and a number of other factors.

Volatility in gold prices is demonstrated by its annual high and low prices over the past decade as reported by the London Bullion Market Association:

	Gold
	($/ounce)
Calendar Year	High	Low
2012 - 2013	$1,792	$1,192
2014 - 2015	$1,385	$1,049
2016 - 2017	$1,366	$1,077
2018 - 2019	$1,355	$1,178
2019 - 2020	$1,536	$1,287
2020 - 2021	$2,067	$1,472
2021 - 2022	$2,039	$1,629
2022 - 2023	$2,078	$1,809
2023 - 2024	$2,669	$1,915

Declines in market prices could cause an operator to cease or slow down exploration and development activities, reduce, suspend, or terminate production from an operating project or construction work at a development project which would negatively impact our ability to obtain revenues from our interests in the future. A price decline may result in a material and adverse effect on our business, results of operations and financial condition.

Our future growth is, to a large extent, dependent on our acquisition strategy and our ability to identify and negotiate the purchase of additional assets.

As part of our business strategy, we will seek to purchase or otherwise acquire gold and other precious metal royalties, streams or similar interests from third party natural resource companies and others. In pursuit of such opportunities, we may fail to select appropriate acquisition targets or negotiate acceptable arrangements, including arrangements to finance acquisitions. There can be no assurance that we will be able to identify and complete any acquisition, transaction, or business arrangement that we pursue on favorable terms or at all, or that any acquisition, transaction or business arrangement completed will ultimately benefit us.

If we are unable to continually identify and acquire additional assets on terms that are favorable to us, our business, results of operations and financial condition may be materially adversely affected.

Our operating results and ability to generate revenue could be adversely impacted if we experience challenges with our existing assets, including our royalty interests.

Problems concerning the existence, validity, enforceability, terms or geographic extent of our royalty interests could adversely affect our business and revenues, and our interests may similarly be materially and adversely impacted by change of control, bankruptcy or the insolvency of operators.

Defects in or disputes relating to the royalty interests we hold or acquire may prevent us from realizing the anticipated benefits from these interests and could have a material adverse effect on our business, results of operations, cash flows and financial condition. Material changes could also occur that may adversely affect management’s estimate of the carrying value of our royalty interests and could result in impairment charges. While we seek to confirm the existence, validity, enforceability, terms and geographic extent of the royalty interests we acquire, there can be no assurance that disputes or other problems concerning these and other matters or other problems will not arise. Confirming these matters is complex and is subject to the application of the laws of each jurisdiction to the particular circumstances of each parcel of mining property and to the agreement reflecting the royalty interest. Similarly, in many jurisdictions, royalty interests are contractual in nature, rather than interests in land, and therefore may be subject to risks resulting from change of control, bankruptcy or insolvency of operators, and our royalty interests could be materially restricted or set aside through judicial or administrative proceedings. We often do not have the protection of security interests that could help us recover all or part of our investment in a royalty interest in the event of an operator’s bankruptcy or insolvency.

Operators may interpret our existing or future royalty or other interests in a manner adverse to us or otherwise may not abide by their contractual obligations, and we could be forced to take legal action to enforce our contractual rights.

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Royalty interests are generally subject to uncertainties and complexities arising from the application of contract and property laws in the jurisdictions where the mining projects are located. Operators and other parties to the agreements governing our existing or future royalty or other interests may interpret our interests in a manner adverse to us or otherwise may not abide by their contractual obligations, and we could be forced to take legal action to enforce our contractual rights. We may or may not be successful in enforcing our contractual rights, and our revenues relating to any challenged royalty interests may be delayed, curtailed or eliminated during the pendency of any such dispute or in the event our position is not upheld, which could have a material adverse effect on our business, results of operations, cash flows and financial condition. Disputes could arise challenging, among other things, methods for calculating the royalty interest, various rights of the operator or third parties in or to the royalty interest or the underlying property, the obligations of a current or former operator to make payments on royalty interests, and various defects or ambiguities in the agreement governing a royalty interest.

We depend on the services of our Chief Executive Officer, Chief Financial Officer, management, and other key employees; the loss of any key employee coupled with an inability to replace the key employee could harm our operating results.

We believe that our success depends on the continued service of our key executive management personnel. We are entirely dependent on the efforts of Alan Day, our president, CEO, and director, and Jeffrey Cocks, our CFO and director. The loss of services of key members of management or other key employees could disrupt the conduct of our business and jeopardize our ability to maintain our competitive position in the industry. From time to time, we may also need to identify and retain additional skilled management and specialized technical personnel to efficiently operate our business. The number of persons skilled in the acquisition, exploration and development of royalty interests is limited and there is competition for such persons. Recruiting and retaining qualified executive management and other key employees is critical to our success and there can be no assurance of such success. If we are not successful in attracting and retaining qualified personnel, our ability to execute our business model and growth strategy could be affected, which could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Certain of our directors and officers also serve as directors and officers of other companies in the mining sector, which may cause them to have conflicts of interest.

Certain of our directors and officers also serve as directors and officers of, or have significant shareholdings in, other companies involved in natural resources investment, exploration, development and production and, to the extent that such other companies may engage in transactions or participate in the same ventures in which we participate, or in transactions or ventures in which we may seek to participate, they may have a conflict of interest in negotiating and concluding terms with respect to such participation. In cases where our directors and officers have an interest in other companies, such other companies may also compete with us for the acquisition of royalties, streams or similar interests. Such potential conflicts of interests of our directors and officers may have a material adverse effect on our business, results of operations and financial condition.

Our limited operating history makes our business prospects extremely speculative.

Nevada Canyon is an exploration company and has no history of operations, mining or refining mineral products. As such, we are subject to many risks common to such enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources and lack of revenues. There is no assurance that we will be successful in achieving a return on an investment for investors in the Common Shares and Nevada Canyon’s likelihood of success must be considered in light of its early stage of operations.

There can be no assurance that our properties or any property we may obtain in the future will be successfully placed into production, produce minerals in commercial quantities or otherwise generate operating earnings. Advancing projects from the exploration stage into development and commercial production requires significant capital and time and will be subject to the successful completion of further technical studies, permitting requirements and the construction of mines, processing plants, roads and related works and infrastructure. We will continue to incur losses until mining-related operations successfully reach commercial production levels and generate sufficient revenue to fund continuing operations.

We will likely need additional capital in order to finance our business plans and there is no guarantee we will have access to that capital on favorable terms, or at all.

Part of our business plan is to focus on exploring for minerals and we intend to use our working capital to carry out such exploration. Other than the current cash, and our investment in WRR shares, we have no secured source of financing, including, but not limited to, operating cash flow and no assurance that acceptable additional funding will be available to us for the further exploration and development of our projects. We have incurred net losses in the past and likely will incur losses in the future and will continue to incur losses until and unless we can derive sufficient revenues from our mineral projects. These conditions, including other factors described herein, create a material uncertainty regarding our ability to continue as a going concern.

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It is likely that the development and exploration of our assets will require substantial additional financing. Further exploration and development of our assets and/or other properties acquired by us may be dependent upon our ability to obtain acceptable financing through equity or debt, and there can be no assurance that we will be able to obtain adequate financing in the future or that the terms of such financing will be acceptable. Failure to obtain such additional financing could result in the delay or indefinite postponement of further exploration and development of our projects and we may become unable to carry out our business objectives.

We currently rely on only a limited number of properties and our inability to increase and diversify our assets could harm our operating results.

Our material property interests consist of the Loman Property, the Swales Property and the Agai Pah Silver Property, all of which are located in Nevada and the Belshazzar Property which is located in Idaho. As a result, unless we acquire additional property interests and diversify our asset base, any adverse developments affecting these properties would have a material adverse effect upon us and would materially and adversely affect the potential mineral resource production, profitability, financial performance and results of our operations. While we may seek to acquire additional mineral properties in accordance with our business objectives, there can be no assurance that we will be able to identify suitable additional mineral properties or, if we do identify suitable properties, that we will have sufficient financial resources to acquire such properties or that such properties will be available on terms acceptable to us or at all and that we will be able to successfully develop such properties and bring such properties into commercial production.

The properties in which we hold interests are all in the early stages of exploration and development and, as such, they may never produce sufficient income to be profitable to us.

We are a junior exploration company focused primarily on the acquisition, exploration and development of mineral properties located in Nevada. Our properties have no established mineral reserves due to the early stage of exploration at this time. Any reference to potential quantities and/or grade is conceptual in nature, as there has been insufficient exploration to define any mineral resource and it is uncertain if further exploration will result in the determination of any mineral resource. Quantities and/or grade described in this Registration Statement should not be interpreted as assurances of a potential resource or reserve, or of potential future mine life or of the profitability of future operations.

The exploration and development of mineral deposits involves a high degree of financial risk over a significant period of time. Few properties that are explored are ultimately developed into producing mines and there is no assurance that any of our projects can be mined profitably. Substantial expenditures are required to establish mineral resources and reserves through drilling, to develop metallurgical processes to extract the metal from the ore and in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining. It is impossible to ensure that our current exploration and development programs will result in profitable commercial mining operations. Our profitability will be, in part, directly related to the cost and success of its exploration and development programs, which may be affected by a number of factors. Substantial expenditures are required to establish mineral resources and reserves that are sufficient to support commercial mining operations and to construct, complete and install mining and processing facilities on those properties that are actually developed.

No assurance can be given that any particular level of recovery of minerals will be realized or that any potential quantities and/or grade will ever qualify as a mineral resource or reserve, or that any such mineral resource or reserve will ever qualify as a commercially mineable (or viable) deposit which can be legally and economically exploited.

Where expenditures on a property have not led to the discovery of mineral resources or reserves, incurred expenditures will generally not be recoverable.

LAND TITLE AND ROYALTY RISKS

There are many uncertainties, including, but not limited to, title matters; as a result, any defects in title could cause us to lose certain rights in the properties we own.

There are uncertainties as to title matters in the mining industry. Any defects in title could cause us to lose rights in our mineral properties and jeopardize our business operations. Our mineral property interests currently consist of unpatented mining claims located on lands administered by the United States’ Department of Interior’s Bureau of Land Management (the “BLM”), Nevada State Office to which we only have possessory title. Because title to unpatented mining claims is subject to inherent uncertainties, it is difficult to determine conclusively the ownership of such claims. These uncertainties relate to such things as sufficiency of mineral discovery, proper location and posting and marking of boundaries, proper and timely payment of annual BLM claim maintenance fees, the existence and terms of royalties, and possible conflicts with other claims not determinable from descriptions of record.

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The present status of our unpatented mining claims located on public lands allows us the right to mine and remove valuable minerals, such as precious and base metals, from the claims conditioned upon applicable environmental reviews and permitting programs. We are also allowed to use the surface of the land solely for purposes related to mining and processing the mineral-bearing ores. However, legal ownership of the land remains with the United States. We remain at risk that the mining claims may be forfeited either to the United States or to rival private claimants due to failure to comply with statutory requirements. Prior to 1993, a mining claim locator who was able to prove the discovery of valuable, locatable minerals on a mining claim, and to meet all other applicable federal and state requirements and procedures pertaining to the location and maintenance of federal unpatented mining claims, had the right to prosecute a patent application to secure fee title to the mining claim from the federal government. The right to pursue a patent, however, has been subject to a moratorium since October 1993, through federal legislation restricting the BLM from accepting any new mineral patent applications. If we do not obtain fee title to our unpatented mining claims, there can be no assurance that we will be able to obtain compensation in connection with the forfeiture of such claims.

Pending federal legislation may materially curtail or in some cases eliminate certain rights we have in our assets.

In recent years, members of the United States Congress have repeatedly introduced bills which would supplant or alter the provisions of the General Mining Act of 1872, a United States federal law that authorizes and governs prospecting and mining for economic minerals, such as gold, platinum, and silver, on federal public lands. Such bills have proposed, among other things, to either eliminate the right to a mineral patent, impose a federal royalty on production from unpatented mining claims, render certain federal lands unavailable for the location of unpatented mining claims, afford greater public involvement in the mine permitting process, provide for citizen suits, and impose new and stringent environmental operating standards and mined land reclamation requirements in addition to those already in effect. Such proposed legislation could change the cost of holding unpatented mining claims and could significantly impact our ability to develop mineralized material on unpatented mining claims. Currently, all of our mining claims are on unpatented claims. Although we cannot predict what legislative changes might occur, the enactment of these proposed bills could adversely affect the potential for development of our mining claims, the economics of any mines that we bring into operation on federal unpatented mining claims, and as a result, adversely affect our financial performance.

Challenges to our mineral property interests may have adverse effects on assets including, but not limited to, a reduction in our interest, diverting valuable resources and management time, and a requirement that we compensate other persons.

There may be challenges to title to the mineral properties in which we hold a material interest. If there are title defects with respect to any properties, we might be required to compensate other persons or to reduce our interest in the affected property. Furthermore, in any such case, the investigation and resolution of these issues would divert our management’s time from ongoing exploration and development programs. Title insurance generally is not available for mining claims in the U.S. and our ability to ensure that we have obtained secure claim to individual mineral properties may be limited. We may be subject to prior unregistered liens, agreements, transfers or claims, including native land claims and title may be affected by, among other things, undetected defects. In addition, we may be unable to operate the properties as permitted or to enforce our rights with respect to our properties. The failure to comply with all applicable laws and regulations, including a failure to pay taxes or annual BLM claim maintenance fees may invalidate title to portions of our properties. We may incur significant costs related to defending the title to our properties. A successful claim contesting title to a property may cause us to compensate other persons, or to reduce our interest in the affected property or to lose our rights to explore and, if warranted, develop that property. This could result in us not being compensated for our prior expenditures relating to the property. Also, in any such case, the investigation and resolution of title issues would divert management’s time from ongoing exploration and, if warranted, development programs.

We could face expensive and time-consuming challenges related to defects in title.

The ownership and validity or title of unpatented mining claims and concessions can at times be uncertain and may be contested. We also may not have, or may not be able to obtain, all necessary surface rights to develop a property. We have taken reasonable measures, in accordance with industry standards for properties at the same stage of exploration as that of our properties, to ensure proper title to our properties. However, there is no guarantee that title to any of our properties will not be challenged or impugned.

Interpretations of royalty agreements and unfulfilled contractual obligations of certain third parties that we rely on could force us to take legal action that would be expensive and time-consuming.

Royalty interests in our properties, and any other royalty interests in respect of our properties which may come into existence, may be subject to uncertainties and complexities arising from the application of contract and property laws in the jurisdictions where the mining projects are located. Operators and other parties to the agreements governing the royalty interests in Nevada, or other royalty interests, may interpret their interests in a manner adverse to us, and we could be forced to take legal action to enforce our rights. Challenges to the terms of the royalty interests in Nevada or the existence of other royalties could have a material adverse effect on our business, results of operations, cash flows and financial condition. Disputes could arise with respect to, among other things:

●	The existence or geographic extent of the royalty interests;
●	The methods for calculating royalties;

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●	Third party claims to the same royalty interest or to the property on which a royalty interest exists, or the existence of additional royalties on the same property;
●	Various rights of the operator or third parties in or to a royalty interest;
●	Production and other thresholds and caps applicable to payments of royalty interests;
●	The obligation of an operator to make payments on royalty interests;
●	Various defects or ambiguities in the agreement governing a royalty interest; and
●	Disputes over the interpretation of buy-back rights.

Breaches of contracts with third parties could result in expensive litigation.

Parties to contracts do not always honor contractual terms and contracts themselves may be subject to interpretation or technical defects. Accordingly, there may be instances where we would be forced to take legal action to enforce our contractual rights. Such litigation may be time-consuming and costly and there is no guarantee of success. Any pending proceedings or actions or any decisions determined adversely to us may have a material and adverse effect on our results of operations, financial condition.

Our exploration operations are highly regulated and our inability to comply with certain regulations would have a material adverse effect on our operations.

Our exploration operations are subject to government legislation, policies and controls relating to prospecting, development, production, environmental protection, including plant and animal species, and more specifically including the greater sage-grouse, mining taxes and labor standards. In order for us to carry out our activities, various licenses and permits must be obtained and kept current. There is no guarantee that the Company’s licenses and permits will be granted, or that once granted will be maintained and extended. In addition, the terms and conditions of such licenses or permits could be changed and there can be no assurances that any application to renew any existing licenses will be approved. There can be no assurance that all permits that we require will be obtainable on reasonable terms, or at all. Delays or a failure to obtain such permits, or a failure to comply with the terms of any such permits that we have obtained, could have a material adverse impact on us We may be required to contribute to the cost of providing the required infrastructure to facilitate the development of our properties and will also have to obtain and comply with permits and licenses that may contain specific conditions concerning operating procedures, water use, waste disposal, spills, environmental studies, abandonment and restoration plans and financial assurances. There can be no assurance that we will be able to comply with any such conditions and non-compliance with such conditions may result in the loss of certain of our permits and licenses on properties, which may have a material adverse effect on us. Future taxation of mining operators, and the timing thereof, cannot be predicted with certainty so planning must be undertaken using present conditions and best estimates of any potential future changes. There is no certainty that such planning will be effective to mitigate adverse consequences of future taxation on us.

The volatility of the global financial markets may have a negative effect on our ability to raise money which could harm our operating results.

Recent global financial conditions have been characterized by increased volatility and access to public financing, particularly for junior mineral exploration companies, has been negatively impacted. These conditions may affect our ability to obtain equity or debt financing in the future on terms favorable to us or at all.

Market events and conditions, including the disruptions in the international credit markets and other financial systems, in China, Japan and Europe, along with political instability in the Middle East and Russia and falling currency prices expressed in United States dollars have resulted in commodity prices remaining volatile. These conditions have also caused a loss of confidence in global credit markets, excluding the United States, resulting in the collapse of, and government intervention in, major banks, financial institutions and insurers and creating a climate of greater volatility, tighter regulations, less liquidity, widening credit spreads, less price transparency, increased credit losses and tighter credit conditions. Notwithstanding various actions by governments, concerns about the general condition of the capital markets, financial instruments, banks and investment banks, insurers and other financial institutions caused the broader credit markets to be volatile and interest rates to remain at historical lows. These events are illustrative of the effect that events beyond the Company’s control may have on commodity prices. Access to public financing has been negatively impacted by sovereign debt concerns in Europe and emerging markets, as well as concerns over global growth rates and conditions. If such conditions continue, our operations could be negatively impacted.

Global financial conditions could suddenly and rapidly destabilize in response to future events, as government authorities may have limited resources to respond to future crises. Future crises may be precipitated by any number of causes, including natural disasters, pandemics, geopolitical instability, changes to energy prices or sovereign defaults.

Any sudden or rapid destabilization of global economic conditions could negatively impact our ability to obtain equity or debt financing or make other suitable financing arrangements. Increased levels of volatility and market turmoil can adversely impact our operations and the value and the price of the Common Stock of the Company could be adversely affected.

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Changes in the market price of gold, silver and other metals, which in the past has fluctuated widely, will affect the profitability of our operations and financial condition.

Our profitability and long-term viability depend, in large part, upon the market price of gold, copper, silver and other metals and minerals which may be produced from our mineral claims, and from which we may derive revenues under any agreement we may enter into with a company that conducts mining operations on our claims. The market price of gold and other metals is volatile and is impacted by numerous factors beyond our control, including:

●	sales by central banks and other holders, speculators, and producers of gold and other metals in response to any of the below factors.
●	the relative strength of the U.S. dollar and certain other currencies;
●	interest rates;
●	global or regional political, financial, or economic conditions;
●	supply and demand for jewelry and industrial products containing metals; and
●	expectations with respect to the rate of inflation;

A material decrease in the market price of gold and other metals could affect the commercial viability of our mineral claims and any of our future anticipated development and production assumptions if any. Lower gold prices could also adversely affect our ability to finance future development of our mining claims, all of which would have a material adverse effect on our financial condition and results of operations. There can be no assurance that the market price of gold and other metals will remain at current levels or that such prices will improve.

Many of our assumptions regarding our operating results are based on mineral resource estimates by third parties; if those estimates are materially inaccurate for any reason, our actual operating results could also be materially effected.

Mineral resource estimates will be based upon geological data supplied by our personnel, confirmed and calculated by independent qualified persons (geologists and engineers). These estimates are inherently subject to uncertainty and are based on geological interpretations and inferences drawn from drilling results and sampling analyses and may require revision based on further exploration or development work. The estimation of mineral resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues. As a result of the foregoing, there may be material differences between actual and estimated mineral reserves, which may impact the viability of our projects and have a material impact on us.

The grade of mineralization which may ultimately be mined may differ from the indicated by drilling results and such differences could be material. The quantity and resulting valuation of mineral reserves and mineral resources may also vary depending on, among other things, mineral prices (which may render mineral reserves and mineral resources uneconomic), cut-off grades applied and estimates of future operating costs (which may be inaccurate). Production can be affected by such factors as permitting regulations and requirements, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. Any material change in quantity of mineral resources, mineral reserves, grade, or stripping ratio may also affect the economic viability of any project undertaken by us. In addition, there can be no assurance that mineral recoveries in small scale, and/or pilot laboratory tests will be duplicated in a larger scale test under on-site conditions or during production. To the extent that we are unable to mine and produce as expected and estimated, our business may be materially and adversely affected.

There is no certainty that any of the mineral resources identified on any of our properties will be realized, that any mineral resources will ever be upgraded to mineral reserves, that any anticipated level of recovery of minerals will in fact be realized, or that an identified mineral reserve or mineral resource will ever qualify as a commercially mineable (or viable) deposit which can be legally and economically exploited. Until a deposit is actually mined and processed, the quantity of mineral resources and mineral reserves and grades must be considered as estimates only, and investors are cautioned that we may ultimately never realize production on any of its properties.

We may not be able to obtain adequate insurance coverage, or coverage at all, in order to insure us against the risks of our operations; any uninsured or underinsured losses could have a negative impact on our operating results.

Our business is subject to a number of risks and hazards generally, including adverse environmental conditions, industrial accidents, labor disputes, unusual or unexpected geological conditions, ground or slope failures, cave-ins, changes in the regulatory environment, natural phenomena such as inclement weather conditions, floods, and earthquakes. Such occurrences could result in damage to mineral properties or production facilities, personal injury or death, environmental damage to our properties or the properties of others, delays in the ability to undertake exploration, monetary losses, and possible legal liability.

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We do not currently have insurance and currently do not have any plans to obtain insurance. Insurance against certain risks, including those related to environmental matters or other hazards resulting from exploration, is generally not available to us or to other companies within the mining industry. In addition, we do not carry business interruption insurance relating to our mineral claims. Accordingly, delays in returning to any future exploration could produce a severe near-term impact on our business. Any losses from these events may result in significant costs that could have a material adverse effect on our financial performance, financial position and results of operations.

In conducting our operations, we are required to comply with certain health and safety rules which can be expensive and time consuming.

Our operations are subject to various health and safety laws and regulations that impose various duties on the Company in respect of its operations, relating to, among other things, worker safety and the surrounding communities. These laws and regulations also grant the relevant authorities broad powers to, among other things, close unsafe operations and order corrective action relating to health and safety matters. The costs associated with the compliance with such health and safety laws and regulations may be substantial and any amendments to such laws and regulations, or more stringent implementation thereof, could cause additional expenditure or impose restrictions on, or suspensions of, our operations. We expect to make significant expenditures to comply with the extensive laws and regulations governing the protection of the environment, waste disposal, worker safety, mine development and protection of endangered and other special status species, and, to the extent reasonably practicable, to create social and economic benefit in the surrounding communities near our mineral properties, but there can be no guarantee that these expenditures will ensure our compliance with applicable laws and regulations and any non-compliance may have a material and adverse effect on us.

The costs of compliance with environmental laws and obtaining and maintaining environmental permits and governmental approvals required for construction and/or operation, which currently are significant, may increase in the future and could materially and adversely affect our business, financial condition, future results, and cash flow; any non-compliance with such laws or regulations may result in the imposition of liabilities which could materially and adversely affect our business, financial condition, future results, and cash flow.

All phases of our operations are subject to environmental regulation in the jurisdictions in which we operate, certain of which are set forth below. Environmental legislation is evolving in a manner which may result in stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors, and employees. These laws address emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species and reclamation of lands disturbed by mining operations. The costs associated with compliance with such laws and regulations are substantial. Compliance with environmental laws and regulations and future changes in these laws and regulations may require significant capital outlays and may cause material changes or delays in our operations and future activities. It is possible that future laws, regulations, or more restrictive interpretations of current laws and regulations by governmental authorities could have a significant adverse impact on our properties or some portion of our business, causing us to re-evaluate those activities at that time.

U.S. Federal Laws: CERCLA, and comparable state statutes, impose strict, joint and several liabilities on current and former owners and operators of sites and on persons who disposed of or arranged for the disposal of hazardous substances found at such sites. It is not uncommon for the government to file claims requiring cleanup actions, for reimbursement for government-incurred cleanup costs, or for natural resource damages, or for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by hazardous substances released into the environment. RCRA, and comparable state statutes, govern the disposal of solid waste and hazardous waste and authorize the imposition of substantial fines and penalties for noncompliance, as well as requirements for corrective actions. CERCLA, RCRA and comparable state statutes can impose liability for clean-up of sites and disposal of substances found on exploration, mining and processing sites long after activities on such sites have been completed.

CAA, as amended, restricts the emission of air pollutants from many sources, including mining and processing activities. Our mining operations may produce air emissions, including fugitive dust and other air pollutants from stationary equipment, storage facilities and the use of mobile sources such as trucks and heavy construction equipment, which are subject to review, monitoring and/or control requirements under the CAA and state air quality laws. New facilities may be required to obtain permits before work can begin, and existing facilities may be required to incur capital costs in order to remain in compliance. In addition, permitting rules may impose limitations on our production levels or result in additional capital expenditures in order to comply with the rules.

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NEPA requires federal agencies to integrate environmental considerations into their decision-making processes by evaluating the environmental impacts of their proposed actions, including issuances of permits to mining facilities, and assessing alternatives to those actions. If a proposed action could significantly affect the environment, the agency must prepare a detailed statement known as an EIS. The United States Environmental Protection Agency (“EPA”), other federal agencies, and any interested third parties will review and comment on the scoping of the Environmental Impact Statement (“EIS”) and the adequacy of and findings set forth in the draft and final EIS. This process can cause delays in the issuance of required permits or result in changes to a project to mitigate its potential environmental impacts, which can in turn impact the economic feasibility of a proposed project.

CWA, and comparable state statutes, impose restrictions and controls on the discharge of pollutants into waters of the United States. The discharge of pollutants into regulated waters is prohibited, except in accordance with the terms of a permit issued by the EPA or an analogous state agency. The CWA regulates storm water from mining facilities and requires a storm water discharge permit for certain activities. Such a permit requires the regulated facility to monitor and sample storm water run-off from its operations. The CWA and regulations implemented thereunder also prohibit discharges of dredged and fill materials in wetlands and other waters of the United States unless authorized by an appropriately issued permit. The CWA and comparable state statutes provide for civil, criminal, and administrative penalties for unauthorized discharges of pollutants and impose liability on parties responsible for those discharges for the costs of cleaning up any environmental damage caused by the release and for natural resource damages resulting from the release.

SDWA and the Underground Injection Control (“UIC”) program promulgated thereunder, regulate the drilling and operation of subsurface injection wells. The EPA directly administers the UIC program in some states and in others the responsibility for the program has been delegated to the state. The program requires that a permit be obtained before drilling a disposal or injection well. Violation of these regulations and/or contamination of groundwater by mining related activities may result in fines, penalties, and remediation costs, among other sanctions and liabilities under the SDWA and state laws. In addition, third party claims may be filed by landowners and other parties claiming damages for alternative water supplies, property damages, and bodily injury.

Nevada Laws: At the state level, mining operations in Nevada are also regulated by the Nevada Department of Conservation and Natural Resources, Division of Environmental Protection. Nevada state law requires mine operators to hold Nevada Water Pollution Control Permits, which dictate operating controls and closure and post-closure requirements directed at protecting surface and ground water.

Other Nevada regulations govern operating and design standards for the construction and operation of any source of air contamination and landfill operations. Any changes to these laws and regulations could have an adverse impact on our financial performance and results of operations by, for example, requiring changes to operating constraints, technical criteria, fees or surety requirements.

Our industry is highly competitive, and we will be at a competitive disadvantage for assets and financial resources relative to larger, better funded companies in the same space.

The mining industry is highly competitive in all of its phases, both domestically and internationally. Our ability to acquire properties and develop mineral resources and reserves in the future will depend not only on our ability to develop our present properties, but also on our ability to select and acquire suitable producing properties or prospects for mineral exploration, of which there is a limited supply. We may be at a competitive disadvantage in acquiring additional mining properties because we must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than us. We may also encounter competition from other mining companies in our efforts to hire experienced mining professionals. Competition could adversely affect our ability to attract necessary funding or acquire suitable producing properties or prospects for mineral exploration in the future. Competition for services and equipment could result in delays if such services or equipment cannot be obtained in a timely manner due to inadequate availability and could also cause scheduling difficulties and cost increases due to the need to coordinate the availability of services or equipment. Any of the foregoing effects of competition could materially increase project development, exploration or construction costs, result in project delays and generally and adversely affect us and our business and prospects.

The price of our Common Stock depends on many factors that could materially change or fluctuate resulting in volatility and unpredictability.

The market price of the Common Stock could be subject to significant fluctuations due to various factors and events, including any regulatory or economic changes affecting the Company’s operations, variations in the Company’s operating results, developments in the Company’s business or its competitors, or changes in market sentiment towards the Common Stock. Investors should be aware that the value of the Common Stock may be volatile and investors may, on disposing of the Common Stock, realize less than their original investment or may lose their entire investment.

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The Company’s operating results and prospects from time to time may be below the expectations of market analysts and investors. In addition, stock markets from time to time suffer significant price and volume fluctuations that affect the market price of the securities listed thereon and which may be unrelated to the Company’s operating performance. These factors include macroeconomic developments and political environments in North America and globally and market perceptions of the attractiveness of particular industries. As at the date hereof, there remains a significant amount of uncertainty and economic disruption caused by COVID-19 that has increased market and share price volatility and had a catastrophic impact on access to capital and liquidity. Any of these events could result in a decline in the market price of the Common Stock. The Common Stock may, therefore, not be suitable as a short-term investment. In addition, the market price of the Common Stock may not reflect the underlying value of the Company’s net assets. The price at which the Common Stock will be traded and the price at which investors may realize their shares will be influenced by a large number of factors, some specific to the Company and its proposed operations, and some which may affect the business sectors in which the Company operate, including the pervasive and ongoing impact of COVID-19. Such factors could also include the performance of the Company’s operations, variations in operating results, announcements by the Company (i.e. disappointing results of exploratory drilling, the incurrence of environmental liabilities or other material developments), announcements of material developments by the Company’s competitors, involvement in litigation, large purchases or sales of the Common Stock, liquidity or the absence of liquidity in the Common Stock, limited trading volume, the prices of gold and other precious metals, legislative or regulatory changes relating to the business of the Company, the Company’s ability to raise additional funds, other material events and general financial market and economic conditions. In the event that the occurrence of any of these events causes the price of the Common Stock to decrease, investors may be forced to sell their shares at a loss.

The failure of our current or future strategic partners and joint venture partners to meet their obligations could have a material adverse effect on our operating results.

We may in the future enter into partnerships, option agreements and/or joint ventures as a means of acquiring additional property interests or to fully exploit the exploration and production potential of its assets. The failure of any partner to meet its obligations to us or other third parties, or any disputes with respect to third parties’ respective rights and obligations, could have a material adverse effect on our rights under such agreements. We may also be unable to exert direct influence over strategic decisions made in respect of properties that are subject to the terms of these agreements, which may have a materially adverse impact on the strategic value of the underlying mineral claims. Furthermore, in the event we are unable to meet our obligations or share of costs incurred under agreements to which it is a party, the Company may have its property interests subject to such agreements reduced as a result or face the termination of such agreements.

We sell additional equity and/or issue additional equity in order to acquire additional assets; any issuance of equity could result in significant dilution to our existing shareholders.

We believe that we are adequately financed to carry out our exploration and development plans for the next 12-month period. However, financing the development of a mining operation through to production, should feasibility studies show it is recommended, would be expensive and we would require additional capital to fund development and exploration programs and potential acquisitions. We cannot predict the size of future issuances of Common Stock or the issuance of debt instruments or other securities convertible into Common Stock in connection with any such financing. Likewise, we cannot predict the effect, if any, that future issuances and sales of our securities will have on the market price of its Common Stock. If we raise additional funds by issuing additional equity securities, such financing may substantially dilute the interests of existing shareholders. Sales of a substantial number of shares of Common Stock, or the availability of such Common Stock for sale, could adversely affect prevailing market prices for our securities and a securityholder’s interest in us.

Because the climate has an effect on our operations and the ability for our assets, present or future, to maximize their potential, the impact of climate change and expensive regulations related to climate change could have a material adverse effect on our operations.

Climate change could have an adverse impact on our operations. The potential physical impacts of climate change on our operations are highly uncertain and would be particular to the geographic circumstances in areas in which it operates. These may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels and changing temperatures. These changes in climate could have an impact on the cost of development or production on Nevada Canyon’s mines and adversely affect the financial performance of its operations.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have material adverse effect on our business. A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to climate and its potential impacts. Legislation and increased regulation regarding climate change could impose significant costs on us, our venture partners and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Any adopted climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such regulations. Given the emotion, political significance and uncertainty around the impact of climate change and how it should be dealt with, we cannot predict how legislation and regulation will affect its financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in the natural resources industry could harm our reputation.

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Through no fault of our own, we could be involved in expensive and time-consuming litigation that could have a material adverse effect on our operations.

We may become involved in disputes with other parties in the future which may result in litigation. The results of litigation cannot be predicted with certainty. If we are unable to resolve these disputes favorably, it may have a material adverse impact on the ability to carry out our business plan.

Influence of third-party stakeholders.

Some of the lands in which we hold an interest, or the exploration equipment and roads or other means of access in which we intend to utilize in carrying out our work programs or general business mandates, may be subject to interests or claims by third party individuals, groups or companies. In the event that such third parties assert any claims, our work programs may be delayed even if such claims are not meritorious. Such delays may result in significant financial loss and loss of opportunity for us.

Expense and time-consuming internal financial controls may or may not be effective in ensuring that transactions are authorized and properly recorded and reported; any inadvertent failure of our internal financial controls could result in undue time, resources and expense that could harm our operating results.

Internal controls over financial reporting are procedures designed to provide reasonable assurance that transactions are properly authorized, assets are safeguarded against unauthorized or improper use, and transactions are properly recorded and reported. A control system, no matter how well designed and operated, can provide only reasonable, and not absolute, assurance with respect to the reliability of financial reporting and financial statement preparation. Though we intend to put into place a system of internal controls appropriate for its size, and reflective of its level of operations, there are limited internal controls currently in place. We have a very limited history of operations and has not made any assessment as to the effectiveness of its internal controls. If we identify material weakness in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of its internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of the Common Stock could be negatively affected. We also could become subject to investigations by the stock exchange on which the securities are listed, the Commission, or other regulatory authorities, which could require additional financial and management resources.

Risks Relating to Our Common Stock

An active market in which investors can resell their Common Stock may not develop which could adversely affect an investor’s ability to sell their Common Stock.

We cannot predict the extent to which an active market for our Common Stock will develop or be sustained, or how the development of such a market might affect the market price of our Common Stock. Even if a trading market develops, investors may not be able to resell their Common Stock at or above the initial acquisition price. Investors are cautioned that if an active market for our Common Stock does not arise, investors may not be able to resell their Common Stock or may be forced to do so at a loss.

The market price of our Common Stock will likely be volatile as significant price fluctuations are common in what the Securities and Exchange Commission deems is a “penny stock.”

The trading price of the stock and the price at which we may sell stock in the future are subject to fluctuations in response to any of the following:

●	Limited trading volume in the Common Stock;
●	Quarterly variations in operating results;
●	Involvement in litigation;
●	General financial market conditions;
●	The prices of gold and other precious metals;
●	Announcements by us of, for example, disappointing results of exploratory drilling, the incurrence of environmental liabilities or other material developments;
●	Announcements of material developments by our competitors;
●	Our ability to raise additional funds;
●	Changes in government regulations; and
●	Other material events.

In the event that the occurrence of any of these events causes the price of our Common Stock to decrease, investors may be forced to sell their shares at a loss.

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Currently authorized and future issuances of Preferred Stock, which rank senior to our Common Stock for the purposes of dividends and liquidating distributions will, and any future issuances of debt securities, which would rank senior to our Common Stock upon our bankruptcy or liquidation may, adversely affect the level of return you may be able to achieve from an investment in our Common Stock.

Currently Authorized Preferred Stock may have preference on bankruptcy over the Common Stock and holders of potentially future issued Preferred Stock are entitled to receive from the assets of the Company in priority to the holders of Common Stock on a liquidation, dissolution, winding up or other distribution of assets of the Company. In the future, we may attempt to increase our capital resources by offering debt securities or additional Preferred Stock. Upon a potential bankruptcy or liquidation, holders of our debt securities or Preferred Stock, and lenders with respect to other borrowings we may make, may receive distributions of our available assets prior to any distributions being made to holders of our Common Stock. Because our decision to issue debt securities or Preferred Stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Common Stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return they may be able to achieve from an investment in our Common Stock, upon bankruptcy or otherwise.

Our Common Stock is subject to penny stock rules making it more difficult to trade our Common Stock, all of which would adversely affect the value of the Common Stock.

The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny Stocks are generally equity securities with a price per share of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, before effecting a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that, before effecting any such transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore shareholders may have difficulty selling their Common Stock.

FINRA sales practice requirements may limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending and investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell our Common Stock.

Our management has broad discretion as to the use of certain of the net proceeds generated from our equity financing, which means that investors will need to rely on the judgment of our management regarding the use of proceeds.

Our management has broad discretion in the application of the net proceeds designated to fund our capital expenditures on existing mineral properties, acquire additional acreage leaseholds, acquire additional producing properties and associated leaseholds, or for general corporate purposes, which are subject to change in the future, and which may change in response to the proceeds raised pursuant to the Purchase Rights or exercise of the Warrants, if any. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from any equity financing in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from an offering in a manner that does not produce income or that loses value.

We are a reporting issuer under the Exchange Act and are considered a smaller reporting company, exempting us from certain disclosure requirements and potentially making our Common Stock less attractive to potential investors.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

● Had a public float of less than US$250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

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● In the case of initial registration statement under the Securities Act, or the Exchange Act, for shares of its common equity, had a public float of less than US$250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

● In the case of an issuer whose public float as calculated under the foregoing paragraphs of this definition was zero or less than $700 million, had annual revenues of less than US$100 million during the most recently completed fiscal year for which audited financial statements are available.

We believe that we are a smaller reporting company, and as such that we are not required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies. These “scaled” disclosure requirements make our Common Stock less attractive to potential investors, which could make it more difficult for our shareholders to sell their Units.

We are taxed as a corporation for U.S. federal income tax purposes which means we will be subject to a material amount of entity-level taxation which would reduce and/or eliminate cash that otherwise may be used to make dividends.

We will pay U.S. federal income tax on our tax income at the corporate tax rate, which is currently a maximum of 21%, and will pay state and local income tax at varying rates, including the Nevada Net Proceeds Tax. Distributions will generally be taxed again as corporate dividends (to the extent of our current and accumulated earnings and profits), and no income, gains, losses, deductions, or credits will flow through to you. In addition, changes in current state law may subject us to additional entity-level taxation by individual states. Because of state budget deficits and other reasons, several states are evaluating ways to subject corporations to additional forms of taxation. We will be subject to a material amount of entity-level taxation, which will result in a material reduction in the anticipated cash flow and after-tax return to our shareholders.

A non-US holder of our Common Stock, Warrants, or Warrant Shares will be treated as having income that is “effectively connected” with a United States trade or business upon the sale or disposition of our Common Stock, Warrants, or Warrant Shares unless (i) our Common Stock is regularly traded on an established securities market and (ii) the non-U.S. holder did not meet certain ownership thresholds during the applicable testing period.

A non-US holder of our Common Stock, Warrants, or Warrant Shares generally will incur U.S. Federal income tax on any gain realized upon a sale or other disposition of our Common Stock to the extent our Common Stock constitutes a “United States real property interest” (“USRPI”), under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). A USRPI includes stock in a “United States real property holding corporation.” We are and expect to continue to be for the foreseeable future, a “United States real property holding corporation.”

Under FIRPTA, a non-U.S. holder is taxed on any gain realized upon a sale or other disposition of a USRPI as if such gain were “effectively connected” with a United States trade or business of the non-U.S. holder. A non-U.S. holder thus will be taxed on such a gain at the same graduated rates generally applicable to U.S. persons. In addition, a non-U.S. holder would have to file a U.S. federal income tax return reporting that gain. A non-U.S. holder that is a foreign corporation and not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such gain.

However, if our Common Stock and Warrant Shares are regularly traded on an established securities market (the “Regularly Traded Exception”), then gains realized upon a sale or other disposition of our Common Stock or Warrant Shares will not be treated as gains from the sale of a USRPI, as long as the non-U.S. holder did not own: (i) more than 5% of our Common Stock at any time during the five-year period preceding the sale or other disposition or, if shorter, the non-U.S. holder’s holding period for its Common Stock; (ii) Warrants with a fair market value on the date acquired by such holder greater than the fair market value on that date of 5% of our Common Stock; or (iii) aggregate equity securities of the Company with a fair market value on the date acquired in excess of 5% of the fair market value of the Common Stock on such date. Our Common Stock currently trades on the OTC Pink Open Market. At this time, it is uncertain whether our Common Stock will continue to be considered as being regularly traded on an established securities market in the U.S. Accordingly, we can provide no assurances that the Common Stock, Warrants or Warrant Shares will meet the Regularly Traded Exception at the time a non-U.S. holder purchases such securities or sells, exchanges, or otherwise disposes of such securities. In the event that our Common Stock or Warrant Shares do not meet the Regularly Traded Exception, then gains recognized by a non-U.S. holder upon a sale or other disposition of our Common Stock or Warrant Shares will be subject to tax under FIRPTA unless an exemption applies. Since the Warrants are not expected to be listed on a securities market, the Warrants are unlikely to qualify for the Regularly Traded Exception. The foregoing summary is qualified in its entirety by the discussion contained herein under the heading “Material U.S. Federal Income Tax Considerations for U.S. Holders and Non-U.S. Holders.”

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Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited, which would effect our ability to take full advantage of the tax benefits of carryforwards.

Under Section 382 and related provisions of the Internal Revenue Code of 1986, as amended (the “Code”), if a corporation undergoes an “ownership change” (generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period), the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes to offset its post-change income may be limited. We may in the future experience, an “ownership change.” Thus, our ability to utilize carryforwards of our net operating losses and other tax attributes to reduce future tax liabilities may be substantially restricted. At this time, we have not completed a study to assess whether an ownership change under Section 382 of the Code may occur in the foreseeable future, or whether there have been due to the costs and complexities associated with such a study. Therefore, we may not be able to take full advantage of these carryforwards for federal or state tax purposes.

The tax treatment of corporations or an investment in our Common Stock, Warrants or Warrants Shares could be subject to potential legislative, judicial or administrative changes and differing interpretations, possibly on a retroactive basis.

The present U.S. federal income tax treatment of corporations, including us, or an investment in our Common Stock, Warrants and Warrant Shares may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of Congress and the President propose and consider substantive changes to the existing U.S. federal income tax laws that affect corporations. Any modification to the U.S. federal income tax laws and interpretations thereof may or may not be retroactively applied and could make it more difficult or impossible to meet our cash flow needs for operations, acquisitions or other purposes. We are unable to predict whether any of these changes or other proposals will be enacted. However, it is possible that a change in law could affect us, and any such changes could negatively impact the value of an investment in our Common Stock, Warrants or Warrant Shares.

Risks Related to this Offering

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to the Selling Stockholder, or the actual gross proceeds resulting from those sales.

On October 3, 2024, we entered into the Purchase Agreement with Keystone Capital Partners, LLC, pursuant to which the Selling Stockholder has committed to purchase up to $25,000,000 in shares of our Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The shares of our Common Stock that may be issued under the Purchase Agreement may be sold by us to the Selling Stockholder at our discretion from time to time over a 36-month period commencing on the date on which all of the conditions to our right to commence sales of our Common Stock to the Selling Stockholder set forth in the Purchase Agreement were satisfied (“Commencement Date”).

We generally have the right to control the timing and amount of any sales of our shares of Common Stock to the Selling Stockholder under the Purchase Agreement. Sales of our Common Stock, if any, to the Selling Stockholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or no additional amount of the shares of our Common Stock that may be available for us to sell to Selling Stockholder pursuant to the Purchase Agreement.

Because the purchase price per share to be paid by the Selling Stockholder for the shares of Common Stock that we may elect to sell to them under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock for each Purchase made pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to the Selling Stockholder under the Purchase Agreement, the purchase price per share that the Selling Stockholder will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Selling Stockholder under the Purchase Agreement, if any.

Moreover, although the Purchase Agreement provides that we may sell up to an aggregate of $25,000,000 of our Common Stock to the Selling Stockholder, we are registering 6,000,000 shares of our Common Stock for resale under this prospectus. If after the Commencement Date, we elect to sell to the Selling Stockholder all of the shares of Common Stock being registered for resale under this prospectus that are available for sale by us to the Selling Stockholder in Purchases under the Purchase Agreement, depending on the market prices of our Common Stock for each Purchase made pursuant to the Purchase Agreement, the actual gross proceeds from the sale of the shares may be substantially less than the $25,000,000 Total Commitment available under the Purchase Agreement. If it becomes necessary for us to issue and sell to the Selling Stockholder under the Purchase Agreement more shares than being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to the Total Commitment of $25,000,000 under the Purchase Agreement, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Stockholder of any such additional shares of our Common Stock over the 6,000,000 shares registered in this Registration Statement that we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to the Selling Stockholder under the Purchase Agreement.

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Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Common Stock in addition to the 6,000,000 shares of our Common Stock being registered for resale by the Selling Stockholder under this prospectus could cause additional substantial dilution to our stockholders. The number of shares of our Common Stock ultimately offered for sale by the Selling Stockholder is dependent upon the number of shares of Common Stock, if any, we ultimately sell to the Selling Stockholder under the Purchase Agreement.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to the Selling Stockholder. If and when we do elect to sell shares of our Common Stock to the Selling Stockholder pursuant to the Purchase Agreement, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering.

We may require additional financing to sustain our operations and without it we may not be able to continue operations.

Subject to the terms and conditions of the Purchase Agreement, we may, at our discretion, direct the Selling Stockholder to purchase up to $25,000,000 of shares of our Common Stock under the Purchase Agreement from time-to-time over a 36-month period beginning on the Commencement Date. The purchase price per share for the shares of Common Stock that we may elect to sell to the Selling Stockholder under the Purchase Agreement will fluctuate based on the market prices of our Common Stock for each Purchase made pursuant to the Purchase Agreement, if any. Accordingly, it is not currently possible to predict the number of shares that will be sold to the Selling Stockholder, the actual purchase price per share to be paid by the Selling Stockholder for those shares, if any, or the actual gross proceeds to be raised in connection with those sales.

Assuming a purchase price of $2.00 per share (which represents the closing price of our Common Stock on OTC Pink Open Market on October 10, 2024), the purchase by the Selling Stockholder of all of the 6,000,000 shares registered hereby would result in aggregate gross proceeds to us of approximately $12,000,000 which is substantially less than the $25,000,000 available to us under the Purchase Agreement. After deducting our fees and expenses, the aggregate net proceeds to us from all of such purchases by the Selling Stockholder would be approximately $34,720.

Accordingly, in order to receive aggregate gross proceeds equal to the $25,000,000 remaining of the Total Commitment available to us under the Purchase Agreement, we may need to issue and sell to the Selling Stockholder under the Purchase Agreement more than the number of shares of Common Stock registered hereby, which would require us to file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Stockholder any such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of Common Stock to the Selling Stockholder under the Purchase Agreement.

The extent to which we rely on the Selling Stockholder as a source of funding will depend on a number of factors including, the prevailing market price of our Common Stock and the extent to which we are able to secure working and other capital from other sources. If obtaining sufficient funding from the Selling Stockholder were to prove unavailable or prohibitively dilutive, we may need to secure another source of funding in order to satisfy our working and other capital needs. Even if we were to sell to the Selling Stockholder all of the shares of Common Stock available for sale to the Selling Stockholder under the Purchase Agreement, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences may be a material adverse effect on our business, operating results, financial condition and prospects.

Sales of our Common Stock to the Selling Stockholder may cause substantial dilution to our existing stockholders, the sale of the shares of our Common Stock acquired by the Selling Stockholder could cause the price of our Common Stock to decline, and the actual number of shares we will issue under the Purchase Agreement, at any one time or in total, is uncertain.

This registration statement relates to an aggregate amount of up to $25,000,000 of shares of our Common Stock that we may sell to the Selling Stockholder from time to time prior to the 36-month anniversary of the Commencement Date. The number of shares ultimately offered for sale to the Selling Stockholder under this prospectus supplement is dependent upon the number of shares we elect to sell to the Selling Stockholder under the Purchase Agreement. See “Committed Equity Financing” for more information about our obligations under the Purchase Agreement.

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Depending upon market liquidity at the time, sales of shares of our Common Stock under the Purchase Agreement may cause the trading price of our Common Stock to decline. After the Selling Stockholder has acquired shares under the Purchase Agreement, it may sell all, some or none of those shares. Sales to the Selling Stockholder by us pursuant to the Purchase Agreement under this prospectus supplement may result in substantial dilution to the interests of other holders of our Common Stock. The sale of a substantial number of shares of our Common Stock to the Selling Stockholder in this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of any sales of our shares to the Selling Stockholder (other than the mandatory purchase notice described above that we are obligated to issue), and the Purchase Agreement may be terminated by us at any time at our discretion without penalty.

The extent to which we rely on the Selling Stockholder as a source of funding will depend on a number of factors, including the prevailing market price of our Common Stock and the extent to which we are able to secure working capital from other sources.

Future sales and issuances of our Common Stock or other securities might result in significant dilution and could cause the price of our Common Stock to decline.

To raise capital, we may sell Common Stock, convertible securities or other equity securities in one or more transactions other than those contemplated by the Purchase Agreement, at prices and in a manner we determine from time to time. We may sell shares or other securities in another offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We cannot predict what effect, if any, sales of shares of our Common Stock in the public market or the availability of shares for sale will have on the market price of our Common Stock. However, future sales of substantial amounts of our Common Stock in the public market, including shares issued upon exercise of outstanding options, warrants and convertible preferred shares, or the perception that such sales may occur, could adversely affect the market price of our Common Stock.

Management will have broad discretion as to the use of the proceeds from the offering and uses may not improve our financial condition or market value.

Because we have not designated the amount of net proceeds from the offering to be used for any particular purpose, our management will have broad discretion as to the application of such net proceeds and could use them for purposes other than those contemplated hereby. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

THE COMMITTED EQUITY FINANCING

On October 3, 2024, we entered into the Purchase Agreement and the Registration Rights Agreement with Keystone Capital Partners. Upon the terms and subject to the satisfaction of the conditions contained in the Purchase Agreement, from and after the Commencement Date, we will have the right, in our sold discretion, to sell to Keystone Capital Partners up to $25,000,000 of shares of our Common Stock, subject to certain limitations set forth in the Purchase Agreement, from time to time after the date of this prospectus and during the term of the Purchase Agreement. Sales of Common Stock by us to Keystone Capital Partners under the Purchase Agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to Keystone Capital Partners under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act the resale by Keystone Capital Partners of up to 6,000,000 shares of Common Stock, consisting of (i) up to 5,972,644 shares that we may, in our sole discretion, elect to sell to Keystone Capital Partners, from time to time from and after the Commencement Date (defined below) pursuant to the Purchase Agreement, (ii) the 27,356 Commitment Shares we issued to Keystone Capital Partners, as part of the Commitment Fee owed to Keystone Capital Partners under the Purchase Agreement plus $175,000 worth of Common Stock to be issued in tranches on future dates as the remainder of the Commitment Fee, both to be issued as consideration for its commitment to purchase shares of our Common Stock that we may, in our sole discretion, direct Keystone Capital Partners to purchase from us pursuant to the Purchase Agreement, from time to time after the date of this prospectus and during the term of the Purchase Agreement.

We do not have the right to commence any sales of our Common Stock to Keystone Capital Partners under the Purchase Agreement until the Commencement Date, which is the date on which all of the conditions to Keystone Capital Partners’s purchase obligation set forth in the Purchase Agreement have initially been satisfied, none of which are in Keystone Capital Partners’s control, including that the registration statement that includes this prospectus shall have been declared effective by the SEC and the final form of this prospectus shall have been filed with the SEC. From and after the Commencement Date, we have the right, but not the obligation, from time to time at our sole discretion over the 36-month period beginning on the Commencement Date, to direct Keystone Capital Partners to purchase up to a specified maximum amount of shares of Common Stock in one or more Purchases as set forth in the Purchase Agreement.

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Under the Purchase Agreement, the Company may, at its discretion, from time to time from and after the Commencement Date, direct Investor to purchase (a “Fixed Purchase”) up to the lesser of (i) 10,000 shares of Common Stock or (ii) $25,000 on any trading day on which the closing sale price of the Common Stock is not below $1.00 per share on the OTC Pink Open Market (the “OTC Market”).

In addition to Fixed Purchases, and provided that the Company has directed Investor to purchase the maximum allowable amount of shares of Common Stock in a Fixed Purchase, the Company also may, at its discretion, from time to time from and after the Commencement Date, direct Investor to purchase additional shares of Common Stock on the trading day immediately following the purchase date for such Fixed Purchase (each, a “VWAP Purchase”) and, under certain circumstances set forth in the Purchase Agreement, direct Investor to purchase additional shares of Common Stock on the same trading day as such VWAP Purchase (each, an “Additional VWAP Purchase”), in each case upon the terms and subject to the conditions set forth in the Purchase Agreement. We refer to the Fixed Purchase, the VWAP Purchase and the Additional VWAP Purchase, collectively as a “Purchase.”

Purchase Price for Each Purchase

There is no upper limit on the price per share that Investor may be obligated to pay for the Common Stock in any of the Purchases. The purchase price per share for each Purchase is as follows:

●	Fixed Purchase - the lesser of (i) 95% of the daily volume weighted average price of the Company’s Common Stock on the OTC Market, as reported by Bloomberg Financial LP using the AQR function for the five trading days immediately preceding the applicable date for such Fixed Purchase and (ii) the lowest trading price of a share of Common Stock on the applicable Fixed Purchase Date during the full trading day on the OTC Market on such applicable purchase date.

●	VWAP Purchase - the lesser of (i) 95% of the closing sale price of the Common Stock on the date of the applicable VWAP Purchase and (ii) the VWAP during the applicable VWAP Purchase Period as defined under the Purchase Agreement.

●	Additional VWAP Purchase - 95% of the lower of (i) the VWAP for the applicable Additional VWAP Purchase Period as defined under the Purchase Agreement during the applicable Additional VWAP purchase date for such Additional VWAP Purchase, and (ii) the closing sale price of the Common Stock on such applicable date of Additional VWAP Purchase for such Additional VWAP Purchase.

The Purchase Agreement prohibits us from directing the Selling Stockholder to purchase any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by the Selling Stockholder (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), including the Commitment Shares, would result in the Selling Stockholder beneficially owning more than the Beneficial Ownership Cap of 4.99% of the outstanding Common Stock.

Because the purchase price per share to be paid by the Selling Stockholder for the shares of Common Stock that we may elect to sell to the Selling Stockholder under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock, as of the date of this prospectus it is not possible for us to predict the number of shares of Common Stock that we will sell to the Selling Stockholder under the Purchase Agreement, the actual purchase price per share to be paid by the Selling Stockholder for those shares, or the actual gross proceeds to be raised by us from those sales, if any. As of October 11, 2024, there were 26,543,866 shares of our Common Stock outstanding, of which 18,210,533 shares were held by non-affiliates, which excludes the 6,000,000 shares of Common Stock registered hereby that include the Commitment Shares and shares of Common Stock that we may, in our sole discretion, sell to the Selling Stockholder from time to time pursuant to the Purchase Agreement. If all of the shares offered for resale by the Selling Stockholder under this prospectus were issued and outstanding as of October 11, 2024, such shares would represent approximately 22.6% of the total number of shares of our Common Stock outstanding and approximately 32.94% of the total number of outstanding shares held by non-affiliates.

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of Common Stock to the Selling Stockholder. To the extent we sell shares under the Purchase Agreement, we currently plan to use any proceeds therefrom for costs of this transaction, for working capital, strategic and other general corporate purposes.

The issuance of our Common Stock to the Selling Stockholder pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance.

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As consideration for the Selling Stockholder’s irrevocable commitment to purchase shares of Common Stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, concurrently with the execution and delivery of the Purchase Agreement, we issued to the Selling Stockholder 27,356 shares of Common Stock. In addition, as consideration for the Selling Stockholder’s irrevocable commitment to purchase shares of Common Stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, we agreed to issue an additional $175,000 worth of Common Stock in the Company, to be issued as follows: $75,000 worth of Common Stock to be issued 90 days following the Commencement Date and $100,000 worth of common stock to be issued 180 days following the  Commencement Date. We also agreed to reimburse the Selling Stockholder for the fees and expenses of its counsel, up to a maximum of $20,000.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Neither we nor the Selling Stockholder may assign or transfer its rights and obligations under the Purchase Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by the parties.

The Purchase Price to be paid by Keystone Capital Partners, LLC in a Purchase will be equitably adjusted as set forth in the Purchase Agreement for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

The payment for shares in respect of each Purchase under the Purchase Agreement will be settled on the trading day immediately following the delivery of the shares to the Selling Stockholder, which shall occur on the trading day immediately following the applicable Purchase Date.

Conditions Precedent to Commencement and For Delivery of Purchase Notices

Our right to deliver Purchase notices to the Selling Stockholder under the Purchase Agreement, and the Selling Stockholder’s obligation to Purchase notices delivered by us under the Purchase Agreement, are subject to (i) the initial satisfaction, at the Commencement, and (ii) the satisfaction of the conditions precedent thereto set forth in the Purchase Agreement, all of which are entirely outside of the Selling Stockholder’s control, which conditions including the following:

● the accuracy in all material respects of the representations and warranties of the company included in the Purchase Agreement;

● Our having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by us;

● the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by us to the Selling Stockholder under the Purchase Agreement, including the Prior Registration Statements) having been declared effective under the Securities Act by the SEC, and the Selling Stockholder being able to utilize this prospectus (and the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement, including the Prior Registration Statements) to resell all of the shares of Common Stock included in this prospectus (and included in any such additional prospectuses);

● the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by us to the Selling Stockholder under the Purchase Agreement, including the Prior Registration Statements) or prohibiting or suspending the use of this prospectus (or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement, including the Prior Registration Statements), and the absence of any suspension of qualification or exemption from qualification of the Common Stock for offering or sale in any jurisdiction;

● there shall not have occurred any event and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by us to the Selling Stockholder under the Purchase Agreement, including the Prior Registration Statements) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement, including the Prior Registration Statements, in light of the circumstances under which they were made) not misleading;

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● this prospectus, in final form, shall have been filed with the SEC under the Securities Act prior to Commencement, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by us with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall have been filed with the SEC;

● trading in the Common Stock shall not have been suspended by the SEC or the OTC Pink Open Market, we shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Eligible Market shall be terminated on a date certain (unless, prior to such date, the Common Stock is listed or quoted on any other Eligible Market, as such term is defined in the Purchase Agreement), and there shall be no suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock;

● we shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement;

● the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement;

● the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;

● all of the shares of Common Stock that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on an Eligible Market, subject only to notice of issuance;

● no condition, occurrence, state of facts or event constituting a material adverse effect shall have occurred and be continuing;

● the absence of any bankruptcy proceeding against us commenced by a third party, and we shall not have commenced a voluntary bankruptcy proceeding, consented to the entry of an order for relief against it in an involuntary bankruptcy case, consented to the appointment of a custodian of the company or for all or substantially all of its property in any bankruptcy proceeding, or made a general assignment for the benefit of its creditors; and

● the receipt by the Selling Stockholder of the opinions, bring-down opinions and negative assurances from outside counsel to us in the forms mutually agreed to by us and the Selling Stockholder prior to the date of the Purchase Agreement.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

● the expiration of the Registration Statement pursuant to Rule 415(a)(5) of the Securities Act;

● the date on which the Selling Stockholder shall have purchased shares of Common Stock under the Purchase Agreement for an aggregate gross purchase price equal to its $25,000,000 Total Commitment under the Purchase Agreement;

● the date on which the Common Stock shall have failed to be listed or quoted on an Eligible Market; and

● the date on which we commence a voluntary bankruptcy case or any third party commences a bankruptcy proceeding against us, a custodian is appointed for us in a bankruptcy proceeding for all or substantially all of its property, or we make a general assignment for the benefit of its creditors.

We have the right to terminate the Purchase Agreement at any time after the Commencement Date, at no cost or penalty, upon one (1) trading day’s prior written notice to the Selling Stockholder. We and the Selling Stockholder may also terminate the Purchase Agreement at any time by mutual written consent.

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The Selling Stockholder also has the right to terminate the Purchase Agreement upon ten (10) trading days’ prior written notice to us, but only upon the occurrence of certain events, including:

● the occurrence of a Material Adverse Effect (as defined in the Purchase Agreement);

● the occurrence of a Fundamental Transaction (as defined in the Purchase Agreement) involving the company;

● our failure to file with the SEC, or the SEC’s failure to declare effective, the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement (including the Prior Registration Statements), within the time periods set forth in the Registration Rights Agreement;

● the effectiveness of the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement (including the Prior Registration Statements) lapses for any reason (including the issuance of a stop order by the SEC), or this prospectus or the prospectus included in any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement (including the Prior Registration Statements) otherwise becomes unavailable to the Selling Stockholder for the resale of all of the shares of Common Stock included therein, and such lapse or unavailability continues for a period of twenty (20) consecutive trading days or for more than an aggregate of 60 trading days in any 365-day period, other than due to acts of Keystone Capital Partners, LLC;

● trading in the Common Stock on an Eligible Market has been suspended for a period of three consecutive trading days.

No termination of the Purchase Agreement by us or by the Selling Stockholder will become effective prior to the first trading day immediately following the applicable settlement date related to any pending Purchase that has not been fully settled in accordance with the terms and conditions of the Purchase Agreement, and will not affect any of our respective rights and obligations under the Purchase Agreement with respect to any pending Purchase (as applicable), and both we and the Selling Stockholder have agreed to complete our respective obligations with respect to any such pending Purchase under the Purchase Agreement. Furthermore, no termination of the Purchase Agreement will affect the Registration Rights Agreement, which will survive any termination of the Purchase Agreement.

No Short-Selling or Hedging by Keystone Capital Partners, LLC

The Selling Stockholder has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our Common Stock during any time prior to the termination of the Purchase Agreement.

Prohibition on Variable Rate Transactions

Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified variable rate transactions during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our Common Stock after the date of issuance.

Effect of Performance of the Purchase Agreement on our Stockholders

All shares of Common Stock that have been or may be issued or sold by us to the Selling Stockholder under the Purchase Agreement that are being registered under the Securities Act for resale by the Selling Stockholder in this offering are expected to be freely tradable. The shares of Common Stock being registered for resale in this offering may be issued and sold by us to the Selling Stockholder from time to time at our discretion over a period of up to 36 months commencing on the Commencement Date. The resale by the Selling Stockholder of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock, if any, by the Selling Stockholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the shares of our Common Stock that may be available for us to sell to the Selling Stockholder pursuant to the Purchase Agreement.

If and when we do elect to sell shares of our Common Stock to the Selling Stockholder pursuant to the Purchase Agreement, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this Offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

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Although the Purchase Agreement provides that we may sell up to an aggregate of $25,000,000 of our Common Stock to the Selling Stockholder, we are registering 6,000,000 shares of our Common Stock. If after the Commencement Date we elect to sell to the Selling Stockholder all of the 6,000,000 shares of Common Stock being registered for resale under this prospectus that are available for sale by us to the Selling Stockholder in Purchases under the Purchase Agreement, depending on the market prices of our Common Stock, the actual gross proceeds from the sale of the shares may be substantially less than the $25,000,000 available to us under the Purchase Agreement. If it becomes necessary for us to issue and sell to the Selling Stockholder under the Purchase Agreement more shares than being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to the Total Commitment of $25,000,000 under the Purchase Agreement, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Stockholder of any such additional shares of our Common Stock over the 6,000,000 shares registered in this Registration Statement that we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to the Selling Stockholder under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Common Stock in addition to the 6,000,000 shares of our Common Stock being registered for resale by the Selling Stockholder under this prospectus could cause additional substantial dilution to our stockholders. The number of shares of our Common Stock ultimately offered for sale by the Selling Stockholder is dependent upon the number of shares of Common Stock, if any, we ultimately sell to the Selling Stockholder under the Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from the Selling Stockholder from our sale of shares of Common Stock to the Selling Stockholder under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase (1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Keystone Capital Partners, LLC(2)	Gross Proceeds from the Sale of Shares to Keystone Capital Partners, LLC Under the Purchase Agreement
$1.50		5,972,644	18.37%	$8,958,966
$1.75		5,972,644	18.37%	$10,452,127
$2.00	(3)	5,972,644	18.37%	$11,945,288
$2.50		5,972,644	18.37%	$14,931,610
$3.00		5,972,644	18.37%	$17,917,932
$3.50		5,972,644	18.37%	$20,904,254
$4.15		5,972,644	18.37%	$24,786,473

(1)	Excluding the 27,356 Commitment Shares that we issued to Keystone Capital Partners upon the execution of the Purchase Agreement. Although the Purchase Agreement provides that we may sell up to $25,000,000 of our Common Stock to Keystone Capital Partners, we are only registering 6,000,000 shares under the registration statement that includes this prospectus, which may or may not cover all of the shares we ultimately sell to Keystone Capital Partners under the Purchase Agreement. We will not issue more than an aggregate of 5,972,644 shares of our Common Stock. The number of shares to be issued as set forth in this column is without regard for the Beneficial Ownership Limitation.
(2)	The denominator is based on 26,543,866 shares of Common Stock outstanding as of October 11, 2024 (which, for these purposes, includes the 27,356 Commitment Shares we issued to Keystone Capital Partners), adjusted to include the issuance of the number of shares set forth in the adjacent column that we would have sold to Keystone Capital Partners, assuming the average purchase price in the first column. The numerator is based on the number of shares issuable under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed average purchase price set forth in the first column.
(3)	The closing sale price of our Common Stock on OTC Pink Open Market on October 11, 2024.

Item 4. USE OF PROCEEDS

This prospectus relates to shares of Common Stock that may be offered and sold from time to time by the Selling Stockholder. We will not receive any proceeds from the resale of shares of Common Stock by the Selling Stockholder.

We may receive up to $25,000,000 in gross proceeds pursuant to the Purchase Agreement. See “Plan of Distribution” elsewhere in this prospectus for more information.

We intend to use any proceeds from the Selling Stockholder that we receive under the Purchase Agreement for working capital, marketing and advertising expenses and strategic and general corporate purposes  . We cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of our shares pursuant to the Purchase Agreement. Therefore, our management will have broad discretion to determine the specific use for the net proceeds and we may use the proceeds for purposes that are not contemplated at the time of this offering.

We will incur all costs associated with this prospectus and the registration statement of which it is a part.

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Item 5. DETERMINATION OF OFFERING PRICE

We have not set an offering price for the shares registered hereunder, as the only shares being registered are those sold pursuant to the Purchase Agreement. Keyston Capital Partners may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Item 6. DILUTION

Not applicable. The shares registered under this registration statement are not being offered for purchase. The shares are being registered on behalf of our selling shareholders pursuant to the Purchase Agreement.

Item 7. SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by Keystone Capital Partners of any or all of the shares of common stock that may be issued by us to Keystone Capital Partners under the Purchase Agreement. For additional information regarding the issuance of common stock covered by this prospectus, see the section titled “Keystone Capital Partners Committed Equity Financing” above. We are registering the shares of common stock pursuant to the provisions of the Registration Rights Agreement we entered into with Keystone Capital Partners on October 3, 2024 in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, Keystone Capital has not had any material relationship with us within the past three years. As used in this prospectus, the term “selling stockholder” means Keystone Capital Partners, LLC.

The table below presents information regarding the selling stockholder and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of October 11, 2024. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares in this offering. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholder has voting and investment power. The percentage of shares of common stock beneficially owned by the selling stockholder prior to the offering shown in the table below is based on an aggregate of 26,543,866 shares of our common stock outstanding on October 11, 2024. Because the purchase price of the shares of common stock issuable under the Purchase Agreement is determined on each Fixed Purchase Date, with respect to a Fixed Purchase, on the applicable VWAP Purchase Date, with respect to a VWAP Purchase, and on the applicable Additional VWAP Purchase Date, with respect to an Additional VWAP Purchase, the number of shares that may actually be sold by the Company to Keystone Capital under the Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

Name of Selling Shareholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
	Number(1)	Percent(2)		Number(3)	Percent(3,2)
Keystone Capital Partners, LLC(4)	27,356	0.10%	5,972,644	0	0%

* Represents beneficial ownership of equal to or less than 0.1% of our outstanding common stock.

(1)	This number represents the 27,356 shares of common stock we issued to Keystone Capital Partners as Commitment Shares in consideration for entering into the Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that Keystone Capital may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of Keystone Capital’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the Fixed Purchases, VWAP Purchase, or Additional VWAP Purchase, as applicable, of common stock are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our common stock to Keystone Capital to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by Keystone Capital, would cause Keystone Capital’s beneficial ownership of our common stock to exceed the 4.99% Beneficial Ownership Cap.

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(2)	Applicable percentage ownership is based on 26,543,866 shares of our common stock outstanding as of October 11, 2024.

(3)	Assumes the sale of all shares being offered pursuant to this prospectus.

(4)	The business address of Keystone Capital Partners, LLC is 139 Fulton Street, Suite 412, New York, NY 10038. Keystone Capital Partners, LLC’s principal business is that of a private investor. Ranz Group, LLC, a Delaware limited liability company, is the managing member of Keystone Capital Partners, LLC and the beneficial owner of 97% of the membership interests in Keystone Capital Partners, LLC. Fredric G. Zaino is the managing member of Ranz Group, LLC and has sole voting control and investment discretion over securities beneficially owned directly by Keystone Capital, LLC and indirectly by Ranz Group, LLC. We have been advised that none of Mr. Zaino, Ranz Group, LLC or Keystone Capital Partners, LLC is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Zaino as to beneficial ownership of the securities beneficially owned directly by Keystone Capital Partners, LLC and indirectly by Ranz Group, LLC.

Item 8. PLAN OF DISTRIBUTION

The common stock offered by this prospectus are being offered by the selling shareholder, Keystone Capital Partners, LLC. The shares may be sold or distributed from time to time by the selling shareholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of our common stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;
●	transactions involving cross or block trades;
●	through brokers, dealers, or underwriters who may act solely as agents;
●	“at the market” into an existing market for our common stock;
●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
●	in privately negotiated transactions; or
●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Keystone Capital Partners, LLC is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Keystone has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Keystone has informed us that each such broker-dealer will receive commissions from Keystone that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the selling shareholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of our common stock sold by the selling shareholder may be less than or in excess of customary commissions. Neither we nor the selling shareholder can presently estimate the amount of compensation that any agent will receive from any purchasers of our common stock sold by the selling shareholder.

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We know of no existing arrangements between the selling shareholder or any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the selling shareholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the selling shareholder, any compensation paid by the selling shareholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of our common stock covered by this prospectus by the selling shareholder. As consideration for its irrevocable commitment to purchase our common stock under the Purchase Agreement, we have issued to Keystone 27,356 shares of common stock as Commitment Shares in accordance with the Purchase Agreement. We will also issue $175,000 worth of Common Stock to be delivered to Keystone as further payment of the Commitment Fee pursuant to the following schedule: $75,000 worth of Common Stock to be issued within 90 days of the Commencement Date and $100,000 worth of Common Stock to be issued within 180 days of the Commencement Date. We have also paid to Keystone $20,000 in cash as reimbursement for the reasonable, out-of-pocket expenses incurred by Keystone, including the legal fees and disbursements of Keystone’s legal counsel, in connection with its due diligence investigation of the Company and in connection with the preparation, negotiation and execution of the Purchase Agreement.

We also have agreed to indemnify Keystone and certain other persons against certain liabilities in connection with the offering of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Keystone has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Keystone specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $34,720.

Keystone has represented to us that at no time prior to the date of the Purchase Agreement has Keystone or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Keystone has agreed that during the term of the Purchase Agreement, neither Keystone, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the selling shareholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all of our common stock offered by this prospectus have been sold by the selling shareholder, or according to the terms of the Purchase Agreement.

Our common stock is currently listed on The OTC Pink Open Market under the symbol “NGLD”.

Item 9. DESCRIPTION OF CAPITAL STOCK

The following description of capital stock summarizes certain provisions of our Articles of Incorporation, as amended (the “articles of incorporation”) and our Bylaws (the “bylaws”). The description is intended as a summary and is qualified in its entirety by reference to our articles of incorporation and our bylaws, copies of which have been filed as exhibits to the registration statement, of which this prospectus forms a part.

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Authorized Capital Stock

Common Stock

We are authorized to issue 100,000,000 shares of common stock. Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding common shares can elect all directors.

Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Board of Directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Most holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There are no conversions, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

The Company’s Articles of Incorporation currently authorize the issuance of 10,000,000 shares of preferred stock. The Company’s directors have the power to issue shares without shareholder approval, and such shares can be issued with such rights, preferences, and limitations as may be determined by the Company’s board of directors. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of any holders of preferred stock that may be issued in the future.

Although the Company presently has no commitments or contracts to issue any shares of preferred stock, authorized and unissued preferred stock could delay, discourage, hinder or preclude an unsolicited acquisition of the Company, could make it less likely that shareholders receive a premium for their shares as a result of any such attempt, and could adversely affect the market prices of, and the voting and other rights, of the holders of outstanding shares of the Company’s stock.

Authorized but Unissued Capital Stock

We have authorized but unissued shares of Preferred Stock and Common Stock, and our Board of Directors may authorize the issuance of one or more series of Preferred Stock without stockholder approval. These shares could be used by our Board of Directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.

Warrants

As of June 30, 2024, we had the following common stock purchase warrants issued and outstanding:

Number of warrants exercisable		Expiry date	Exercise price
402,239		July 27, 2025	$1.20
2,763,574		August 28, 2025	$1.20
2,054,097		September 23, 2025	$1.20
55,373	(1)	September 23, 2028	$1.20
4,697,267		October 18, 2025	$1.20
1,944,116		November 3, 2025	$1.20
69,621	(1)	November 3, 2028	$1.20
11,986,287

(1)	Finder’s warrants we issued pursuant to the offering statement on Form 1-A which closed during the year ended December 31, 2023.

At June 30, 2024, the weighted average life of the warrants was 1.29 years.

In addition to the above-listed warrants to purchase shares of our Common Stock, as of the filing of this Registration Statement, we had an obligation to issue an additional 666,667 shares of our Common Stock to our Vice President of Operations, pursuant to the consulting agreement dated for reference February 24, 2023, and further 1,111,111 shares of our Common Stock to consultants pursuant to the Consulting Agreements entered on the same date.

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Item 10. INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Legal Matters

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Brunson Chandler & Jones, PLLC, Salt Lake City, Utah.

Experts

The financial statements of Nevada Canyon Gold Corp. as of December 31, 2023 and for the year then ended appearing in this prospectus and registration statement have been audited by Assure CPA, LLC, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance on such report given on the authority of said firm as experts in auditing and accounting.

The financial statements as of December 31, 2022 and for the year then ended appearing in this prospectus and registration statement have been audited by Dale Matheson Carr-Hilton Labonte, LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance on such report given on the authority of said firm as experts in auditing and accounting.

Item 11. INFORMATION WITH RESPECT TO THE REGISTRANT

BUSINESS DESCRIPTION

Nevada Canyon has a three-fold business model: (1) Exploration project accelerator; (2) mineral royalty acquisitions; and (3) precious-metals streaming.

● An exploration project accelerator means finding under-valued or distressed assets, providing initial investment capital for geological and exploration work, then selling the assets to other mining companies for premium returns without large capital expenditures. In this model, Nevada Canyon retains a royalty, recovers its costs, and avoids the high cost of putting mines into production. This can create short term upside value in these assets at very low risk while retaining a long-term royalty at a very low-cost basis. Nevada Canyon’s geological team discovers, interprets, and builds the geological models, then increases the land package through additional land acquisitions. The mineral resources are increased and upgraded, followed by the sale to larger mining companies.

● Nevada Canyon’s second business model is the acquisition of mineral property royalties (net smelter royalties or “NSR’s”). The Company plans to generate revenue from selling mineral properties to mining companies while retaining a long-term royalty for the life of the mine. This business model also includes the purchase of existing royalties from third parties as well as optioned sales of properties that provide ongoing revenue and eventual royalties. Nevada Canyon will stake and/or assemble drill-ready land packages for mining companies to explore and develop, then sell those claims while retaining a royalty. Nevada Canyon will also option exploration properties to mining or exploration companies for staged payments to the Company while retaining a royalty. Lastly, Nevada Canyon will also acquire royalties related to producing or near-term producing properties with close proximity to producing mines.

● The Company’s third business model is a precious-metals streaming company. A precious-metals streaming company provides up-front capital for mine development in exchange for a percentage of the precious metals output at a below-market cost, in some instances up to an 80% discount to market. Nevada Canyon can then sell what it receives from its partners at market prices and retain the difference as profit.

Nevada Canyon has identified numerous gold and silver streaming opportunities and is not tied to the performance of any one producer. Most importantly, streaming companies are instant beneficiaries of rising physical metal prices. For example, the average cash cost per gold equivalent ounce (“GEO”) is $400 for Nevada, based on comparable operating streaming Companies. This offers investors cost predictability, direct leverage to increasing precious metals prices and a high-quality asset base within Nevada. This portion of our business model offers investors commodity price leverage and exploration upsides with a much lower risk profile than a traditional mining company.

Nevada Canyon management (“Management”) has vast contacts within the mining industry and extensive experience in mineral property acquisitions and divestures with over 30 years’ experience operating in Nevada. This gives us the unique ability to assemble valuable land packages near producing mines, which can then be sold to the mine operators while retaining a life-of-mine royalty. Nevada Canyon can generate near-term revenue through mineral property sales and generate long-term revenue through life-of-mine royalties. This strategy allows for the bypass of the risk and expense of exploration programs and/ or large production capital costs while keeping our overhead low.

We believe this multi-level business model is a significant improvement on the typical project generator/joint venture model. It allows the Company to maintain a large portfolio of properties and generate significant deal flow. Shareholder value is highly leveraged to the price of gold. As prices increase, we anticipate seeing growth in the value of our properties, the cash flow from our option portfolio, our equity investments in mid-tier/junior companies, and a higher market valuation on our growing royalty portfolio and the blue sky of our exploration programs.

As of the date of this Registration Statement on Form S-1, our mineral property interests are comprised of the Lazy Claims Property, the Loman Property, and the Agai-Pah Property located in Mineral County, Nevada, the Swales Property located in Elko County, Nevada, and the Belshazzar Property located in Quartzburg mining district, Boise County, Idaho. In addition, we acquired a 2% net smelter returns royalty (“NSR”) on the Palmetto Project, located in Esmeralda County, Nevada, and have an option to acquire 100% interest of Target Minerals, Inc’s (“Target”) 1% production royalty on the Olinghouse Project, located in the Olinghouse Mining District, Washoe County, Nevada. The Company is presently focused on exploration of its Swales and Agai Pah Properties in Nevada. Remaining mineral property interest are considered secondary, and exploration efforts on these may be rescheduled to accommodate exploration programs scheduled for Swales and Agai Pah Properties.

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The Company’s mineral property interests are shown in Figure 1 below:

Table 1 – the Company’s mineral property interest summary

Property	Type	Location	Size in acres
Exploration Projects
Lazy Claims Property(1)	Exploration lease	Section 20, T.7N, R.32E MDM in Mineral County, Nevada	60
Loman Property	100% owned	Sections 20-23 & 26-29 T.7N, R.32E MDM in Mineral County, Nevada	600
Agai-Pah Property	Exploration lease	Sections 2-3 & 10-11, T.10N, R.30E MDM in Mineral County, Nevada	400
Swales Property	Exploration lease	Section 16, T.35N, R.53E., MDM in Elko County, Nevada.	800
Belshazzar Property	Exploration lease	Sections 17&18, T.7N, R.4E MDM in Boise, Idaho	200
Sub-total Exploration Projects			2,060
Royalty Interests
Palmetto Project	2% NSR royalty	Sections 7-9 & 17-21, T1S, R34E., MDM in Esmeralda County	2,217
Lapon Canyon Project	3% NSR royalty	Sections 20&21, T8N, R28E., MDM, in Mineral County, Nevada	1920
Pikes Peak Project	2% NSR royalty	Sections 4, T8N, R28E., MDM, in Mineral County, Nevada	720
Olinghouse Project	1% NSR royalty	Sections 2, 3, 9-11, 14-23 & 27-32 T.21N., R.22 & 23E., MDM, in Washoe County	6,000
Sub-total Exploration Projects			8,217
Total size of all mineral property interests			10,277

(1) Lazy Claims Property is adjacent to the Loman Property, and therefore is not indicated on the map included in Figure 1

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Lazy Claims Property (Exploration Phase)

On August 2, 2017, we entered into an exploration lease agreement (the “Lazy Claims Agreement”) with Tarsis Resources US Inc. (“Tarsis”), a Nevada corporation, to lease rights to three Lazy Claims totaling 60 acres (the “Lazy Claims”). The term of the Lazy Claims Agreement is ten years and is subject to extension for an additional two consecutive 10-year terms. Full consideration of the Lazy Claims Agreement consists of the following: an initial cash payment of $1,000 to Tarsis, which we paid upon the execution of the Lazy Claims Agreement, with $2,000 payable to Tarsis on each subsequent anniversary of the effective date. We agreed to pay Tarsis a 2% production royalty (the “Lazy Claims Royalty”) based on the gross returns from the production and sale of minerals from the Lazy Claims Property. Should the Lazy Claims Royalty payments to Tarsis be in excess of $2,000 per year, we will not be required to pay a $2,000 annual minimum payment. As of the date of this Registration Statement on Form S-1, we retain our leasing rights to the Lazy Claims.

As of June 30, 2024, the total cost of the Lazy Claims Property was $Nil, and had no plant nor equipment associated with it.

Location and means of access

The Lazy Claims consist of three claims (60 acres) and are located within the Walker Lane shear zone, a 60-mile-wide structural corridor extending in a southeast direction from Reno, Nevada. The property is located in section 20, T.7N, R.32E MDM in Mineral County approximately 13 miles southeast of the town of Hawthorne, NV. The Lazy Claims Property has established infrastructure and year-round access via U.S. Highway 95. The Lazy Claims are located adjacent to the Company’s Loman Property, and therefore are included as part of the Loman Property map included in Figure 2 below.

Geology

The US Geological Survey has mapped the area and has published the results as Miscellaneous Field Studies maps, MF 1485 and MF 1486. Mapped units include Paleozoic metasediments, Mesozoic sediments and intrusions, and Cenozoic volcanic rocks and porphyry intrusions. Like most of the Walker Lane, the area has a strong system of N50W- trending, normal and strike-slip faults along with a series of generally NE-trending thrust faults. The area has seen prospecting since the late 1800’s and contains hundreds of prospect pits and adits that explore various styles of base and precious metal mineralization.

The published USGS geologic quadrangle map for the Pamlico mine area, (MF 1485, MF 1486, Oldow, 1985), shows the eastern portion of the Lazy Claims project area underlain by a thick, undivided sequence of folded and faulted Mesozoic and or Paleozoic volcanic and sedimentary rocks. The western portion of the project is underlain by Jurassic- to Triassic-age Sunrise and Gabbs Formations comprising interbedded limestones and calcareous mudstones. Locally, black Tertiary basalt caps the older rocks. The structural fabric is dominated by NW-trending, Walker Lane structures and by an older N70o E fabric, several phases of strongly altered and locally mineralized intrusive rocks as well as zones of jasperoids and strong silicification has been identified.

Mineralization

Previous work on the project has identified the following discrete zones of mineralization: (1) the Lazy Man gold zone which is a structurally-controlled, intrusion-related gold deposit that produced about 1,200 oz Au from NW-trending, high grade zones partially hosted by altered rhyolite dikes, (2) areas of strong vuggy silica alteration in both intrusive porphyritic rocks and volcanic agglomerates particularly in the footwall of the Lazy Man zone, (3) a large area of barite and copper mineralization with intense bleaching east of the gold zone, (4) strong copper showings to the southeast of the gold zone, (5) the Loman antimony mine to the southwest of the gold zone, (6) skarn zones to the west of the gold zone, (7) a large zone of strong IP response to the west of the gold zone, and (8) a pyrrhotite porphyry intrusion west of the gold zone.

Exploration history

The Lazy Claims cover several past-producing small-scale high-grade mines, altered and mineralized zones discovered by geological compilations and mapping of the historical workings, discovered by the previous exploration on the Project. The previous sampling on the project has revealed the presence of copper, bismuth, and antimony as well as pervasive lower grade gold mineralization, cut by vein structures (some previously mined) of higher-grade gold. Previous induced polarization surveys also denoted the presence of significant coincident I.P. anomalies. The Lazy Claims Property hosts the historic small scale past producing Lazy Man Mine. Numerous exploration targets exist within the Property. In addition, The Lazy Claims Property is in close proximity to several past producing mines including Bodie, Aurora, Borealis, Pamlico, Evening Star, Mabel, Mindoro and Camp Douglas Mines.

40

Below is a summary of previous exploration of identified mineralized areas within the properties.

Lazy Man Mine

The main structure that the mine workings explore has an N35oW trend and dips about 60o to the southwest. The vein was discovered in 1933 by a local prospector. The mine is credited with historic production of about 1,200 ounces of gold from 2,800 feet (853 m) of underground workings. The three main shafts explore about 1,000 feet (304 m) of strike length on the vein, and the shafts extend to a maximum depth of 300 feet (91 m). The workings have been mapped and sampled in some detail by Congdon and Carey in 1974, and many multi-ounce gold values are noted in the remaining vein material. One 4.9 foot-long (1.5 m) sample from a cross cut on the 300 level contained 2.2 oz Au/ton (68.4g/t). The high-grade veins occur within a broader zone of intense quartz-sericite alteration, which has previously been mapped as rhyolite. Most of the mine dumps are composed of this “rhyolite”, and Congdon and Carey measured approximately 8,000 tons of this material containing from 0.09 to 0.21 oz Au/ton (3.07 to 7.1 g/t Au). Gold occurs in iron oxide-filled fractures along with druzy quartz veinlets, and there is occasionally visible gold. Detailed mapping around the old workings of the Lazy Man mine has delineated a zone of intense acid-leaching in intrusive porphyritic rocks and volcanic agglomerates primarily in the footwall of the vein. The rock now has a porous and vuggy appearance; this style of alteration is interpreted to be “Vuggy Silica” alteration that is typical of the upper levels of high-sulfidation ore deposits. Surrounding the vuggy silica zone is a zone of strong argillic alteration. Recent work has discovered previously unrecognized mineralized zones east of and parallel to the Lazy Man vein that contain silicified, brecciated outcrops assaying 2.26 g/t Au and 8,150 ppm As. These zones have been traced for over 1,200 feet (365 m) and are up to 60 feet (18 m) wide.

Exploration program

In 2020 we completed a portion of the Phase I exploration program on the Lazy Claims Property, which consisted of reconnaissance prospecting, geological mapping, surface trenching, and relocating historical workings. Completion of the Phase I program was initially scheduled for spring of 2021, however, due to the restrictions associated with past COVID-19 pandemic, the phase was put on hold. The Company intends to resume Phase I later in 2024. Phase I program will provide accurate modern data to assist in the planning of the Phase II drill program.

Loman Property (Exploration Phase)

In December 2019 we acquired 27 unpatented mining claims for a total of $10,395 (the “Loman Property”). Due to certain regulatory restrictions associated with COVID-19 pandemic, we were required to delay the re-registration of the Loman Property claims into the Company’s name. The Loman claims were transferred and re-registered into our name in the fourth quarter of fiscal year 2021.

As of June 30, 2024, the total cost of the Loman Property was $10,395, and had no plant nor equipment associated with it.

41

Swales Project
Elko
CARLIN TREND AREA
Utah
WALKER LANE SHEAR ZONE
RENO
Comstock Lode Mine
Anaconda Mine
Pumpkin Hollow Mine
Agai-Pah Project
Nevada
Loman Project
Borealis Mine
Aurora Mine
Bodie Mine
Candelaria Mine
Clayton Valley Lithium Play
LAS VEGAS
California
Arizona
0
50 MILES

Figure 2: The Loman Property, location

Location and means of access

The Loman Property is located in located in sections 20-23 & 26-29 T.7N, R.32E MDM, within Mineral County approximately 13 miles southeast of the town of Hawthorne, NV, within the Walker Lane shear zone, a 60-mile-wide structural corridor extending in a southeast direction from Reno, Nevada, along U.S. Highway 95. The project has excellent year-round access and infrastructure within Mineral County, one of the most pro-mining counties and highest-grade gold districts of Nevada.

The Loman Property consists of 27 unpatented mining claims having a combined area of approximately 540 acres. The Loman Property covers several past producing small-scale high-grade gold and copper mines, altered and mineralized zones discovered by previous geological compilations and mapping of the historical workings. Historical sampling on the project has revealed the presence of copper, bismuth, and antimony as well as pervasive lower grade gold mineralization, cut by vein structures (some previously mined) of higher-grade gold. Previous geophysical surveys also denoted the presence of significant coincident I.P. and magnetic anomalies. These factors clearly demonstrate the potential of this relatively unexplored project for the discovery of gold mineralization.

The Loman Property is located near several past producing mines including the Bodie, Aurora, Borealis, Pamlico, Evening Star, Mabel, Mindoro and Camp Douglas Mines. Held by private interests for most of its history, the Loman Property remains very underexplored with a potential for new discoveries on several exploration targets with multiple zones.

Exploration program

In 2020 we completed a portion of our Phase I program that consisted of reconnaissance prospecting, geological mapping, surface trenching, relocating historical workings and ground based geophysical surveying. Completion of the Phase I program will provide accurate modern data to assist in the planning of the Phase II drill program. Phase I was initially expected continue in the spring 2021, with Phase II to begin shortly after the compilation of the Phase I results. Due to the restrictions and subsequent lack of available contractor personnel associated with COVID-19 pandemic, Phase I was put on hold and the Company plans to resume it later in 2024.

Agai-Pah Property (Exploration Phase)

On May 19, 2021, we entered into an exploration lease with option to purchase agreement (the “Agai-Pah Property Agreement”) with MSM Resource, L.L.C., (“MSM”) a Nevada limited liability Corporation on the Agai-Pah Property, consisting of 20 unpatented mining claims totaling 400 acres (the “Agai-Pah Property”). Alan Day, the managing member of MSM, is the CEO, President, and director of the Company.

The term of the Agai-Pah Property Agreement commenced on May 19, 2021, and continues for ten years, subject to the Company’s right to extend the Agai-Pah Property Agreement for two additional terms of ten years each, and subject to the Company’s option to purchase the Property.

Full consideration of the Agai-Pah Property Agreement consists of the following: (i) an initial cash payment of $20,000 to be paid within 90 days from the execution of the Agai-Pah Property Agreement on May 19, 2021 (the “Effective Date”), and (ii) annual payments of $20,000 to be paid on the anniversary of the Effective Date while the Agai-Pah Property Agreement remains in effect.

The Company has the exclusive option and right to acquire 100% ownership of the Agai-Pah Property (the “Agai-Pah Purchase Option”). To exercise the Agai-Pah Purchase Option, the Company will be required to pay $750,000 (the “Agai-Pah Purchase Price”). The Agai-Pah Purchase Price can be paid in either cash and/or equity of the Company, or a combination thereof, at the election of MSM. The annual payments paid by the Company to MSM, shall not be applied or credited against the Purchase Price. As at December 31, 2023, the Company had recorded $60,000 in acquisition costs associated with the Agai-Pah Property.

As of June 30, 2024, the total cost of the Agai-Pah Property was $80,000, and had no plant nor equipment associated with it.

42

Figure 3: The Agai-Pah Property, location

Swales Project
Elko
CARLIN TREND AREA
Utah
WALKER LANE SHEAR ZONE
RENO
Comstock Lode Mine
Anaconda Mine
Pumpkin Hollow Mine
Agai-Pah Project
Loman Project
Nevada
Borealis Mine
Aurora Mine
Bodie Mine
Candelaria Mine
Clayton Valley Lithium Play
LAS VEGAS
California
Arizona
0
50 MILES

Location and means of access

The Agai-Pah Property consists of 20 unpatented mining claims with a combined area of 162 hectares (400 acres). The Property is located in sections 2-3 & 10-11, T.10N, R.30E MDM, in the northwestern portion of the Gillis Range, within the Buckley Mining District, in Mineral County, Nevada, 13 miles north-east of the town of Hawthorne, and 22 miles SW of the Rawhide Mine. The Property is within the Walker Lane shear zone, a 60-mile-wide structural corridor extending in a southeast direction from Reno, Nevada. The project has excellent year-round access and infrastructure within Mineral County, Nevada.

Geology and Mineralization

The property is underlain by meta-volcanic rocks of the Permo-Triassic Excelsior Formation. The local stratigraphy consists of interbedded volcanics, conglomerate and occasional limestone lenses that have been altered through metamorphisim to hornfelsic greenstones and localized calcsilicate and marble skarns. The area is cross-cut by a large northwest to southeast structural trend, with the mineralization occurring along this trend and along skarn contacts.

Mineralization occurs as hydrothermal alteration and veining along structures and along contacts with carbonate rocks. Silver, lead, copper and gold mineralization are found within clay altered shears, quartz veins and hornfeslic scarns. In the west central portion of the property, a quartz vein is exposed within a small open pit which exhibits visible chlorargyrite (AgCl).

Exploration history

The Agai-Pah property contains numerous historical workings consisting of underground workings with multi-level vertical shafts, several adits at different sub-levels, declines and a number of prospects pits that dig along structures. An existing road network provides access to the numerous historical workings. Historical sampling on the project has revealed the presence of silver, copper, gold, lead, zinc, barium and barite. There have been at least two periods of mining on the property, with the first in the early 1900’s, and then later in the late 1980’s. The early 1900’s, work consisted of excavation of at least 15 adits, 5 vertical shafts, declines and numerous prospects pits that dig along structures.

The second episode of mining took place in the late 1980s when a small pit was excavated, and ore material was mined and transported approximately 2 miles to the west to a small heap leach. During this time about two kilometers of roads were built, several large trenches were completed, and a number of shallow drill holes (12+) were drilled. All the drill holes noted during this historical work were vertical and most were drilled in the hanging wall of the ore-bearing structures. An extensive sampling program was undertaken in early 1988, evidenced by aluminum sample tags widely spaced in the areas of alteration. No historical data has been found from any of this historical exploration work.

Exploration program

The Company plans to start Phase I exploration program in 2024. Phase I of the exploration program on the Agai-Pah Property, will consist of reconnaissance prospecting, geological mapping, surface trenching, and relocating historical workings. Once completed, the Phase I program will provide accurate modern data to assist in the planning of the Phase II exploration program. Phase II will consist of a ground-based geophysical survey and final compilation of all the Phase I results.

43

Belshazzar Property (Exploration Phase)

On June 4, 2021, we entered into an exploration lease with option to purchase agreement (the “Belshazzar Property Agreement”) with Belshazzar Holdings, L.L.C., (“BH”) a Nevada limited liability Corporation on the Belshazzar Property, consisting of ten unpatented lode mining claims and seven unpatented placer mineral claim totaling 200 acres (the “Belshazzar Property”). Alan Day, the managing member of BH, is the CEO, President, and director of the Company.

The term of the Belshazzar Property Agreement commenced on June 4, 2021, and continues for ten years, subject to the Company’s right to extend the Belshazzar Property Agreement for two additional terms of ten years each, and subject to the Company’s option to purchase the Belshazzar Property.

Full consideration of the Belshazzar Property Agreement consists of the following: (i) an initial cash payment of $20,000 to be paid within 90 days from the execution of the Belshazzar Property Agreement on June 4, 2021 (the “effective date”), and (ii) annual payments of $20,000 to be paid on the anniversary of the Effective Date while the Belshazzar Property Agreement remains in effect.

The Company has the exclusive option and right to acquire 100% ownership of the Belshazzar Property (the “Belshazzar Purchase Option”). To exercise the Belshazzar Purchase Option, the Company will be required to pay $800,000 (the “Belshazzar Purchase Price”). The Belshazzar Purchase Price can be paid in either cash and/or equity of the Company, or a combination thereof, at the election of BH. The annual payments paid by the Company to BH, shall not be applied or credited against the Belshazzar Purchase Price. The Belshazzar Property is subject to a 1% Gross Returns Royalty payable to the property owner, from the commencement of commercial production subject to certain terms. As at December 31, 2023, the Company had recorded $60,000 in acquisition costs associated with the Belshazzar Property.

As of June 30, 2024, the total cost of the Belshazzar Property was $80,000, and had no plant nor equipment associated with it

Figure 4: The Belshazzar Property, location

Washington
Montana
LEWISTON
Idaho
Belshazzar Project
Oregon
0
50 MILES
BOISE
IDAHO FALLS

Location and means of access

The Belshazzar Property consists of 10 unpatented mineral claims and 7 placer mineral claims in a combined area of approximately 200 acres located in sections 17&18, T.7N, R.4E MDM situated along the upper reaches of Fall Creek within the Quartzburg mining district about 25 miles north-northeast of Boise, Idaho. The Belshazzar Property is accessed via 16 miles of mostly gravel road from Idaho City, with year-round access. The Quartzburg district is in the western part of a larger mining region known as the Boise Basin, which produced over 2.8 million troy ounces of gold from placer and lode mines (Anderson, 1947).

44

Geology and Mineralization

The Boise Basin is underlain by Cretaceous-age plutonic rocks of the Idaho Batholith, consisting chiefly of biotite granodiorite and muscovite-biotite granite. Stocks of platonic rocks of the Eocene age, including diorite, quartz monzodiorite, hornblende-biotite granodiorite, gabbro and biotite granite have intruded into the Idaho Batholith.

The Belshazzar and Mountain Chief mines are situated at opposite ends of a northeast-striking, mineralized shear zone in Cretaceous biotite granodiorite of the Idaho Batholith. Three roughly parallel fissure veins have been identified within this shear zone, with the Belshazzar being the central and most prominent. The Centennial vein lies 680 feet to the south and has received only a limited amount of underground development work from the Belshazzar mine. A third vein is located approximately 600 feet to the north of the Belshazzar vein and has seen only limited prospecting from the surface.

Exploration history

The Belshazzar Property hosts the past producing Belshazzar mine. Approximately 3,000 feet of underground workings consisting of several adits at different levels, sub-levels with connecting vertical shafts and milling facilities. By 1914, the Belshazzar mine had its own boarding house, bunk house, barn, assay office, blacksmith shops, sawmill and IO-stamp mill. Construction of a new mill was completed in 1924. A 1,700-foot-long aerial tramway connected ore bins at the No. 2 portal with the mill on Fall Creek (Quinn, 1914) remains of a tram terminal can still be seen at the No. 2 portal and at the site of the original mill (Dan Turmes, Idaho Dept. of Environmental Quality, 2008) The last known production from the Belshazzar mine was reported in 1941 (Mitchell, 2008). Exact production figures for the mine are not available.

As early as 1914, “high grade specimen rock” was being reported from the Belshazzar mine (Quinn 1914), this material was found in the drift on the No. 3 level. A reported (Campbell,1927) “nugget” which yielded $245 in gold, equivalent at the time to almost 12 ounces. During 1928, it was noted that “some remark ably rich segregations of native gold” had been found in a section of the vein between the 401 and No. 3 levels. Several hand-sorted lots of this material contained between 48 and 435 ounces of gold, and one single specimen of pure metal reportedly weighed 105 ounces (Mitchell, 2008). Some of the ore was so rich that it was shipped directly to the assay office in Boise without treatment. Most of the specimen gold found at the Belshazzar was probably melted down, as few specimens are known to have survived from the active mining period ending in 1931.

In recent years, a “waste” rock dump located near the portal of the mine’s 401-foot level has, with the aid of modern metal detectors, produced hundreds of wire gold specimens, ranging from microscopic in size to over 20 troy ounces. Total recent gold specimen production to-date is unknown but is probably well in excess of 800 ounces of gold

Exploration program

The Company plans to start Phase I exploration program in 2024. Phase I of the exploration program on the Belshazzar Property will consist of reconnaissance prospecting, geological mapping, surface trenching, and relocating historical workings. Once completed, the Phase I program will provide accurate modern data to assist in the planning of the Phase II exploration program. Phase II will consist of a ground-based geophysical survey and final compilation of all the Phase I results.

Swales Property (Exploration Phase)

On December 27, 2021, we entered into an exploration lease with option to purchase agreement (the “Swales Property Agreement”) with Mr. W. Wright Parks III., (“Mr. Parks”) on the Swales Property, consisting of 40 unpatented lode mining claims totaling 800 acres (the “Swales Property”).

The term of the Agreement commenced on December 27, 2021, and continues for ten years, subject to the Company’s right to extend the Swales Property Agreement for two additional terms of ten years each, and subject to the Company’s option to purchase the Swales Property.

Full consideration of the Swales Property Agreement consists of the following: (i) an initial cash payment of $20,000 to be paid within 90 days from the execution of the Belshazzar Agreement on December 27, 2021 (the “effective date”), and (ii) annual payments of $20,000 to be paid on the anniversary of the Effective Date while the Swales Property Agreement remains in effect.

45

The Company has the exclusive option and right to acquire 100% ownership of the Swales Property (the “Swales Purchase Option”). To exercise the Swales Purchase Option, the Company will be required to pay $750,000 (the “Swales Purchase Price”). The Swales Purchase Price can be paid in either cash and/or equity of the Company, or a combination thereof, at the election of Mr. Parks. The annual payments paid by the Company to Mr. Parks, shall not be applied or credited against the Swales Purchase Price. The Company made the initial cash payment of $20,000 on January 15, 2022, and made the first $20,000 anniversary payment on March 14, 2023, which was initially accrued at December 31, 2022. At December 31, 2023, the Company accrued the second $20,000 anniversary payment, which was paid on February 16, 2024.

As of June 30, 2024, the total cost of the Swales Property was $60,000, and had no plant nor equipment associated with it.

Figure 5: The Swales Property, location

Swales Project
Elko
CARLIN TREND AREA
WALKER LANE SHEAR ZONE
RENO
Comstock Lode Mine
Anaconda Mine
Pumpkin Hollow Mine
Agai-Pah Project
Loman Project
Borealis Mine
Aurora Mine
Bodie Mine
Candelaria Mine
Clayton Valley Lithium Play
Utah
Nevada
LAS VEGAS
California
Arizona
0
50 MILES

Location and means of access

The Swales Property consists of 40 unpatented mining claims with a combined area of 800 acres. The Swales Property is located in section 16, T.35N, R.53E., MDM within the Carlin Trend, one of the richest mining districts in the world, and home to some of the largest gold mines in the US. The property is approximately 13 miles northeast of Nevada Gold Mine’s Gold Quarry Mine and 16 miles east southeast of Nevada Gold Mine’s Goldstrike Mine, all of which are located along the gold rich Carlin Trend. There are currently eight producing gold mines within the Carlin Trend. Collectively, these mines have to date produced over 100 million ounces of gold (Nevada Bureau of Mines 2019) and still contain more than 21 million ounces of gold reserves (Nevada Gold Mines, LLC Carlin Complex 2020). The Swales Property has excellent year-round access and infrastructure within Elko County, one of the most pro-mining counties in the pro-mining states and one of the highest-grade gold districts of Nevada.

Geology and Mineralization

Geologically, the Swales Property is underlain by Upper plate Ordovician Vinini Formation (upper plate of the Roberts Mountains thrust) with windows of Lower plate Mississippian to Silurian Roberts Mountains Formation limestone (Lower plate of Roberts Mountains thrust), the ideal host rocks for a Carlin type gold deposit. These rocks have been intruded by Tertiary rocks identified as Monzonite porphyry to the west of the property with many prospects and historic mining. Much of the property is covered by alluvium, but silicified, iron stained jasperoids are found throughout the property where outcrops are exposed. Small gold anomalies occur in the upper plate rocks at Swales Mountain which suggests the possibility of more extensive deposits in the Roberts Mountains Formation where it lies concealed by gravels or in the broken rock within the Roberts Mountains thrust.

Exploration history

The Swales Property contains numerous historical workings consisting of prospects pits that dig along structures found throughout the property where outcrops are exposed. The Swales Property is located within the Carlin Trend, one of the richest mining districts in the world, and home to some of the largest gold mines in the USA. There are currently eight producing gold mines within the Carlin Trend. Collectively, these mines have to date produced over 100 million ounces of gold (Nevada Bureau of Mines 2019) and still contain more than 21 million ounces of gold reserves. (Nevada Gold Mines, LLC Carlin Complex 2020) The Swales Property has excellent year-round access and infrastructure within Elko County, one of the most pro-mining counties in the pro-mining states and one of the highest-grade gold districts of Nevada.

Exploration program

The Company plans to start Phase I exploration program in 2024. Phase I of the exploration program on the Swales Property will consist of reconnaissance prospecting, geological mapping, surface trenching, and relocating historical workings. Once completed, the Phase I program will provide accurate modern data to assist in the planning of the Phase II exploration program. Phase II will consist of a ground-based geophysical survey and final compilation of all the Phase I results.

Olinghouse Project (Development and Exploration Phase)

On December 17, 2021, our wholly owned subsidiary, Nevada Canyon, LLC, entered into an Option to Purchase Agreement (the “Olinghouse Agreement”) with Target Minerals, Inc (“Target”), to acquire 100% interest of Target’s 1% production royalty on the Olinghouse Project.

The Company has the exclusive right and option (the “Olinghouse Purchase Option”), exercisable at any time during the Olinghouse Option Period, as further defined below, at its sole discretion, to acquire 100% of a 1% production royalty from the net smelter returns on all minerals and products produced from certain properties comprising the Olinghouse Project.

The term of the Olinghouse Purchase Option shall be the later of one year, or 60 days after the date on which the Company delivers to Target a written notice to exercise the Olinghouse Purchase Option, subject to further extension if Target’s conditions to closing are not fully satisfied or otherwise waived by the Company. Full consideration of the Olinghouse Agreement consists of the following: (i) an initial cash option payment of $200,000 payable upon execution of the Agreement, which the Company paid on December 18, 2021, and (ii) purchase price (the “Olinghouse Purchase Price”) which shall be paid by the Company to Target in either cash or common shares of the Company, the determination of which shall be as follows:

●	if the Company’s 10-day volume weighted average price (“VWAP”) Calculation is less than $1.25 per share, the Olinghouse Purchase Price shall be paid in cash; or
●	if the Company’s 10-day VWAP Calculation is more than $1.25 per share, the Olinghouse Purchase Price shall be paid in the form of 2,000,000 Shares of the Company’s common stock.

On December 23, 2022, the Company and Target agreed to extend the Olinghouse Purchase Option for an additional one-year term, expiring on December 17, 2023, for a one-time cash payment of $40,000. In December of 2023, in accordance with Article 3 of the Olinghouse Agreement, the Company provided a notice to Target it intends to exercise its option to acquire the 1% production royalty on the Olinghouse Project and, as of the date of this Registration Statement on Form S-1, is awaiting delivery of the Royalty deed, at which point the Company will have to make the final option payment as discussed above.

On August 14, 2024, the Company’s wholly owned subsidiary, Nevada Canyon, LLC, entered into an Amended Option to Purchase Agreement with Target Minerals, Inc., and subsequently exercised its Option to Purchase to acquire 100% interest of Target’s 1% production royalty on the Olinghouse Project for a one-time cash payment of $1,500,000.

As of June 30, 2024, the total cost of the Olinghouse Royalty was $240,000. The Company did not have any plant nor equipment associated with Olinghouse Royalty.

46

Figure 6: The Olinghouse Project, location

Olinghouse Project
RENO
Comstock Lode Mine
Anaconda Mine
Pumpkin Hollow Mine
Agai-Pah Project
Loman Project
Borealis Mine
Aurora Mine
Bodie Mine
Candelaria Mine
Clayton Valley Lithium Play
WALKER LANE SHEAR ZONE
Swales Project
Elko
CARLIN TREND AREA
Utah
Nevada
California
Arizona
LAS VEGAS
0
50 MILES

Location and means of access

The Olinghouse Project is located in sections 2, 3, 9-11, 14-23 & 27-32 T.21N., R.22 & 23E., MDM, in Washoe County approximately 30 miles east of Reno, Nevada, in the Olinghouse mining district, and consists of approximately 6000 acres of patented and unpatented claims. The project has excellent year-round access via state roads with existing infrastructures in place.

Exploration history

The property was operated by Alta Gold in the late 1990’s and completed a feasibility study in 1997. The Olinghouse Project hosts an historic geologic resource (Alta Gold Feasibility Study 1997) based on over 600 drills holes collared at 100 ft. centers. Nevada Canyon considers this historical estimate to be reliable and relevant, however a qualified person has not done sufficient work to classify the estimate as a current estimate of mineral resources, and therefore it is not treating this historic estimate as current compliant mineral resources. The project’s current owner, Lake Mountain Mining, LLC, is currently reviewing its financing plans for additional exploration, required permitting, economic studies and various capital expenditures towards a production re-start decision in the near future. A large portion of the Olinghouse Property remains relatively unexplored. The historical mineralized resource is open at depth and along strike. The project has excellent potential to increase the current gold resources in excess of 1M ounces.

Palmetto Project (Exploration Phase)

On January 27, 2022, the Company’s wholly owned subsidiary, Nevada Canyon, LLC, entered into a Royalty Purchase Agreement (the “Royalty Agreement”) with Smooth Rock Ventures, LLC, a wholly-owned subsidiary of Smooth Rock Ventures Corp. (“Smooth Rock”), to acquire a 2% net smelter returns royalty (“NSR”) on the Palmetto Project (the “Palmetto Project”), located in Esmeralda County, Nevada. Alan Day, the Company’s CEO, President, and director is also a director of Smooth Rock.

To acquire the 2% NSR on the Palmetto Project, Nevada Canyon agreed to pay Smooth Rock a one-time cash payment of $350,000, which was paid on February 7, 2022.

As of June 30, 2024, the total cost of the Palmetto Royalty was $350,000. The Company did not have any plant nor equipment associated with Olinghouse Royalty.

47

Figure 7: The Palmetto Project, location

Swales Project
Elko
CARLIN TREND AREA
Utah
RENO
Comstock Lode Mine
Anaconda Mine
Pumpkin Hollow Mine
WALKER LANE SHEAR ZONE
Agai-Pah Project
Loman Project
Nevada
Borealis Mine
Aurora Mine
Bodie Mine
Candelaria Mine
Palmetto Project
Clayton Valley Lithium Play
LAS VEGAS
California
Arizona
0
50 MILES

Location and means of access

The Palmetto Project consists of 116 unpatented mining claims totaling 2,217 acres located in sections 7-9 & 17-21, T1S, R34E., MDM within Esmeralda County, Nevada, in the southern portion of the Walker Lane gold trend.

Exploration history

The Palmetto Project hosts an historic geologic resource completed by the Project’s owner, Smooth Rock Ventures Corp (“Smooth Rock”). Smooth Rock engaged WSP Canada Inc. to complete a resource estimation of the Palmetto Project (Palmetto Resource Estimation and Technical Report, McCracken, October 20, 2020) using drill data up to October 2017 and applying certain economic constraints. The current mineral resource statement was updated by WSP to reflect a change in gold pricing and an adjustment in the mining costs in the generation of the constraining pit shells.

Nevada Canyon considers this historical estimate to be reliable and relevant, however, it was not prepared in accordance with Item 1300 of Regulation S-K, and therefore it is not treating this historic estimate as current compliant mineral resources.

The Palmetto Project has had significant exploration work completed to date by Newmont Gold, Phelps Dodge Corp, Cambior Inc., Romarco Minerals, Curran Corp., Amselco Minerals, Escape Gold Group Inc., and most recently by ML Gold Corp. To date, 173 drill holes totaling 43,940 meters have been completed on several targets within the Palmetto Project. The initial “Discovery Hole” was drilled by Phelps Dodge in 1988, and bonanza gold-silver veins were subsequently drilled by Romarco Minerals in 1997-2002.

There are several additional mineralized zones hosting significant grades within close proximity to the inferred resource zones. These zones have yet to be included in the resource estimate due to drilling density. Smooth Rock sees these areas having immediate potential to significantly increase the overall resource on the Palmetto Project by increasing the drilling density between mineralized shells. Evidence suggests that there is significant potential to expand the resource in multiple directions.

Exploration program

On February 22, 2021, Smooth Rock commenced an initial four-hole diamond drill program. The program was designed to expand the current resource by drilling the mineralized zones laterally and at depth, to extend the present known mineralization. Drilling also targeted the high-grade feeder chutes contained in deformation corridors, paralleling the main structural trends, and explored other areas of the Palmetto project outside of the inferred resource area.

Highlights included drill hole SRV 21-01 returning 31.4 g/t Au over 6.5 meters, including 44.3g/t Au over 0.8 meters, and 122.5 g/t Au over 1.1 meters from a depth of approximately 85 meters. Drill hole SRV 21-02 returned 1.73 g/t Au over 2.8 meters, at a depth starting at 102.4 meters.

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The 2021 drill results align with Smooth Rock’s interpreted geological model, based on the compilation of all historical data from previous drilling and exploration programs. The information from the compilation and interpretation of the 2021 drill program greatly aided in acceleration of drilling, geological mapping and understanding of the gold mineralization at the Palmetto Project.

In May 2022, Smooth Rock began a drill program, which was designed to expand the current resource by extending the known mineralized zones laterally and at depth. Drilling targeted the high-grade feeder chutes and explored other areas of the project outside of the inferred resource area. The drill program was hampered by drill rig breakdowns, extensive technical drilling issues with ground water, loose broken ground, and the inability of the drill crew to successfully mud any of the holes in order to reach the drill holes’ targeted depths. A total of seven holes were drilled, with none of the seven holes achieving their targeted depths, two of the seven holes drilled were abandoned before hitting bedrock. Consequently, the Smooth Rock ended the drill program early with only a total drilled footage of 2,095 feet (638.5m) of a planned 5,000-7,500-foot drill program.

The highlights of the 2022 drill program included the drill hole SRV 22-09, which returned 10.98 g/t Au over 9.2 meters, from a depth of 88.4 meters, including 18.87 g/t Au over 4.6 meters, from a depth of 89.9 meters. This drill hole was drilled over 32 meters west northwest of drill hole SRV 21-01, demonstrating the continuity and flat lying nature of the gold mineralization.

Smooth Rock is planning a follow up drill program with a suitable drilling contractor, however, due to challenging market conditions, Smooth Rock decided to postpone the program to allow for improved overall market conditions, which will enable Smooth Rock to secure additional financing.

The Lapon Canyon Royalty (Exploration Phase)

On May 16, 2024, and May 24, 2024, respectively the Company’s wholly owned subsidiary, Nevada Canyon, LLC, entered into Royalty Purchase Agreements (the “Royalty Agreements”) with two private individuals to acquire a 1% net smelter returns royalty (“NSR”) and with Walker River Resources, LLC, a wholly-owned subsidiary of Walker River Resources Corp. (“Walker River”), to acquire a 2% NSR on the Lapon Canyon Project (“Lapon Canyon”). To acquire the 3% NSR on the Lapon Canyon, the Company paid the parties a total $325,000.

As of June 30, 2024, the total cost of the Lapon Royalty was $325,000. The Company did not have any plant nor equipment associated with Lapon Royalty.

Figure 8: The Lapon Canyon Project, location

Swales Property
Elko
CARLIN TREND AREA
Utah
Olinghouse Project
WALKER LANE SHEAR ZONE
RENO
Comstock
Lode Mine
Anaconda Mine
Pumpkin
Hollow Mine
Nevada
Agai-Pah Project
Pikes Peak Project
Loman Project
Lapon Canyon Project
Borealis Mine
Aurora Mine
Bodie Mine
Candelaria
Mine
Palmetto Property
Clayton Valley
Lithium Play
0
50 MILES
LAS VEGAS
California
Arizona

49

Location and means of access

The Lapon Canyon Project consists of 96 unpatented lode mining claims administered by the Bureau of Land Management, totaling 1920 acres located in sections 20&21, T8N, R28E., MDM, situated Mineral County, Nevada, within the northern portion of the Walker Lane gold trend. The Project is easily accessible by secondary state roads from the main highway and is located approximately 45 miles southeast of Yerington, Nevada.

Exploration history

The Lapon Project hosts historical, high grade gold mining with approximately 2,000 feet of underground workings in three adits. Historical underground work returned numerous assay values in the one-ounce-per-ton range. (NI 43-101 Montgomery and Barr, 2004). The Project is easily accessible by secondary state roads from the main highway (25kilometres), and is located approximately 60 kilometres southeast of Yerington, Nevada. A state power grid transmission line passes within three kilometres of the Project. The current owner of the project is Walker River Resources Corp. Walker River has completed considerable exploration work to date, with numerous drill hole intercepts that have indicated significant gold mineralization.

Exploration Program

Walker River’s drill programs at Lapon Canyon will consist of definition and systematic drilling on section for geological modelling purposes, exploration drilling to discover new gold mineralization, extension of known gold mineralization, in several directions, including at depth. The results from these drill programs and subsequent data compilation will enable the completion of an initial compliant mineral resource on the Project.

The Pikes Peak Project (Exploration Phase)

On June 13, 2024, the Company’s wholly owned subsidiary, Nevada Canyon, LLC, entered into a Royalty Purchase Agreement (the “Royalty Agreement”) with Walker River to acquire a 2% NSR on the Pikes Peak Project.

To acquire the 2% NSR on the Pikes Peak Project, the Company agreed to pay Walker River a one-time cash payment of $150,000, which was paid on June 13, 2024.

As of June 30, 2024, the total cost of the Pikes Peak Royalty was $150,000. The Company did not have any plant nor equipment associated with Pikes Peak Royalty.

Figure 9: The Pikes Peak Project, location

Swales Property
Elko
CARLIN TREND AREA
Utah
Olinghouse Project
RENO
WALKER LANE SHEAR ZONE
Comstock
Lode Mine
Anaconda Mine
Pumpkin
Hollow Mine
Nevada
Agai-Pah Project
Pikes Peak Project
Loman Project
Lapon Canyon Project
Borealis Mine
Aurora Mine
Bodie Mine
Candelaria
Mine
Palmetto Property
Clayton Valley
Lithium Play
0
50 MILES
LAS VEGAS
California
Arizona

50

Location and means of access

The Pikes Peak Project consists of 36 unpatented lode mining claims administered by the Bureau of Land Management, totaling 720 acres located in section 4, T8N, R28E., MDM, situated in Mineral County, Nevada, within the northern portion of the Walker Lane gold trend. The Project is easily accessible by secondary state roads from the main highway and is located approximately 40 miles southeast of Yerington, Nevada.

Exploration history

Pikes Peak hosts significant historical mining activity (numerous shafts, adits, mill) in a copper gold environment at Pikes Peak. The current owner of the project is Walker River. A regional sampling program by Walker River returned values of 9 g/t Au, and 2.2% Cu from outcrop. Walker River completed an initial small RC drill program in 2022 at the Pikes Peak Project. The goal of this drilling was to acquire geological information to guide future exploration. Though there is no geological, drilling, or exploration data available, Walker River was able to make a significant discovery of gold mineralization.

Exploration program

Walker River intends to complete follow up exploration programs that will consist of continued regional exploration sampling and mapping, underground channel sampling of old working and follow up drill programs.

Quality Assurance (QA/QC)

During the period ended June 30, 2024 and for the year ended December 31, 2023, there have been no exploration or drilling samples collected by the Company, and as such, there are no preparation, analysis, or security details to describe. However, once the exploration programs commence, the Company plans to implement a quality control program to comply with industry best practices for sampling, chain of custody and analyses, including the following:

●	Certified gold reference standards, blanks and duplicates will be inserted at the core processing site as part of the QA/QC program in addition to the control samples inserted by the lab.
●	Samples will be prepared and analyzed by a reputable laboratory in the state of Nevada.
●	Samples analyzed for gold will use Fire Assay-AA techniques, with samples returning over 10 g/t gold analyzed using Fire Assay-Gravimetric methods.
●	Selected samples will be also analyzed with a standard 1 kg metallic screen fire assay.

Competition

The mineral exploration business is an extremely competitive industry. We are competing with many other exploration companies looking for minerals. We are one of the smallest exploration companies and a very small participant in the mineral exploration business. Being a junior mineral exploration company, we compete with other similar companies for financing and joint venture partners, and for resources such as professional geologists, camp staff, helicopters, and mineral exploration contractors and supplies. We do not represent a competitive presence in the industry.

Raw Materials

The raw materials for our exploration programs include camp equipment, hand exploration tools, sample bags, first aid supplies, groceries, and propane. All of these types of materials are readily available from a variety of local suppliers.

Dependence on Customers

As a junior royalty, streaming and exploration company, we have no customers.

Trademarks and Patents

We have no intellectual property such as patents or trademarks and, other than the obligations under the exploration lease agreements for our mineral claims and the Royalty Agreements as discussed in the Business Description section of this Prospectus, no royalty agreements or labor contracts.

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Marketing Strategy

We plan on leveraging management’s reputation to position our Company as a trusted partner in the gold royalty space. Additionally, we plan to emphasize our strategic relationships with local mining operations, showcasing how our royalties provide investors with exposure to the region’s rich mineral resources while mitigating operational risks.

Government Regulations

Our exploration activities on our exploration projects may require permits from the BLM and several other governmental agencies. We may be unable to obtain these permits in a timely manner, on reasonable terms, or at all. If we cannot obtain or maintain the necessary permits, or if there is a delay in receiving these permits, our timetable and business plan for exploration of our exploration claims will be adversely affected. Furthermore, the mining business is subject to various levels of government controls and regulations, which are supplemented and revised from time to time. We cannot predict what additional legislation or revisions might be proposed that could affect our business or when any proposals, if enacted, might become effective. Such changes, however, could require more operating capital and expenditures and could prevent or delay some of our operations.

The various levels of government controls and regulations address, among other things, the environmental impact of mining and mineral processing operations. For mining and processing, legislation and regulations in various jurisdictions establish performance standards, air and water quality emission standards and other design or operational requirements for various components of operations, including health and safety standards. Legislation and regulations also establish requirements for decommissioning, reclaiming and rehabilitating mining properties following the cessation of operations, and may require that some former mining properties be managed for long periods of time. As we are not mining or processing, and are unlikely to do so for some years, we have not investigated these regulations.

None of the exploration work that we have completed to date requires an environmental permit, however, we must ensure timely repair of any damage done to the land during exploration.

We believe that we are in substantial compliance with all material government controls and regulations on the Lazy Claims Property and on the Loman Property.

Research and Development

We have not spent any money on research and development activities.

Employees

At the present time, we do not have any employees other than our officers who devote their time as needed to our business and expect to continue devoting approximately 10 hours per week in 2024.

Legal Proceedings

We are not involved in any legal proceedings nor are we aware of any pending or threatened litigation against s. Neither our sole officer nor our directors are party to any legal proceeding or litigation. None of our directors or our sole officer has been convicted of a felony or misdemeanor relating to securities or performance in a corporate office.

Market Price of our Common Stock

Our Common Stock is listed on OTC Pink Open Market under the symbol “NGLD.”

On October 10, 2024, the closing price of our Common Stock was $2.00. As of October 11, 2024, there were 26,543,866 shares of our Common Stock outstanding, held by 1,388    holders of record. The number of record holders of our Common Stock does not include the DTC participants or beneficial owners holding shares through nominee names.

Dividend Policy

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain future earnings for use in operating and expanding our business, and we do not anticipate paying any cash dividends in the reasonably foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, such as the terms of the agreements governing our indebtedness, general business conditions, and other factors that our board of directors may deem relevant.

52

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

Certain statements contained in this Registration Statement on Form S-1 constitute “forward-looking statements”. These statements, identified by words such as “plan,” “anticipate,” “believe,” “estimate,” “should,” “expect” and similar expressions include our expectations and objectives regarding our future financial position, operating results and business strategy. These statements reflect the current views of management with respect to future events and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from those described in the forward-looking statements. Such risks and uncertainties include those set forth under this caption “Management’s Discussion and Analysis” and elsewhere in this Form 10-K. We do not intend to update the forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information. We advise you to carefully review the reports and documents we file from time to time with the United States Securities and Exchange Commission (the “SEC”).

The inclusion of supplementary analytical and related information herein may require us to make estimates and assumptions to enable us to fairly present, in all material respects, our analysis of trends and expectations with respect to our results of operations and financial position taken as a whole. Actual results may vary from the estimates and assumptions we make.

Results of Operations for the Three- and Six-Month Periods Ended June 30, 2024 and 2023

Three- and six-month periods ended June 30, 2024, compared to the three- and six-month periods ended June 30, 2023:

	Three months ended June 30,		Changes between the	Six months ended June 30,		Changes between the
	2024	2023	periods	2024	2023	periods
Operating expenses
Investor awareness and marketing	$359,367	$41,593	$317,774	$777,642	$48,518	$729,124
Consulting fees	124,166	124,167	(1)	248,646	179,493	69,153
Director and officer compensation	420,768	421,440	(672)	841,534	723,506	118,028
General and administrative expenses	22,272	9,258	13,014	38,279	27,047	11,232
Professional fees	7,250	70,320	(63,070)	27,715	76,320	(48,605)
Transfer agent and filing fees	4,559	3,868	691	15,274	8,590	6,684
Total operating expenses	938,382	670,646	267,736	1,949,090	1,063,474	885,616
Other income (expense)
Fair value gain (loss) on equity investments	(38,524)	(6,224)	32,300	18,674	(94,962)	(113,636)
Foreign exchange gain (loss)	(1)	4	(5)	(7)	4	(11)
Interest income	111,578	7,321	104,257	225,649	13,813	211,836
Total other income (expense)	73,053	1,101	71,952	244,316	(81,145)	(325,461)
Net loss	$865,329	$669,545	$195,784	$1,704,774	$1,144,619	$560,155

Revenues

We had no revenues for the three- and six-month periods ended June 30, 2024 and 2023. Due to the exploration rather than the production nature of our business, we do not expect to have significant operating revenue in the foreseeable future.

Operating Expenses

Our operating expenses for the three- and six-month periods ended June 30, 2024 and 2023 included investor awareness and marketing expenses, director and officer compensation, consulting fees, professional fees, transfer agent and filing fees, and general and administrative expenses.

During the three-month period ended June 30, 2024, our operating expenses increased by $267,736 or 40%, to $938,382 as compared to $670,646 for the three months ended June 30, 2023. This change was associated with $359,367 we incurred in investor awareness and marketing expenses, which during the three-month period ended June 30, 2024, increased by $317,774, from $41,593 we incurred during the three-month period ended June 30, 2023. Our general and administrative expenses increased by $13,014, from $9,258 for the three-month period ended June 30, 2023 to $22,272 for the three-month period ended June 30, 2024. These increases were in part offset by a $63,070 decrease in professional fees from $70,320 for the three-month period ended June 30, 2023 to $7,250 for the three-month period ended June 30, 2024.

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Other operating expenses included $420,768 in director and officer compensation for the vesting of shares that we issued to our three directors on December 30, 2021 and with shares we granted to our VP of Operations on February 24, 2023 (2023 - $421,440), consulting fees of $124,166 (2023 – 124,167), and $4,559 in transfer agent and filing fees (2023 - $3,868).

On a year-to-date basis, our operating expenses increased by $885,616 or 83%, to $1,949,090 as compared to $1,063,474 for the six months ended June 30, 2023. This change was associated with $777,642 we incurred in investor awareness and marketing expenses, which during the six-month period ended June 30, 2024, increased by $729,124, from $48,518 we incurred during the six-month period ended June 30, 2023. Our general and administrative expenses increased by $11,232, from $27,047 for the six-month period ended June 30, 2023 to $38,279 for the three-month period ended June 30, 2024. Our director and officer compensation increased by $118,028 from $723,506 we incurred during the three-month period ended June 30, 2023 to $841,534 we incurred during the six-month period ended June 30, 2024; the director and office compensation was associated with the shares that we issued to our three directors on December 30, 2021, and with shares we granted to our VP of Operations on February 24, 2023. Our consulting fees increased by $69,153, from $179,493 we incurred during the six-month period ended June 30, 2023 to $248,646 we incurred during the six-month period ended June 30, 2024, and our transfer agent and filing fees increased by $6,684 from $8,590 we incurred during the six-month period ended June 30, 2023 to $15,274 we incurred during the six-month period ended June 30, 2024.

These increases were in part offset by a $48,605 decrease in professional fees from $76,320 for the six-month period ended June 30, 2023 to $27,715 for the six-month period ended June 30, 2024.

Other Income (Expenses)

During the three-month period ended June 30, 2024, we recognized $38,524 loss on fair value of investments in equity securities (2023 – $6,224). The loss resulted from revaluation of WRR Shares and was caused mainly by decreased market price of WRR’s Shares from CAD$0.30 per share at March 31, 2024, to CAD$0.20 per share at June 30, 2024, and to a smaller degree from fluctuation of exchange rates between the US and Canadian dollars. In addition, we earned $111,578 in interest income, which increased in comparison to $7,321 we earned during the three months ended June 30, 2023, as a result of larger cash balances from capital raise.

During the six-month period ended June 30, 2024, we recognized $18,674 gain on fair value of investments in equity securities (2023 – $94,962 loss). The loss resulted from revaluation of WRR Shares and was caused mainly by decreased market price of WRR’s Shares from CAD$0.145 per share at December 31, 2023, to CAD$0.20 per share at June 30, 2024, and to a smaller degree from fluctuation of exchange rates between the US and Canadian dollars. In addition, we earned $225,649 in interest income, which increased in comparison to $13,813 we earned during the six months ended June 30, 2023, as a result of larger cash balances from capital raise.

Net Loss

During the three months ended June 30, 2024, we incurred net loss of $865,329, as compared to net loss of $669,545 we incurred during the three-month period ended June 30, 2023. This change mainly resulted from increased investor awareness and marketing expenses which were in part offset by increased interest income and decreased professional fees.

During the six months ended June 30, 2024, we incurred net loss of $1,704,774, as compared to net loss of $1,144,619 we incurred during the six-month period ended June 30, 2023. This change mainly resulted from increased investor awareness and marketing expenses which were in part offset by increased interest income and decreased professional fees.

Liquidity and Capital Resources

	June 30, 2024	December 31, 2023

Current assets	$9,650,245	$10,285,426
Current liabilities	1,308,267	1,306,307
Working capital	$8,341,978	$8,979,119

As of June 30, 2024, we had a cash balance of $9,106,886 and working capital of $8,341,978 with cash flows used in operations totaling $568,670 for the period then ended. During the six months ended June 30, 2024, our operations were funded with cash on hand. The cash that we had on hand at June 30, 2024, was generated from the issuance of 12,499,343 Units under the offering statement on Form 1-A (the “Offering”) for net cash proceeds of $9,598,012, which we closed during the year ended December 31, 2023, and from exercise of Warrants we issued as part of the Offering.

Due to the exploration rather than the production nature of our business, our operating activities do not generate cash flows, and cannot satisfy our cash requirements. However, we believe that the cash we were able to generate from the Offering will allow us to support our operations including our planned exploration programs and the general day-to-day business activities for the next 12-month period. We will continue to look for opportunities to generate additional cash through future equity or debt financings.

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Cash Flow

	Six Months Ended June 30,
	2024	2023
Cash flows used in operating activities	$(568,670)	$(207,820)
Cash flows used in investing activities	(495,000)	(20,000)
Cash flows provided by financing activities	426,164	-
Net decrease in cash during the period	$(637,506)	$(227,820)

Net cash used in operating activities

During the six months ended June 30, 2024, our net cash used in operating activities increased by $360,850, or 174%, to $568,670 for the six months ended June 30, 2024, compared with $207,820 for the comparative period in 2023. During the six months ended June 30, 2024, we used $548,305 to cover our cash operating costs, which were determined by reducing the net loss of $1,704,774 the Company incurred during the period, by non-cash items included in the net loss of $1,156,469; $18,040 to decrease our accounts payable and $2,325 to increase our prepaid expenses.

During the six months ended June 30, 2023, we used $207,820 in our operating activities. During the six months ended June 30, 2023, we used $170,595 to cover our cash operating costs, which were determined by reducing the net loss of $1,144,619 the Company incurred during the period, by non-cash items included in the net loss of $974,024; we used $5,027 to increase our prepaid expenses, and $17,031 to reduce amounts due to our related parties. These uses of cash were further increased by $15,167 decrease in accounts payable and accrued liabilities.

Adjustments to reconcile net loss to net cash used in operating activities

During the six months ended June 30, 2024, we recognized $18,674 gain on revaluation of fair value of our investments in WRR Shares. In addition, we recognized $491,534 in director and CEO compensation associated with the par-value shares we distributed to our directors and CEO on December 30, 2021, $350,000 and $233,334 we recorded on vesting of shares awarded to our VP of Operations and to our consultants, respectively, in accordance with the agreements we executed in February of 2023, and $100,275 we recorded on issuance of 35,000 shares to our consultant for investor awareness and marketing services.

During the six months ended June 30, 2023, we recognized $94,962 loss on revaluation of fair value of our investments in WRR Shares. In addition, we recognized $490,173 in director compensation associated with the par-value shares we distributed to our directors on December 30, 2021, $233,333 and $155,556 we recorded as the vesting of shares awarded to our VP of Operations and to our consultants, respectively, in accordance with the consulting agreements we executed in February of 2023.

Net cash used in investing activities

During the six-month period ended June 30, 2024 and 2023, we spent $20,000, to make option payments on our Swales Property, which was initially accrued at December 31, 2023, $325,000 to acquire NSR on Lapon Canyon Project, and $150,000 to acquire NSR on Pikes Peak Project.

During the six-month period ended June 30, 2023, we used $20,000 to make an option payment on our Swales Property, which we accrued in December of 2022.

Net cash provided by financing activities

During the six-month period ended June 30, 2024, we issued 363,625 shares for total proceeds of $436,350 on exercise of the Warrants issued as part of the Offering, which the Company closed in its fiscal 2023 year. Of this amount, $18,000 was received during the year ended December 31, 2023, and $10,500 were received during the six-month period ended June 30, 2024, for which 5,750 Common Shares were issued subsequent to June 30, 2024, and 3,000 Common Shares remain to be issued as of the date of the filing of this Quarterly Report on Form 10-Q. The Company paid $2,686 in share issuance costs associated with exercise of these Warrants.

During the six-month period ended June 30, 2023, we did not generate any funds from our financing activities.

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Going Concern

At June 30, 2024, we had a working capital surplus of $8,341,978 and cash on hand of $9,106,886, which is sufficient to support our current plan of operations including exploration programs for the next 12-month period. Our investment in equity security is represented by 511,750 WRR Shares valued at $74,779.

To support our operations beyond the 12-month period, we are planning to continue actively pursuing other means of financing our operations including equity and/or debt financing. However, given the current market and industry conditions, we cannot be sure that we will be able to procure additional funding. If operating difficulties or other factors (many of which are beyond our control) delay our realization of revenues or cash flows from operations, we may be limited in our ability to pursue our business plan. Moreover, if our resources from obtaining additional capital or cash flows from operations, once we commence them, do not satisfy our operational needs or if unexpected expenses arise due to unanticipated pressures or if we decide to expand our business plan beyond its currently anticipated level or otherwise, we will require additional financing to fund our operations, in addition to anticipated cash generated from our operations. Additional financing might not be available on terms favorable to us, or at all. If adequate funds were not available or were not available on acceptable terms, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our business or otherwise respond to competitive pressures would be significantly limited. In a worst-case scenario, we might not be able to fund our operations or to remain in business, which could result in a total loss of our stockholders’ investment. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders would be reduced, and these newly issued securities might have rights, preferences, or privileges senior to those of existing stockholders.

Impact of Inflation

We believe that inflation has had a negligible effect on operations over the past fiscal quarter.

Capital Expenditures

During the six months ended June 30, 2024 and 2023, we used $20,000, each, to make annual option payments on Swales Property. In addition, during the six-month period ended June 30, 2024, we used $475,000 to acquire royalty interests.

Results of Operations for the Years Ended December 31, 2023 and 2022

Year ended December 31, 2023, compared to the year ended December 31, 2022:

	Years ended December 31,		Changes between
	2023	2022	the periods
Operating expenses
Consulting fees	$424,201	$50,726	$373,475
Director and officer compensation	1,571,805	988,471	583,334
Exploration	72,523	20,758	51,765
General and administrative	463,872	114,201	349,671
Professional fees	126,277	99,249	27,028
Transfer agent and filing fees	16,747	14,521	2,226
Total operating expenses	2,675,425	1,287,926	1,387,499
Other income (expense)
Interest expense	-	(10,812)	(10,812)
Amortization of debt discount	-	(719,462)	(719,462)
Fair value gain (loss) on equity investments	(100,700)	241,513	(342,213)
Realized gain on equity investments	-	211,530	(211,530)
Foreign exchange gain (loss)	7	(978)	(985)
Interest income	121,168	10,080	111,088
Total other income (expense)	20,475	(268,129)	(288,604)
Net loss	$(2,654,950)	$(1,556,055)	$1,098,895

Revenues

We had no revenues for the years ended December 31, 2023 and 2022. Due to the exploration rather than the production nature of our business, we do not expect to have significant operating revenue in the foreseeable future.

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Operating expenses

Our operating expenses increased by $1,387,499 or 108%, to $2,675,425 as compared to $1,287,926 for the year ended December 31, 2022. This change was associated with $1,571,805 in director and officer compensation we recorded on the shares that we distributed to our three directors on December 30, 2021, and with the vesting of share awards we granted to our VP of Operations on February 24, 2023. During the year ended December 31, 2022, we recorded $988,471 in director and officer compensation. Our consulting fees increased by $373,475, from $50,726 we incurred during the year ended December 31, 2022, to $424,201 we incurred during the current year ended December 31, 2023, and which were associated with the vesting of shares we awarded to our consultants in March 2023 for their services; our general and administrative expenses increased by $349,671, from $114,201 we incurred during the year ended December 31, 2022, to $463,872 we incurred during the year ended December 31, 2023. This increase was associated with the investor outreach program we started in the second quarter of our Fiscal 2023. Our professional fees increased by $27,028, from $99,249 we incurred during the year ended December 31, 2022, to $126,277 we incurred during the year ended December 31, 2023. The professional fees increased as a result of the consulting agreement with Warm Springs Consulting LLC., who we engaged to develop registry-verified carbon credits for voluntary and compliance markets in the State of Nevada and the Western United States.

Other income (expenses)

During the year ended December 31, 2023, we recognized $100,700 loss on fair value of investments in equity securities (2022 – $241,513 gain). The loss resulted from revaluation of WRR Shares and was caused mainly by decreased market price of WRR’s Shares from CAD$0.415 per share at December 31, 2022, to CAD$0.145 per share at December 31, 2023, and to a smaller degree from fluctuation of exchange rates between the US and Canadian dollars. In addition, during the year ended December 31, 2023, we earned $121,168 in interest revenue (2022 - $10,080).

During the comparative year ended December 31, 2022, we recorded a $211,530 gain on equity investments which was associated with the sale of 1,171,083 WRR Shares for net proceeds of $614,656. In addition, we recorded $719,462 amortization of debt discount and $10,812 in interest expense associated with the beneficial conversion we recognized on the convertible notes payable we issued in October of 2021. We did not have similar transactions during the year ended December 31, 2023.

Net loss

During the year ended December 31, 2023, we incurred a net loss of $2,654,950, as compared to net loss of $1,556,055 we generated during the year ended December 31, 2022. This change was mainly affected by increased director and officer compensation of $1,571,805, which increased from $988,471 for the year ended December 31, 2022, an increased consulting fees of $424,201 for the year ended December 31, 2023, as compared to $50,726 for the year ended December 31, 2022, and increased professional fees of $126,277 for the year ended December 31, 2023, as compared to $99,249 for the year ended December 31, 2022. In addition, reduction in the price of WRR Shares resulted in fair value loss of $100,700, as compared to $241,513 gain we recorded during the year ended December 31, 2022. These increases were offset by absence of amortization of debt discount and accrued interest for the year ended December 31, 2023, as compared to $719,462 amortization of discount and $10,812 accrued interest in the prior year; and increased interest income of $121,168 during the year ended December 31, 2023, as compared to $10,080 for the year ended December 31, 2022.

Liquidity and Capital Resources

Working capital	December 31, 2023	December 31, 2022

Current assets	$10,285,426	$1,011,847
Current liabilities	1,306,307	1,321,994
Working capital (deficit)	$8,979,119	$(310,147)

As of December 31, 2023, we had a cash balance of $9,744,392. Our working capital was $8,979,119 and cash flows used in operations totaled $1,145,448 for the year ended December 31, 2023.

During the first half of 2023 our operations were funded with cash on hand, which was generated by selling our investment in WRR Shares during the year ended December 31, 2022, and from the issuance of convertible notes payable in October 2021. During the second half of 2023 we issued 12,499,343 Units under the offering statement on Form 1-A (the “Offering”) for net cash proceeds of $9,598,012, issued 274,425 Common Shares on exercise of the Warrants issued as part of the Offering for total proceeds of $326,810, and received further $18,000 on exercise of the Warrants which were issued subsequent to December 31, 2023.

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Due to the exploration rather than the production nature of our business, our operating activities do not generate cash flows, and cannot satisfy our cash requirements. However, we believe that the cash we were able to generate from the Offering will allow us to support our operations including our planned exploration programs and the general day-to-day business activities for the next 12-month period. We will continue to look for opportunities to generate additional cash through future equity or debt financings.

Cash Flow

	Year Ended December 31,
	2023	2022
Cash flows used in operating activities	$(1,145,448)	$(430,504)
Cash flows provided by/(used in) investing activities	(60,000)	164,656
Cash flows provided by/(used in) financing activities	9,942,822	(147,020)
Effects of foreign currency exchange on cash	-	(978)
Net increase/(decrease) in cash during the year	$8,737,374	$(413,846)

Net cash used in operating activities

During the year ended December 31, 2023, our net cash used in operating activities increased by $714,944, or 166%, to $1,145,448 for the year ended December 31, 2023, compared with $430,504 for the year ended December 31, 2022. During the year ended December 31, 2023, we used $593,556 to cover our cash operating costs, which were determined by reducing the net loss of $2,654,950 the Company incurred during the year, by non-cash items included in the net loss of $2,061,394; we used $536,205 to increase our prepaid expenses, of which $500,367 were associated with prepaid advertising and investor relation costs, and we used further $17,031 to reduce amounts due to our related parties. These uses of cash were in part offset by the $1,344 increase in accounts payable and accrued liabilities.

During the year ended December 31, 2022, we used $430,504 in operating activities. During the year ended December 31, 2022, we used $300,187 to cover our cash operating costs, this amount was comprised of $1,556,055 in net loss, reduced by non-cash transactions of $1,255,868; $12,407 to decrease our accounts payable and accrued liabilities, and $27,000 to decrease amounts due to our related parties. In addition, we used $118,699 cash to pay interest accrued on convertible notes payable, which was in part offset by $10,812 in interest expense on the convertible notes that had reached their maturity. These uses of cash were in part offset by a $16,977 decrease to our prepaid expenses.

Adjustments to reconcile net loss to net cash used in operating activities.

During the year ended December 31, 2023, we recognized a $100,700 loss on revaluation of fair value of our investments in WRR Shares. In addition, we recognized $988,471 in director and officer compensation associated with the par-value shares we distributed to our directors and CEO on December 30, 2021, $583,333 we recorded on vesting of shares awarded to our VP of Operations and $388,890 we recorded on vesting of shares awarded to our consultants, in accordance with the consulting agreements we executed in February of 2023.

During the year ended December 31, 2022, we recognized a $453,043 gain on equity investment associated with WRR Shares. In addition, we recognized $978 loss on foreign exchange fluctuations associated with cash we held in high-interest savings account at a major Canadian bank and recorded $719,462 in amortization of debt discount associated with the convertible notes payable we issued in September and October 2021. We also recorded $988,471 in stock-based compensation associated with the par-value shares we issued to our directors and CEO on December 30, 2021.

Net cash provided by/(used in) investing activities

During the year ended December 31, 2023, we used $60,000 to make option payments on our Swales Property, Agai-Pah Property, and Belshazzar Property.

During the year ended December 31, 2022, we generated $614,656 from the sale of 1,171,083 WRR Shares. During the same period, we used $450,000 to acquire our mineral property interests.

Net cash provided by/(used in) financing activities

During the year ended December 31, 2023, we received $9,999,475 on issuance of 12,499,343 Units of our common stock at $0.80 per Unit pursuant to our Offering. Each Unit was comprised of one common share (a “Common Share”), and one common share purchase warrant (a “Warrant”) to purchase one additional common share (a “Warrant Share”) at an exercise price of $1.20 per Warrant Share, expiring 24 months from the issuance date. We paid $401,463 in share issuance costs associated with the issuance of the Units. We issued 274,425 shares for total proceeds to the Company of $326,810 on exercise of Warrants issued as part of the Offering and recorded further $18,000 as obligation to issue shares on the exercise of the Warrants, as the shares were issued subsequent to December 31, 2023.

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During the year ended December 31, 2022, we received $400 from the sale of 4,000,000 par-value shares to two of our directors, which shares were considered sold on December 30, 2021, however, we received cash payment from the directors subsequent to December 31, 2021. During the same period, we redeemed a total of $147,420 in notes payable, which reached their maturity.

Going Concern

At December 31, 2023, we had a working capital surplus of $8,979,119 and cash on hand of $9,744,392, which is sufficient enough to support our current plan of operations including exploration programs for the next 12-month period. Our investments in equity security is represented by 511,750 WRR Shares valued at $56,105. Prior to receiving the funds from the Offering, we were using WRR Shares as a source of additional cash inflow.

To support our operations beyond the 12-month period, we are planning to continue actively pursuing other means of financing our operations including equity and/or debt financing. However, given the current market and industry conditions, we cannot be sure that we will be able to procure additional funding. If operating difficulties or other factors (many of which are beyond our control) delay our realization of revenues or cash flows from operations, we may be limited in our ability to pursue our business plan. Moreover, if our resources from obtaining additional capital or cash flows from operations, once we commence them, do not satisfy our operational needs or if unexpected expenses arise due to unanticipated pressures or if we decide to expand our business plan beyond its currently anticipated level or otherwise, we will require additional financing to fund our operations, in addition to anticipated cash generated from our operations. Additional financing might not be available on terms favorable to us, or at all. If adequate funds were not available or were not available on acceptable terms, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our business or otherwise respond to competitive pressures would be significantly limited. In a worst-case scenario, we might not be able to fund our operations or to remain in business, which could result in a total loss of our stockholders’ investment. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders would be reduced, and these newly issued securities might have rights, preferences, or privileges senior to those of existing stockholders.

Impact of Inflation

We believe that inflation has had a negligible effect on operations over the past fiscal year.

Capital Expenditures

During the year ended December 31, 2023, we used $60,000 to make annual option payments on Swales Property, Agai-Pah Property, and Belshazzar Property, at $20,000 for each property.

During the year ended December 31, 2022, we used $20,000 to make an initial cash payment to acquire Swales Property, $20,000 to make the first anniversary payment on Agai-Pah Property, and further $20,000 to make the first anniversary payment on Belshazzar Property. In addition, we made a $350,000 one-time cash payment to acquire 2% NSR on Palmetto Project and paid $40,000 to extend the Olinghouse Purchase Option for an additional one-year term.

Off-Balance Sheet Arrangements

None.

Pronouncements

We have implemented all new accounting pronouncements that are in effect, and that may impact our financial statements and do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

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MANAGEMENT

Directors and Executive Officers

Our directors serve until his or her successor is elected and qualified. Our directors elect our officers to a term of one (1) year and they serve until their successors are duly elected and qualified, or until they are removed from office. The board of directors has no nominating or compensation committees.

The name, age, and position of our present officer and directors are set forth below:

Name	Age	Title(s)

Alan Day	59	President, Chief Executive Officer, Principal Executive Officer, Director
Jeffrey Cocks	61	Chairman, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Secretary
Ryan McMillan	39	Vice President of Operations
Robert F. List	87	Director
John Schaff	60	Director
Smith Miller	63	Director

Jeffrey Cocks has held his offices/positions since February 28, 2014, and we expect him to hold his offices/positions at least until the next annual meeting of our shareholders.

Alan Day and Robert F. List were appointed to the board of directors on November 17, 2021. Effective May 4, 2023, Alan Day was appointed to serve as President and Chief Executive Officer of the Company. We expect Mr. Day and Mr. List to hold their offices/positions at least until the next annual meeting of our shareholders.

Ryan McMillan was appointed Vice President of Operations on March 1, 2023, and we expect him to hold his office/position at least until the next annual meeting of our shareholders.

John Schaff and Smith Miller were appointed to the board of directors on January 18, 2024. We expect Mr. Schaff and Mr. Miller to hold their offices/positions at least until the next annual meeting of our shareholders.

Mr. Alan Day, President, Chief Executive Officer, Director

Mr. Day was appointed to our board of directors on November 17, 2021, and as our President and CEO on May 4, 2023. Mr. Day has an extensive financial, operational and administrative background with over 30 years’ experience of exploration and mining experience with a focus on precious metals, copper and nickel. He has held senior project management roles in exploration, mining as well as environmental remediation programs. Mr. Day’s company, Mineral Exploration Services, Ltd. was formed in 1998 to serve the mining industry in property acquisitions and divestitures, claim locating, complete exploration services, including geological consulting and project management. Mr. Day received a B.S. in Geology and a B.A. in Spanish from the University of Utah in 1990.

Mr. Jeffrey Cocks, Chief Financial Officer, Secretary, Director, and Chairman

Jeffrey Cocks is our Chief Financial Officer, Chairman, and Secretary and has served in that capacity since February 28, 2014. From August 1996 to the present, Mr. Cocks has served as the Chairman and Chief Executive Officer of West Isle Ventures, Ltd., a Canadian company that provides consulting services to start-ups and other companies. Mr. Cocks also serves on the board of directors and audit committee of Carson River Ventures Corp. which are traded on the Canadian Stock Exchange. Mr. Cocks has over 25 years of experience in consulting, sales, marketing, product development and branding as well as corporate compliance in the executive offices including overseeing his company’s accounting, compliance and finance departments and as a director of several public companies in both the United States and Canada. Mr. Cocks holds a certificate from Simon Frasier University in its securities program.

Mr. Robert F. List, Director

Mr. List was appointed to our board of directors on November 17, 2021. Mr. List brings a wealth of Nevada knowledge, experience, contacts, and long-standing relationships to the Company. He served as the Governor of Nevada from 1979-1983. Prior to being elected Governor, he served as district attorney of Carson City and 8 years as Attorney General of Nevada. He was Chairman of both the Western Governors Association and the Conference of Western Attorney Generals. Mr. List has been appointed to numerous boards and commissions in the administrations of Presidents Nixon, Ford, Reagan, and George H.W. Bush, including the National Public Lands Advisory Council. He has served as a director for several private and public companies. Mr. List currently is Of Counsel to the Las Vegas law firm Jolley Urga Woodbury and Holthus, specializing in natural resources, finance, gaming, regulatory and administrative law. He is a member of the Bar Associations of Nevada and the District of Columbia. Mr. List received his B.S. from Utah State University and his LL.B and J.D. law degrees from the University of California and Hastings College of Law.

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Mr. Ryan McMillan, Vice President of Operations

Mr. McMillan was appointed our Vice President of Operations on March 1, 2023. Since August 2012, Mr. McMillan has served as a private consultant engaged in business structuring, advising on multi-national corporate mergers, acquisitions, corporate finance and restructuring (debt workouts, debt-equity swaps and capital restructuring), recapitalization (arranging new debt and equity financing) and creating exit strategies—primarily utilizing traditional IPO’s and Alternative Public Offerings. Prior thereto from September 2011 to July 2012, Mr. McMillan worked as Director of Business Development for a private company based in Los Angeles, CA where he was responsible for financial model design, attracting new customers in both new and existing market places, and M&A transactions. In 2007, Mr. McMillan joined a San Diego-based private equity firm engaged in $1 to 3 million seed financing for non-industry specific startups, as an Associate in the company’s Capital Market’s Division. Mr. McMillan’s primary duties involved identifying and interacting with the emerging companies that partnered with the firm, investor relations, which included raising new forms of private capital and developing advisory leads. Mr. McMillan attended University of Arizona where he studied Regional Development with an emphasis in Business.

Mr. Schaff, Director

Mr. Schaff was appointed to our board of directors on January 18, 2024. Mr. Schaff has worked for over 30 years in the exploration industry for both junior and senior mining companies. Mr. Schaff has actively participated in numerous discoveries including Kennecott’s Gemfield, Midway, Castle Au deposits in Nevada, the Whistler Cu-Au deposit in Alaska, Rio Tinto’s Eagle Cu-Ni deposit in Michigan, the Tamarack Cu-Ni deposit in Minnesota, the Diavik Diamond Mine in the Northwest Territories, Canada; and Noranda’s Lynne VMS deposit in Wisconsin. Mr. Schaff’s experience also includes serving as Exploration Manager with Coeur Mining, where he was an integral part in the discovery of the C-Horst deposit located in the highly active Bare Mountain Mining District near Beatty, Nevada. Mr. Schaff received his Bachelor of Science (Geology) from Bemidji State University, Bemidji, Minnesota In 1987.

Mr. Miller, Director

Mr. Miller was appointed to our board of directors on January 18, 2024. Mr. Miller is the CEO and founding member of Strategic Tax Solutions (“STS”) with offices in Boise, Idaho and Loomis, California. He has more than 20 years of experience working with various size companies providing research & development (“R&D”) tax credit services. STS has successfully completed R&D tax credits for hundreds of projects, across multiple industries including but not limited to architecture, engineering, manufacturing, design build contractors, aerospace/DOD, and software. Prior to starting STS, Mr. Miller spent numerous years with two regional accounting firms building some of the industry’s best tax credit and incentive programs. During his career, Mr. Miller has developed a reputation for his expertise and strategic approach as a leader in federal and state research and development tax credits and incentives. In 1987, Mr. Miller received his Bachelor of Science (B.S.) from California State University, Sacramento, CA and his B.S. general Business from Regents College, Albany N.Y.

Family Relationships

There are no family relationships among any of our executive officers and directors.

Corporate Governance

Board of Directors and Board Committees

Our directors hold office until the completion of their term of office, which is not longer than one year, or until a successor(s) have been elected. We reimburse our directors for their services with shares of our Common Stock, we may also compensate them for their role as officers, which compensation may be in the form of cash or equity.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our board of directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

We will reimburse all directors for any expenses incurred in attending directors’ meetings provided that we have the resources to pay these fees. We will consider applying for officers and directors’ liability insurance at such time when we have the resources to do so.

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Code of Business Conduct and Ethics

On February 28, 2014, we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive officer and principal financial officer and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

●	honest and ethical conduct;
●	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements;
●	compliance with applicable laws, rules and regulations;
●	the prompt reporting violation of the code; and
●	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission and is attached to this Registration Statement as Exhibit 14.1.

Indemnification of Directors and Officers and Insurance

Our Articles of Incorporation and Bylaws contain provisions limiting the liability of directors to the fullest extent permitted by Nevada law, and provide that we will indemnify each of our directors and officers to the fullest extent permitted under Nevada law. Our Articles of Incorporation and Bylaws also provide our Board of Directors with discretion to indemnify our employees and other agents when determined appropriate by the Board. We have also purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

We have also entered into indemnification agreements with each of our executive officers and directors that provide our executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the laws of the State of Nevada in effect from time to time, subject to certain exceptions contained in those agreements. A form of this indemnification agreement is included as Exhibit 10.14 to the registration statement of which this prospectus forms a part.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provision, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows, for the years ended December 31, 2023, and 2022, compensation awarded to, paid to, or earned by, our Chief Executive Officer, Chief Financial Officer (the “Named Executive Officer”) and directors.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jeffrey Cocks (1) CFO and	2023	-	-	330,039	-	-	-	-	330,039
Director	2022	-	-	330,039	-	-	-	20,000	350,039

Alan Day (1,2)	2023	-	-	493,824	-	-	-	40,000	533,824
Director	2022	-	-	493,824	-	-	-	40,000	533,824

Robert List (1,3)	2023	-	-	164,608	-	-	-	-	164,608
Director	2022	-	-	164,608	-	-	-	-	164,608

Ryan McMillan (1,4)	2023	-	-	583,333	-	-	-	-	583,333
VP of Operations	2022	-	-	-	-	-	-	-	-

(1)	We have no formal employment arrangements with Messrs. Cocks, Day and List at this time. Messrs. Cocks’ Day’s, List’s and McMillan’s compensation has not been fixed or based on any percentage calculations. Mr. McMillan has a Consulting Agreement with the Company that was entered into on February 24, 2023 that provides for the payment of 2,000,000 shares of restricted shares over a period of two years.
(2)	Mr. Day was appointed to the Company’s board of directors on November 17, 2021, and President and CEO of the Company on May 4, 2023.
(3)	Mr. List was appointed to the Company’s board of directors on November 17, 2021.
(4)	Mr. McMillan was appointed the Company’s VP of Operations on March 1, 2023.

EQUITY INCENTIVE PLANS

We currently do not have any equity compensation plans.

On December 30, 2021, the Company distributed a total of 6,005,000 shares of common stock to the Company’s directors (the “Director Shares”). The Director Shares are subject to the terms and conditions included in 3-year lock-up and vesting agreements (the “Lock-up Agreements”), which contemplate that the Director Shares will vest in equal annual installments over a 3-year term during which term the shareholders agreed not to sell, directly or indirectly, or enter into any other transactions involving the Company’s common shares regardless if the shares have vested or not.

The fair value of the shares was determined to be approximately $2,924,796 or $0.4938 per share based on the trading price of the Company’s common stock on the issue date adjusted for the restrictions under the Lock-up Agreements. The shares vest over a three-year time period.

As stated above, the Company distributed all of the awarded shares prior to vesting. As at December 31, 2023, 4,003,334 shares have vested and 2,001,666 shares remained unvested.

On February 24, 2023, the Company entered into a consulting agreement with the Company’s newly appointed Vice President of Operations (the “VP Agreement”). The Company agreed to issue 2,000,000 shares of its common stock for the services. The shares vest ratably over a two-year period, beginning March 1, 2023, and vested shares are distributed quarterly. The fair value of the shares was $1,400,000 or $0.70 per share based on the trading price of the Company’s common stock on the date the service period began. As of December 31, 2023, the Company had distributed a total of 833,333 shares under the VP Agreement.

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Outstanding Equity Awards at Fiscal Year End

None. We do not have any equity award compensation plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 11, 2024, the total number of shares owned beneficially by our officer and directors, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The shareholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares. As of October 11, 2024, we had 26,543,866 shares of common stock outstanding of which 8,333,333 were held by four shareholders.

There are no pending or anticipated arrangements that may cause a change in control.

Title of Class	Name of Beneficial Owner	Amount of Beneficial Ownership	Nature of Beneficial Ownership	Percent of Class
Security Ownership of Management
Common Stock	Jeffrey Cocks	3,000,000	Direct and beneficial (1)	11.3%
Common Stock	Robert F. List	1,000,000	Beneficial (2)	3.8%
Common Stock	Alan Day	3,000,000	Direct (3)	11.3%
Common Stock	Ryan McMillan	1,333,333	Beneficial (4)	5.0%
All Officers and Directors as a Group		8,333,333		31.4%
Security Ownership of Certain Beneficial Owners (more than 5%)
Common Stock	Jeffrey Cocks	3,000,000	Direct and beneficial (1)	11.3%
Common Stock	Robert F. List	1,000,000	Beneficial (2)	3.8%
Common Stock	Alan Day	3,000,000	Direct (3)	11.3%

(1)	2,005,000 shares listed as beneficially owned by Jeffrey Cocks were issued in the name of 071663 BC Ltd., a company managed by Mr. Cocks. In addition to the regular restrictive legend, these shares are subject to the terms and conditions included in a 3-year lock-up and vesting agreement effective December 30, 2021, which contemplates that the shares are to be issued in equal annual installments over a 3-year term, during which term the shareholder will not sell, directly or indirectly, or enter into any other transactions involving these shares.
(2)	The Shares were issued in the name of List Family Trust Dated May 26, 2004, managed by Mr. List. In addition to the regular restrictive legend, these shares are subject to the terms and conditions included in a 3-year lock-up and vesting agreement effective December 30, 2021, which contemplates that the shares are to be issued in equal annual installments over a 3-year term, during which term the shareholder will not sell, directly or indirectly, or enter into any other transactions involving these shares.
(3)	In addition to the regular restrictive legend, the shares held by Mr. Day are subject to the terms and conditions included in a 3-year lock-up and vesting agreement effective December 30, 2021, which contemplates that the shares are to be issued in equal annual installments over a 3-year term, during which term the shareholder will not sell, directly or indirectly, or enter into any other transactions involving these shares.
(4)	The Shares are issued in the name of McMillan Co., an entity controlled by Mr. McMillan.

SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by Keystone Capital Partners of any or all of the shares of common stock that may be issued by us to Keystone Capital Partners under the Purchase Agreement. For additional information regarding the issuance of common stock covered by this prospectus, see the section titled “Keystone Capital Partners Committed Equity Financing” above. We are registering the shares of common stock pursuant to the provisions of the Registration Rights Agreement we entered into with Keystone Capital Partners on October 3, 2024 in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, Keystone Capital has not had any material relationship with us within the past three years. As used in this prospectus, the term “selling stockholder” means Keystone Capital Partners, LLC.

64

The table below presents information regarding the selling stockholder and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder and reflects holdings as of October 11, 2024. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares in this offering. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act and includes shares of common stock with respect to which the selling stockholder has voting and investment power. The percentage of shares of common stock beneficially owned by the selling stockholder prior to the offering shown in the table below is based on an aggregate of 26,543,866 shares of our common stock outstanding on October 11, 2024. Because the purchase price of the shares of common stock issuable under the Purchase Agreement is determined on each Fixed Purchase Date, with respect to a Fixed Purchase, on the applicable VWAP Purchase Date, with respect to a VWAP Purchase, and on the applicable Additional VWAP Purchase Date, with respect to an Additional VWAP Purchase, the number of shares that may actually be sold by the Company to Keystone Capital under the Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this	Number of Shares of Common Stock Owned After Offering
Name of Selling Shareholder	Number(1)	Percent(2)	Prospectus	Number(3)	Percent(3)
Keystone Capital Partners, LLC(4)	27,356	0.10%	5,972,644	0	0%

*	Represents beneficial ownership of equal to or less than 0.1% of our outstanding common stock.

(1)	This number represents the 27,356 shares of common stock we issued to Keystone Capital Partners as Commitment Shares in consideration for entering into the Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that Keystone Capital may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of Keystone Capital’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the Fixed Purchases, VWAP Purchase, or Additional VWAP Purchase, as applicable, of common stock are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our common stock to Keystone Capital to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by Keystone Capital, would cause Keystone Capital’s beneficial ownership of our common stock to exceed the 4.99% Beneficial Ownership Cap.

(2)	Applicable percentage ownership is based on 26,543,866 shares of our common stock outstanding as of October 11, 2024.

(3)	Assumes the sale of all shares being offered pursuant to this prospectus.

(4)	The business address of Keystone Capital Partners, LLC is 139 Fulton Street, Suite 412, New York, NY 10038. Keystone Capital Partners, LLC’s principal business is that of a private investor. Ranz Group, LLC, a Delaware limited liability company, is the managing member of Keystone Capital Partners, LLC and the beneficial owner of 97% of the membership interests in Keystone Capital Partners, LLC. Fredric G. Zaino is the managing member of Ranz Group, LLC and has sole voting control and investment discretion over securities beneficially owned directly by Keystone Capital, LLC and indirectly by Ranz Group, LLC. We have been advised that none of Mr. Zaino, Ranz Group, LLC or Keystone Capital Partners, LLC is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Zaino as to beneficial ownership of the securities beneficially owned directly by Keystone Capital Partners, LLC and indirectly by Ranz Group, LLC.

65

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our promoters are Mr. Cocks, our chairman, Chief Financial Officer and Secretary, Mr. Day, our Chief Executive Officer and President, Mr. McMillan, our VP of Operations.

Our office and mailing address is 5655 Riggins Court, Suite 15, Reno, NV 89502.

Our officers and directors are required to commit time to our affairs and, accordingly, may have conflicts of interest in allocating management time among various business activities. In the course of other business activities, they may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

In an effort to resolve such potential conflicts of interest, our officers and directors have orally agreed that any opportunities in the United States, that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

On December 30, 2021, the Company issued 2,005,000 shares of the common stock to a private company of which Mr. Jeffrey Cocks is sole director of, 1,000,000 shares of the common stock to List Family Trust Dated May 26, 2004, which is managed by Mr. List, and 3,000,000 shares of the Common stock to Mr. Alan Day. These shares were issued at par value for a total cash consideration of $601.

On March 18, 2022, the Company and Messrs. Cocks, Day and List, entered into 3-year lock-up and vesting agreements (the “Lock-up Agreements”), which contemplate that the Director Shares will vest in equal annual installments over a 3-year term; during which term the directors agreed not to sell, directly or indirectly, or enter into any other transactions involving the Company’s common shares regardless if the shares have vested or not.

On May 19, 2021, we entered into an exploration lease with an option to purchase agreement with MSM Resource, L.L.C., (“MSM”) a Nevada limited liability Corporation on the Agai-Pah Property, consisting of 20 unpatented mining claims totaling 400 acres. Mr. Alan Day, the Company’s CEO, President, and director, is a managing member of MSM. During the years ended December 31, 2023 and 2022, the Company made $20,000 anniversary payments for each year for the Agai-Pah Property.

On June 4, 2021, we entered into an exploration lease with option to purchase agreement with Belshazzar Holdings, L.L.C., (“BH”) a Nevada limited liability Corporation on the Belshazzar Property, consisting of ten unpatented lode mining claims and seven unpatented placer mineral claim totaling 200 acres. Mr. Alan Day, the Company’s director, is a managing member of BH. During the years ended December 31, 2023 and 2022, the Company made the $20,000 anniversary payments for each year for the Belshazzar Property.

On January 27, 2022, our wholly owned subsidiary, Nevada Canyon, LLC, entered into a Royalty Purchase Agreement with Smooth Rock Ventures, LLC, a wholly-owned subsidiary of Smooth Rock Ventures Corp. (“Smooth Rock”), to acquire a 2% net smelter returns royalty on the Palmetto Project. Mr. Alan Day, the Company’s director, is also a director and CEO of Smooth Rock. The Company made a one-time cash payment of $350,000, on February 7, 2022.

During the year ended December 31, 2022, the Company paid $20,000 in consulting fees to West Isle Ventures, a company wholly owned by Mr. Jeff Cocks, the Company’s director, CEO and CFO.

Aside from the transactions noted above and in Item 11 of this Registration Statement on Form S-1, we had no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

●	disclose such transactions in prospectuses, where required;
●	disclose in any and all filings with the Securities and Exchange Commission, where required;
●	obtain disinterested directors’ consent, where required; and
●	obtain shareholder consent, where required.

66

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock being offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. You may also access our reports and proxy statements free of charge at our website, https://nevadacanyongold.com/.The information contained in, or that can be accessed through, our website is not part of this prospectus. The prospectus included in this filing is part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC, as indicated above, or from us.

67

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Nevada Canyon Gold Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Nevada Canyon Gold Corp. (“the Company”) as of December 31, 2023 and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee or those in charge of governance and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Assure CPA, LLC

We have served as the Company’s auditor since 2023.

Spokane, Washington

March 11, 2024

F-2

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Nevada Canyon Gold Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Nevada Canyon Gold Corp. (the “Company”) as of December 31, 2022, the related consolidated statements of operations, stockholders’ equity and cash flows, for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has limited liquidity and has not completed its efforts to establish a source of revenue sufficient to cover operating costs over an extended period of time. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting in accordance with the standards of the PCAOB. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion in accordance with the standards of the PCAOB.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-3

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Critical Audit Matter	How the Matter was Addressed in the Audit
Assessment of Mineral property interests for potential impairment indicators	The primary procedures we performed to address this critical audit matter included:

As described in Note 2 to the financial statements, management reviews and evaluates the net carrying value of mineral property interests for impairment upon the occurrence of events or changes in circumstances that indicate that the related carrying amounts may not be recoverable. If deemed necessary based on this review and evaluation, management performs a test for impairment.	●	Evaluation of the Company’s identification of significant events or changes in circumstances that have occurred indicating the underlying mineral property interests may not be recoverable by performing an independent assessment.

In its review and evaluation, management determined that there were no indicators that the carrying amount of mineral property interests, which has a carrying value of $720,395 as of December 31, 2022, may not be recoverable.	●	Discussion with management of future business plans for the mineral property interests

We identified the assessment of unproved mineral properties for potential impairment indicators as a critical audit matter due to the materiality of the balance, the high degree of auditor judgment and an increased level of effort when performing audit procedures to evaluate the reasonableness of management’s assumptions in determining whether indicators of impairment are present.	●	Ensuring key assumptions were consistent with evidence obtained in other areas of the audit.

/s/ DMCL LLP

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

We have served as the Company’s auditor since 2015. In 2023 we became the predecessor auditor.

Vancouver, Canada

March 27, 2023

F-4

Nevada Canyon Gold Corp.

Consolidated Balance Sheets

	December 31, 2023	December 31, 2022

ASSETS
Current Assets
Cash and cash equivalents	$9,744,392	$1,007,018
Prepaid expenses	541,034	4,829
	10,285,426	1,011,847

Investment in equity security	56,105	156,805
Mineral property interests	780,395	720,395
TOTAL ASSETS	$11,121,926	$1,889,047

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$846,307	$844,963
Related party payables	460,000	477,031
Total Liabilities	1,306,307	1,321,994

Commitments and Contingencies (Note 4)

Stockholders’ Equity
Preferred Stock: Authorized 10,000,000 preferred shares, $0.0001 par, none issued and outstanding as of December 31, 2023 and 2022	-	-
Common Stock: Authorized 100,000,000 common shares, $0.0001 par, 25,240,051 and 11,077,394 issued and outstanding as of December 31, 2023 and 2022, respectively	2,523	1,107
Additional paid-in capital	14,957,547	3,073,447
Obligation to issue shares	18,000	-
Accumulated deficit	(5,162,451)	(2,507,501)
	9,815,619	567,053
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,121,926	$1,889,047

The accompanying notes are an integral part of these consolidated financial statements

F-5

Nevada Canyon Gold Corp.

Consolidated Statements of Operations

	For the years ended December 31,
	2023	2022

Operating expenses
Consulting fees	$424,201	$50,726
Director and officer compensation	1,571,805	988,471
Exploration	72,523	20,758
General and administrative	463,872	114,201
Professional fees	126,277	99,249
Transfer agent and filing fees	16,747	14,521
Total operating expenses	2,675,425	1,287,926

Other income (expense)
Interest expense	-	(10,812)
Amortization of debt discount	-	(719,462)
Fair value gain (loss) on equity investments	(100,700)	241,513
Realized gain on equity investments	-	211,530
Foreign exchange gain (loss)	7	(978)
Interest income	121,168	10,080
Total other income (expense)	20,475	(268,129)
Net loss	$(2,654,950)	$(1,556,055)

Net loss per common share - basic and diluted	$(0.21)	$(0.51)
Weighted average number of common shares outstanding:
Basic and diluted	12,589,698	3,034,022

The accompanying notes are an integral part of these consolidated financial statements

F-6

Nevada Canyon Gold Corp.

Consolidated Statement of Stockholders’ Equity For the Years Ended December 31, 2023 and 2022

	Common Stock		Obligation to Issue	Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Capital	Deficit	Equity

Balance, December 31, 2021	8,685,093	$868	$-	$1,190,522	$(951,446)	$239,944

Shares issued on conversion of convertible notes	2,392,301	239	-	894,454	-	894,693
Stock-based compensation - directors and CEO	-	-	-	988,471	-	988,471
Net loss for the year ended December 31, 2022	-	-	-	-	(1,556,055)	(1,556,055)
Balance, December 31, 2022	11,077,394	1,107	-	3,073,447	(2,507,501)	567,053

Shares and warrants issued for cash	12,499,343	1,250	-	9,998,225	-	9,999,475
Shares issued on exercise of warrants	274,425	27	-	329,283	-	329,310
Shares to be issued on exercise of warrants	-	-	18,000	-	-	18,000
Share issuance costs	-	-	-	(403,963)	-	(403,963)
Stock-based compensation - consultants	555,556	56	-	388,834	-	388,890
Stock-based compensation - officer	833,333	83	-	583,250	-	583,333
Stock-based compensation - directors and CEO	-	-	-	988,471	-	988,471
Net loss for the year ended December 31, 2023	-	-	-	-	(2,654,950)	(2,654,950)
Balance, December 31, 2023	25,240,051	$2,523	$18,000	$14,957,547	$(5,162,451)	$9,815,619

The accompanying notes are an integral part of these consolidated financial statements

F-7

Nevada Canyon Gold Corp.

Consolidated Statements of Cash Flow

	For the years ended December 31,
	2023	2022
OPERATING ACTIVITIES:

Net loss	$(2,654,950)	$(1,556,055)
Adjustment to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	-	719,462
Fair value loss (gain) on equity investments	100,700	(241,513)
Foreign exchange loss	-	978
Realized gain on equity investments	-	(211,530)
Stock-based compensation - directors and CEO	988,471	988,471
Stock-based compensation - consultants	388,890	-
Stock-based compensation - officer	583,333	-
Changes in operating assets and liabilities:
Prepaid expenses	(536,205)	16,977
Accounts payable and accrued expenses	1,344	(12,407)
Accrued interest payable	-	(107,887)
Related party payables	(17,031)	(27,000)
Net cash used in operating activities	(1,145,448)	(430,504)

INVESTING ACTIVITIES:
Proceeds from sale of equity investments	-	614,656
Acquisition of mineral property interests	(60,000)	(450,000)
Net cash provided by (used in) investing activities	(60,000)	164,656

FINANCING ACTIVITIES:
Proceeds from the sale of common stock and warrants	9,999,475	400
Share issuance cash costs	(403,963)	-
Proceeds from the exercise of warrants	347,310	-
Payment of convertible notes payable	-	(147,420)
Net cash provided by (used in) financing activities	9,942,822	(147,020)

Effects of foreign currency exchange on cash	-	(978)

Net increase (decrease) in cash and cash equivalents	8,737,374	(413,846)
Cash and cash equivalents, beginning of year	1,007,018	1,420,864
Cash and cash equivalents, end of year	$9,744,392	$1,007,018

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$-	$118,699

NONCASH INVESTING AND FINANCING ACTIVITIES:
Mineral interests acquired with related party payables, net	$20,000	$-

The accompanying notes are an integral part of these consolidated financial statements

F-8

NEVADA CANYON GOLD CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2023 AND 2022

NOTE 1 - NATURE OF BUSINESS

Nevada Canyon Gold Corp. (the “Company”) was incorporated under the laws of the state of Nevada on February 27, 2014. On July 6, 2016, the Company changed its name from Tech Foundry Ventures, Inc. to Nevada Canyon Gold Corp. On December 15, 2021, the Company incorporated two subsidiaries, Nevada Canyon LLC and Canyon Carbon LLC. Both subsidiaries were incorporated under the laws of the state of Nevada. The Company is involved in acquiring and exploring mineral properties and royalty interests in Nevada and Idaho.

Going Concern

The Company’s consolidated financial statements are prepared using accounting principles generally accepted in the United States of America (“US GAAP”) applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is in the business of acquiring and exploring mineral properties and royalty interests and has not generated or realized any revenues from these business operations. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.

As of December 31, 2023, the Company’s management has assessed the Company’s ability to continue as a going concern. Management’s assessment is based on various factors, including historical and projected financial performance, liquidity, and other relevant circumstances. As of the date of these consolidated financial statements, the Company has sufficient cash to meet its working capital requirements and fund its exploration programs and general day-to-day operations for at least the next 12 months. This assessment takes into account the Company’s current cash balances as a result of the sale of the Company’s common shares under offering statement on Form 1-A (the “Offering”), and expected future cash inflows from the Offering and future financing the management is planning to undertake.

While the Company believes it has the financial resources to continue its operations for the next 12 months, it is important to note that there are inherent uncertainties in projecting future cash flows, and there can be no assurance that these projections will be realized. The Company continues to closely monitor its financial position, market conditions, and other factors that may impact its ability to continue as a going concern. Management’s assessment is based on the information available as of the date of this report. If unforeseen events, adverse market conditions, or other factors negatively affect the Company’s financial position in the future, there may be a need to adjust the going concern assessment. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. In the event that the Company’s ability to continue as a going concern becomes doubtful, adjustments to the carrying values of assets and liabilities, as well as additional disclosures, would be necessary.

In prior reporting periods, the Company concluded that substantial doubt regarding its ability to continue as a going concern existed. The cash received from sale of the Company’s common stock as a result of the Offering in the third and fourth quarter of the Company’s Fiscal 2023 (Note 6), alleviated the substantial doubt.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These consolidated financial statements and related notes are presented in accordance with US GAAP, and are presented in United States dollars.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Nevada Canyon LLC and Canyon Carbon LLC. On consolidation, all intercompany balances and transactions are eliminated.

F-9

Use of Estimates and Assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The Company regularly evaluates estimates and assumptions related to the fair value of stock-based compensation, impairment of its interest in mineral properties, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Basis of Accounting

The Company’s consolidated financial statements are prepared using the accrual method of accounting.

Cash and Cash Equivalents

Cash and cash equivalents include bank deposits and highly liquid investments purchased with maturities of three months or less. Cash deposits with banks may exceed Federal Deposit Insurance Corporation insured limits.

Deferred Stock Issuance Costs

The Company defers, within prepaid expenses, certain legal, accounting and other third-party fees that are directly related to the Company’s in-process equity financings until such financings are consummated. After consummation of the equity financing, these costs are recorded as a reduction of the proceeds received as a result of the offering. Should a planned equity financing be abandoned, terminated or significantly delayed, the deferred offering costs are immediately written off to operating expenses.

Equity Investments

Investments in equity securities are generally measured at fair value. Gains and losses for equity securities resulting from changes in fair value are recognized in current earnings. Gains and losses on the sale of securities are recognized on a specific identification basis.

Income Taxes

The Company accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. The Company provides a valuation allowance for deferred tax assets that the Company does not consider more likely (than not) to be realized.

The Company assesses all material positions taken in any income tax return, including all significant uncertain positions, in all tax years that are still subject to assessment or challenge by relevant taxing authorities. Assessing an uncertain tax position begins with the initial determination of the position’s sustainability and is measured at the largest amount of benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement. As of each balance sheet date, unresolved uncertain tax positions must be reassessed, and the Company will determine whether (i) the factors underlying the sustainability assertion have changed and (ii) the amount of the recognized tax benefit is still appropriate. The recognition and measurement of tax benefits requires significant judgment. Judgments concerning the recognition and measurement of a tax benefit might change as new information becomes available.

F-10

Earnings per Share

The Company’s basic earnings per share (“EPS”) is calculated by dividing its net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period, excluding unvested portion of restricted stock. Restricted stock that has been distributed but not yet vested and thus excluded from the weighted average shares calculation, was 2,001,667 and 4,003,333 at December 31, 2023 and 2022, respectively (Note 6).

The Company’s diluted EPS is calculated by dividing its net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. Dilutive earnings per share includes any additional dilution from common stock equivalents, such as stock options, warrants, and convertible instruments, if the impact is not antidilutive. At December 31, 2023 and 2022, all of the Company’s outstanding warrants and restricted stock awards are excluded from the diluted earnings per share calculation because their impact would be anti dilutive.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and cash equivalents and investment in equity security. The carrying value of these financial instruments approximates their fair value based on their short-term nature. The Company is not exposed to significant interest, exchange or credit risk arising from these financial instruments.

The fair value hierarchy under US GAAP is based on the following three levels of inputs, of which the first two are considered observable and the last unobservable:

Level 1:	Quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2:	Observable inputs other than Level I, quoted prices for similar assets or liabilities in active prices whose inputs are observable or whose significant value drivers are observable; and

Level 3:	Assets and liabilities whose significant value drivers are unobservable by little or no market activity and that are significant to the fair value of the assets or liabilities.

At the end of each reporting period, the Company’s investment in equity security is measured at fair value using Level 1 inputs. During the years ended December 31, 2023 and 2022, the Company has no assets or liabilities requiring measurement at fair value on a non-recurring basis.

Stock-Based Compensation

All transactions in which goods or services are received for the issuance of shares of the Company’s common stock or the issuance of common stock awards are accounted for based on the fair value of the equity interest issued. The fair value of shares of common stock is determined based upon the closing price per share of the Company’s common stock on the date of issuance and other applicable inputs. The Company recognizes stock-based compensation for common stock award grants evenly over the related vesting period.

Mining Interests and Mineral Exploration Expenditures

Exploration costs are expensed in the period in which they occur. The Company capitalizes costs for acquiring and leasing mining properties and expenses costs to maintain mineral rights as incurred. Should a property reach the production stage, capitalized costs would be amortized using the units-of-production method based on periodic estimates of ore reserves.

Impairment of Long-lived Assets

The Company periodically reviews its long-lived assets to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted net future cash flows estimated to be generated by its assets to their respective carrying amounts. If impairment is deemed to exist, the assets will be written down to fair value.

F-11

Related Parties and Transactions

The Company identifies related parties and discloses related party transactions. Parties, which can be entities or individuals, are considered to be related if either party has the ability, directly or indirectly, to control or exercise significant influence over the Company in making financial and operational decisions. Entities and individuals are also considered to be related if they are subject to common control or significant influence of the Company.

Recent Accounting Pronouncements

In August 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-05 Business Combinations - Joint Venture Formations (Subtopic 805-60): Recognition and Initial Measurement. The new guidance addresses the accounting for contributions made to a joint venture, upon formation, in a joint venture’s separate financial statements. The objectives of the amendments are to (1) provide decision useful information to investors and other allocators of capital in a joint venture’s financial statements and (2) reduce diversity in practice. The guidance is applied prospectively and effective for all newly formed joint venture entities with a formation date on or after January 1, 2025, with early adoption permitted. The Company is currently evaluating the impact of this guidance on its consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09 (Topic 740) Improvements to Income Tax Disclosures. The new guidance requires additional disclosures of disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The guidance is effective for annual periods beginning after December 15, 2024. The guidance should be applied on a prospective basis with the option to apply the standard retrospectively. The Company is currently evaluating the impact of this disclosure guidance on its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 3 – RELATED PARTY TRANSACTIONS

Amounts due to related parties at December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Amounts due to the Chairman of the board, Chief Financial Officer (“CFO”) and former Chief Executive Officer (“CEO”) and President (a)	$100,000	$117,031
Amounts due to a company controlled by the Chairman of the board, CFO, and former CEO and President (a)	360,000	360,000
Total related party payables	$460,000	$477,031

(a)	These amounts are non-interest bearing, unsecured and due on demand.

F-12

During the years ended December 31, 2023 and 2022, the Company had the following transactions with its related parties:

	Year ended December 31,
	2023	2022
Director stock-based compensation incurred to the Chairman of the board, CFO and former CEO and President	$330,039	$330,039
Director stock-based compensation incurred to a director	164,608	164,608
Director stock-based compensation incurred to CEO, President, and director	493,824	493,824
Officer stock-based compensation incurred to VP of Operations	583,333	-
Consulting fees paid to a company controlled by the former CEO and director	-	20,000
Geological consulting fees paid to a company controlled by the CEO	51,000	-
Total related party transactions	$1,622,804	$1,008,471

See Note 4 - Mineral Property Interests for further information on related party transactions and Note 6 - Stockholders’ Equity for further information regarding stock issued to related parties.

NOTE 4 – MINERAL PROPERTY INTERESTS

As of December 31, 2023, the Company’s mineral property interests are comprised of the Lazy Claims Property, the Loman Property, and the Agai-Pah Property located in Mineral County, Nevada, the Swales Property located in Elko County, Nevada, and the Belshazzar Property located in Quartzburg mining district, Boise County, Idaho. In addition, the Company acquired an option to acquire 100% interest of Target Minerals, Inc’s (“Target”) 1% production royalty on the Olinghouse Project, located in the Olinghouse Mining District, Washoe County, Nevada, and acquired 2% net smelter returns royalty (“NSR”) on the Palmetto Project (the “Project”), located in Esmeralda County, Nevada.

Property/Project	December 31, 2023	December 31, 2022
Lazy Claims	$-	$-
Loman	10,395	10,395
Agai-Pah	60,000	40,000
Belshazzar	60,000	40,000
Swales	60,000	40,000
Olinghouse	240,000	240,000
Palmetto Project	350,000	350,000
Total	$780,395	$720,395

Lazy Claims Property

On August 2, 2017, the Company entered into an exploration lease agreement (the “Lazy Claims Agreement”) with Tarsis Resources US Inc. (“Tarsis”), a Nevada corporation, to lease the Lazy Claims, consisting of three claims. The term of the Lazy Claims Agreement is ten years, and is subject to extension for additional two consecutive 10-year terms. Full consideration of the Lazy Claims Agreement consists of the following: an initial cash payment of $1,000 to Tarsis, paid upon the execution of the Lazy Claims Agreement, with $2,000 payable to Tarsis on each subsequent anniversary of the effective date. The Company agreed to pay Tarsis a 2% production royalty (the “Lazy Claims Royalty”) based on the gross returns from the production and sale of minerals from the Lazy Claims. Should the Lazy Claims Royalty payments to Tarsis be in excess of $2,000 per year, the Company will not be required to pay a $2,000 annual minimum payment.

During the year ended December 31, 2023, the Company paid $2,543 (2022 - $2,543) for its mineral property interests in Lazy Claims, of which $2,000 (2022 - $2,000) represented annual minimum payment required under the Lazy Claims Agreement and $543 (2022 - $543) was associated with the annual mining claim fees payable to the Bureau of Land Management (the “BLM”). These fees were recorded as part of the Company’s exploration expenses.

Loman Property

In December 2019, the Company acquired 27 mining claims for a total of $10,395. The claims were acquired by the Company from a third-party.

During the year ended December 31, 2023, the Company paid $4,791 (2022 - $4,791) in annual mining claim fees payable to the BLM. These fees were recorded as part of the Company’s exploration expenses.

F-13

Agai-Pah Property

On May 19, 2021, the Company entered into exploration lease with option to purchase agreement (the “Agai-Pah Property Agreement”) with MSM Resource, L.L.C. (“MSM”), a Nevada limited liability Corporation on the Agai-Pah Property, consisting of 20 unpatented mining claims totaling 400 acres, located in sections 32 & 33, T4N, R34E, MDM, Mineral County, Nevada about 10 miles northeast of the town of Hawthorne (the “Agai-Pah Property”). Alan Day, the managing member of MSM, is the CEO, President, and director of the Company.

The term of the Agreement commenced on May 19, 2021, and continues for ten years, subject to the Company’s right to extend the Agai-Pah Property Agreement for two additional terms of ten years each, and subject to the Company’s option to purchase the Property.

Full consideration of the Agai-Pah Property Agreement consists of the following: (i) an initial cash payment of $20,000 to be paid within 90 days from the execution of the Agai-Pah Property Agreement on May 19, 2021 (the “Effective Date”), and (ii) annual payments of $20,000 to be paid on the anniversary of the Effective Date while the Agai-Pah Property Agreement remains in effect. The Company has the exclusive option and right to acquire 100% ownership of the Agai-Pah Property (the “Agai-Pah Purchase Option”). To exercise the Agai-Pah Purchase Option, the Company will be required to pay $750,000 (the “Agai-Pah Purchase Price”). The Agai-Pah Purchase Price can be paid in either cash and/or equity of the Company, or a combination thereof, at the election of MSM. The annual payments paid by the Company to MSM, shall not be applied or credited against the Purchase Price.

During the year ended December 31, 2023, the Company paid $3,552 (2022 - $3,552) in annual mining claim fees payable to the BLM. These fees were recorded as part of the Company’s exploration expenses.

Belshazzar Property

On June 4, 2021, the Company entered into exploration lease with option to purchase agreement (the “Belshazzar Property Agreement”) with Belshazzar Holdings, L.L.C. (“Belshazzar”), a Nevada Limited Liability Corporation on the Belshazzar Property, consisting of ten unpatented lode mining claims and seven unpatented placer mineral claims totaling 200 acres, within Quartzburg mining district, in Boise County, Idaho (the “Belshazzar Property”). Alan Day, the managing member of Belshazzar, is the CEO, President, and director of the Company.

The term of the Belshazzar Property Agreement commenced on June 4, 2021, and continues for ten years, subject to the Company’s right to extend the Belshazzar Property Agreement for two additional terms of ten years each, and subject to the Company’s option to purchase the Belshazzar Property.

Full consideration of the Belshazzar Property Agreement consists of the following: (i) an initial cash payment of $20,000 to be paid within 90 days from the execution of the Belshazzar Property Agreement on June 4, 2021 (the “effective date”), and (ii) annual payments of $20,000 to be paid on the anniversary of the Effective Date while the Belshazzar Property Agreement remains in effect. The Company has the exclusive option and right to acquire 100% ownership of the Belshazzar Property (the “Belshazzar Purchase Option”). To exercise the Belshazzar Purchase Option, the Company will be required to pay $800,000 (the “Belshazzar Purchase Price”). The Belshazzar Purchase Price can be paid in either cash and/or equity of the Company, or a combination thereof, at the election of Belshazzar. The annual payments paid by the Company to BH, shall not be applied or credited against the Belshazzar Purchase Price. The Belshazzar Property is subject to a 1% Gross Returns Royalty payable to the property owner, from the commencement of commercial production subject to certain terms.

During the year ended December 31, 2023, the Company paid $2,825 (2022 - $2,660) in annual mining claim fees payable to the BLM. These fees were recorded as part of the Company’s exploration expenses.

Swales Property

On December 27, 2021, the Company entered into exploration lease with option to purchase agreement (the “Swales Property Agreement”) with Mr. W. Wright Parks III., (“Mr. Parks”) on the Swales Property, consisting of 40 unpatented lode mining claims totaling 800 acres, within Swales Mountain Mining District in Elko County, Nevada (the “Swales Property”).

F-14

The term of the Swales Property Agreement commenced on December 27, 2021, and continues for ten years, subject to the Company’s right to extend the Swales Property Agreement for two additional terms of ten years each, and subject to the Company’s option to purchase the Swales Property.

Full consideration of the Swales Property Agreement consists of the following: (i) an initial cash payment of $20,000 to be paid within 90 days from the execution of the Swales Property Agreement on December 27, 2021 (the “Effective Date”), and (ii) annual payments of $20,000 to be paid on the anniversary of the Effective Date while the Swales Property Agreement remains in effect. The Company has the exclusive option and right to acquire 100% ownership of the Swales Property (the “Swales Purchase Option”). To exercise the Swales Purchase Option, the Company will be required to pay $750,000 (the “Swales Purchase Price”). The Swales Purchase Price can be paid in either cash and/or equity of the Company, or a combination thereof, at the election of Mr. Parks. The annual payments paid by the Company to Mr. Parks, shall not be applied or credited against the Swales Purchase Price.

The Company made the initial cash payment of $20,000 on January 15, 2022, and made the first $20,000 anniversary payment on March 14, 2023, which was initially accrued at December 31, 2022. At December 31, 2023, the Company accrued the second $20,000 anniversary payment, which was paid on February 16, 2024.

During the year ended December 31, 2023, the Company paid $7,092 (2022 - $7,092) in annual mining claim fees payable to the BLM. These fees were recorded as part of the Company’s exploration expenses.

Olinghouse Project

On December 17, 2021, the Company’s wholly-owned subsidiary, Nevada Canyon, LLC, entered into an Option to Purchase Agreement (the “Olinghouse Agreement”) with Target Minerals, Inc (“Target”), a private Nevada company, to acquire 100% interest of Target’s 1% production royalty on the Olinghouse Project, located in the Olinghouse Mining District, Washoe County, Nevada.

The Company has the exclusive right and option (the “Olinghouse Purchase Option”), exercisable at any time during the Olinghouse Option period, at its sole discretion, to acquire 100% of a 1% production royalty from the net smelter returns on all minerals and products produced from certain properties comprising the Olinghouse Project.

The term of the Olinghouse Purchase Option shall be the later of one year, or 60 days after the date on which the Company delivers to Target a written notice to exercise the Olinghouse Purchase Option, subject to further extension if Target’s conditions to closing are not fully satisfied or otherwise waived by the Company. Full consideration of the Olinghouse Agreement consists of the following: (i) an initial cash option payment of $200,000 payable upon execution of the Agreement, which the Company paid on December 18, 2021, and (ii) purchase price (the “Olinghouse Purchase Price”) which shall be paid by the Company to Target in either cash or common shares of the Company, the determination of which shall be as follows:

●	if the Company’s 10-day volume weighted average price (“VWAP”) Calculation is less than $1.25 per share, the Olinghouse Purchase Price shall be paid in cash; or

●	if the Company’s 10-day VWAP Calculation is more than $1.25 per share, the Olinghouse Purchase Price shall be paid in the form of 2,000,000 Shares of the Company’s common stock.

On December 23, 2022, the Company and Target agreed to extend the Olinghouse Purchase Option for an additional one-year term, expiring on December 17, 2023, for a one-time cash payment of $40,000. In December of 2023, in accordance with Article 3 of the Olinghouse Agreement, the Company notified Target that the Company intends to exercise its option to acquire the 1% production royalty on the Olinghouse Project. As of the date of these financial statements, the Company has not received the Royalty deed. The Company intends to make the final option payment once it received fully executed Royalty deed from Target.

F-15

During the year ended December 31, 2023, the Company did not incur any exploration costs associated with the Olinghouse Project.

Palmetto Project

On January 27, 2022, Nevada Canyon, LLC entered into a Royalty Purchase Agreement with Smooth Rock Ventures, LLC, a wholly-owned subsidiary of Smooth Rock Ventures Corp. (“Smooth Rock”), to acquire a 2% net smelter returns royalty on the Palmetto Project. Alan Day, the Company’s CEO, President, and director, is also a director and CEO of Smooth Rock.

To acquire the 2% NSR on the Palmetto Project, Nevada Canyon agreed to pay Smooth Rock a one-time cash payment of $350,000, which was paid on February 7, 2022.

During the years ended December 31, 2023 and 2022, the Company did not incur any additional expenses associated with the Palmetto Project.

NOTE 5 – INVESTMENT IN EQUITY SECURITY

As at December 31, 2023 and 2022, the Company’s equity investment consists of 511,750 common shares of Walker River Resources Corp. (“WRR”).

At December 31, 2023 and 2022, the fair value of the equity investment was $56,105 and $156,805, respectively, based on the trading price of WRR Shares at December 31, 2023 and 2022. Fair value is measured using Level 1 inputs in the fair value hierarchy. During the year ended December 31, 2023 the revaluation of the equity investment in WRR resulted in a $100,700 loss on the change in fair value of the equity investment (December 31, 2022 - $241,513 gain).

The Company did not sell any WRR Shares during the year ended December 31, 2023. During the year ended December 31, 2022, the Company sold 1,171,083 WRR Shares for net proceeds of $614,656. The Company recorded a net realized gain of $211,530 on the sale of WRR Shares.

NOTE 6 – STOCKHOLDERS’ EQUITY

The Company was formed with one class of common stock, $0.0001 par value, and is authorized to issue 100,000,000 common shares and one class of preferred stock, $0.0001 par value, and is authorized to issue 10,000,000 preferred shares. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the directors of the Company.

Equity transactions during the year ended December 31, 2023

Units issued under offering statement on Form 1-A

During the year ended December 31, 2023, the Company issued a total of 12,499,343 units of its common stock pursuant to its offering statement on Form 1-A (the “Offering”). Each unit is comprised of one common share, and one common share purchase warrant to purchase one additional common share at an exercise price of $1.20 per Warrant Share, expiring 24 months from the issuance date.

The Units were issued in five separate tranches as follows:

Effective date	Number of units issued	Gross proceeds	Share issuance costs – cash	Share issuance costs – agent warrants	Net proceeds
July 27, 2023	432,914	$346,331	$26,178	$3,404	$320,153
August 28, 2023	2,886,124	2,308,899	86,960	22,694	2,221,939
September 23, 2023	2,218,222	1,774,578	69,098	17,442	1,705,480
October 18, 2023	4,958,717	3,966,974	134,270	38,936	3,832,704
November 3, 2023	2,003,366	1,602,693	84,955	15,730	1,517,738
Total	12,499,343	$9,999,475	$401,461	$98,206	$9,598,014

F-16

The Company incurred a total of $499,667 in share issuance costs of which $98,206 were associated with issuance of 124,994 agent warrants (the “Agent Warrants”). The Agent Warrants are exercisable at $1.20 and expire 5 years from the issuance date. The fair value of the Agent Warrants was determined using Black-Scholes Option Pricing Model with the following assumptions: expected life of 5 years, risk-free interest rate between 4.49% and 4.57%, expected dividend yield - $Nil, and expected share price volatility between 214% and 216%.

During the year ended December 31, 2023, the Company issued 274,425 Common Shares for total proceeds to the Company of $329,310 on exercise of the Warrants issued as part of the Offering. The Company paid $2,500 in share issuance costs associated with exercise of these Warrants.

Subsequent to December 31, 2023, the Company issued 81,950 Common Shares for total proceeds to the Company of $98,340 on exercise of the Warrants issued as part of the Offering. Of this amount, $18,000 were received during the year ended December 31, 2023, and were recorded as obligation to issue shares.

Equity transactions during the year ended December 31, 2022

On October 31, 2022, the Company received notices from its convertible note holders requesting to convert a total of $897,113 into 2,392,301 shares of its common stock at $0.375 per share. These shares were issued on November 7, 2022 (Note 7).

Warrants

The changes in the number of warrants outstanding for the years ended December 31, 2023 and 2022, are as follows:

	Year ended December 31, 2023			Year ended December 31, 2022
	Number of warrants	Weighted average exercise price		Number of warrants	Weighted average exercise price
Warrants outstanding, beginning	-	$	n/a	-	$	n/a
Warrants issued - offering	12,499,343		$1.20	-	$	n/a
Warrants issued - agent	124,994		$1.20	-	$	n/a
Warrants exercised	(274,425)		$1.20	-	$	n/a
Warrants outstanding, ending	12,349,912		$1.20	-	$	n/a

Details of warrants outstanding as at December 31, 2023, are as follows:

Number of warrants exercisable		Expiry date	Exercise price
415,364		July 27, 2025	$1.20
2,842,124		August 28, 2025	$1.20
2,180,722		September 23, 2025	$1.20
55,373	(1)	September 23, 2028	$1.20
4,811,342		October 18, 2025	$1.20
1,975,366		November 3, 2025	$1.20
69,621	(1)	November 3, 2028	$1.20
12,349,912

(1)	Agent warrants

F-17

At December 31, 2023, the weighted average life of the warrants was 1.79 years.

Share-based compensation

During the year ended December 31, 2023 and 2022, the Company recognized share-based compensation as follows:

	Year ended December 31,
	2023	2022
Directors and CEO	$988,471	$988,471
Officer – VP of Operations	583,333	-
Consultants	388,890	-
	$1,960,694	$988,471

Directors:

On December 30, 2021, the Company distributed a total of 6,005,000 shares of common stock to the Company’s directors (the “Director Shares”). The Director Shares are subject to the terms and conditions included in 3-year lock-up and vesting agreements (the “Lock-up Agreements”), which contemplate that the Director Shares will vest in equal annual installments over a 3-year term during which term the shareholders agreed not to sell, directly or indirectly, or enter into any other transactions involving the Company’s common shares regardless if the shares have vested or not.

The fair value of the shares was determined to be approximately $2,965,413 or $0.4938 per share based on the trading price of the Company’s common stock on the issue date adjusted for the restrictions under the Lock-up Agreements. The shares vest over a three-year time period.

As stated above, the Company distributed all of the awarded shares prior to vesting. As at December 31, 2023, 4,003,333 shares have vested and 2,001,667 shares are unvested. As of December 31, 2023, unvested compensation related to the Director Shares of $988,471 will be recognized over the next 12 months.

Officer – VP of Operations:

On February 24, 2023, the Company entered into a consulting agreement with the Company’s newly appointed Vice President of Operations (the “VP Agreement”). The Company agreed to issue 2,000,000 shares of its common stock for the services. The shares vest ratably over a two-year period, beginning March 1, 2023, and vested shares are distributed quarterly. The fair value of the shares was $1,400,000 or $0.70 per share based on the trading price of the Company’s common stock on the date the service period began. As at December 31, 2023, the Company had distributed a total of 833,333 shares under the VP Agreement.

Unvested compensation related to the shares to be issued under the VP Agreement of $816,667 will be recognized over the next 1.16 years.

Consultants:

On February 24, 2023, the Company entered into two separate consulting agreements with consultants (the “Consulting Agreements”) in exchange for a total of 2,000,000 shares of its common stock. All shares vest ratably over a three-year period, beginning March 1, 2023, and vested shares are distributed quarterly . The fair value of the shares was $1,400,000 or $0.70 per share based on the trading price of the Company’s common stock on the date the service period began. As at December 31, 2023, the Company had distributed a total of 555,556 shares under the Consulting Agreements.

Unvested compensation related to the Shares to be issued under the Consulting Agreements of $1,011,110 will be recognized over the next 2.16 years.

F-18

NOTE 7 – CONVERTIBLE NOTES PAYABLE

During the year ended December 31, 2021, the Company received $980,000 in cash proceeds under the convertible promissory notes financing, in addition, the Company’s existing debt holder agreed to convert $15,064 the Company owed on account of unsecured, non-interest-bearing note payable due on demand into a convertible promissory note for a total of $20,000. The convertible promissory notes (the “Notes”) were due in twelve months after their issuances (the “Maturity Date”) and accrued interest at a rate of 15% per annum. During the year ended December 31, 2022, the Company recorded $719,462 in amortization of debt discount and $10,812 in additional interest accrued on the Notes. The balance of the Notes at December 31, 2022 was $Nil as all of the notes were paid or converted into shares of the Company’s common stock during the year ended December 31, 2022.

NOTE 8 – PREPAID EXPENSES

Prepaid expenses at December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Prepaid advertising and investor relations services	$500,367	$367
Deferred share issuance costs	36,625	-
Prepaid filing fees	1,417	1,462
Prepaid consulting fees	2,625	3,000
Total	$541,034	$4,829

NOTE 9 – INCOME TAXES

A reconciliation of the expected income tax expense to the actual income tax expense is as follows:

	2023	2022
Net loss before tax	$(2,654,950)	$(1,556,055)
Statutory tax rate	21%	21%
Expected income tax recovery at statutory rate	(557,539)	(326,771)
Non-deductible expenditures	8,900	299,253
Change in valuation allowance	548,639	27,518
Total income tax expense	$-	$-

The Company has the following deductible temporary differences:

	2023	2022
Deferred income tax assets
Non-capital loss carry-forward	$313,022	$197,276
Equity security	8,917	-
Stock-based compensation	411,746	-
Total deferred income tax assets	733,685	197,276
Deferred income tax liabilities
Equity security	-	(12,230)
Less: Valuation allowance	(733,685)	(185,046)
Net deferred income tax assets	$-	$-

At December 31, 2023, the Company had federal and state net operating loss carry forwards of approximately $1.5 million, $90,000 of which expire by 2037. The remaining balance of approximately $1.4 million will never expire but its utilization is limited to 80% of taxable income in any future year.

The Company has evaluated all tax positions for open years and has concluded that they have no material unrecognized tax benefits or penalties. It is not anticipated that unrecognized tax benefits would significantly increase or decrease within 12 months of the reporting date. The Company recognizes interest and penalties related to unrecognized tax benefits in interest expense and penalties within operating expenses. The Company’s federal income tax returns for fiscal years 2020 through 2023 remain open and subject to examination. Tax attributes from prior years can be adjusted during an IRS audit.

F-19

Nevada Canyon Gold Corp.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30, 2024	December 31, 2023

ASSETS
Current Assets
Cash	$9,106,886	$9,744,392
Prepaid expenses	543,359	541,034
	9,650,245	10,285,426

Investment in equity securities	74,779	56,105
Mineral property and royalty interests	1,295,395	780,395
TOTAL ASSETS	$11,020,419	$11,121,926

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$808,267	$846,307
Related party payables	500,000	460,000
Total Liabilities	1,308,267	1,306,307

Commitments and Contingencies (Note 4)

Stockholders’ Equity
Preferred Stock: Authorized 10,000,000 preferred shares, $0.0001 par, none issued and outstanding as of June 30, 2024 and December 31, 2023	-	-
Common Stock: Authorized 100,000,000 common shares, $0.0001 par, 26,055,343 and 25,240,051 issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	2,605	2,523
Additional paid-in capital	16,274,605	14,957,547
Obligation to issue shares	302,167	18,000
Accumulated deficit	(6,867,225)	(5,162,451)
Total Stockholders’ Equity	9,712,152	9,815,619
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,020,419	$11,121,926

The accompanying notes are an integral part of these condensed consolidated financial statements

F-20

Nevada Canyon Gold Corp.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023

Operating expenses
Investor awareness and marketing	$359,367	$41,593	$777,642	$48,518
Consulting fees	124,166	124,167	248,646	179,493
Director and officer compensation	420,768	421,440	841,534	723,506
General and administrative	22,272	9,258	38,279	27,047
Professional fees	7,250	70,320	27,715	76,320
Transfer agent and filing fees	4,559	3,868	15,274	8,590
Total operating expenses	938,382	670,646	1,949,090	1,063,474

Other income (expense)
Fair value gain (loss) on equity investments	(38,524)	(6,224)	18,674	(94,962)
Foreign exchange gain (loss)	(1)	4	(7)	4
Interest income	111,578	7,321	225,649	13,813
Total other income (expense)	73,053	1,101	244,316	(81,145)
Net loss	$865,329	$669,545	$1,704,774	$1,144,619

Net loss per common share - basic and diluted	$0.04	$0.09	$0.07	$0.16
Weighted average number of common shares outstanding :
Basic and diluted	23,930,830	7,074,061	23,613,325	7,074,061

The accompanying notes are an integral part of these condensed consolidated financial statements

F-21

Nevada Canyon Gold Corp.

Condensed Consolidated Statements of Stockholders’ Equity

(Unaudited)

	Common Stock		Obligation	Additional		Total
	Shares	Amount	to Issue Shares	Paid-in Capital	Accumulated Deficit	Stockholders’ Equity

Balance, December 31, 2022	11,077,394	$1,107	$-	$3,073,447	$(2,507,501)	$567,053

Stock-based compensation - consultants	-	-	38,889	-	-	38,889
Stock-based compensation - officer	-	-	58,333	-	-	58,333
Stock-based compensation - directors and CEO	-	-	-	243,733	-	243,733
Net loss for the three months ended March 31, 2023	-	-	-	-	(475,074)	(475,074)
Balance, March 31, 2023	11,077,394	1,107	97,222	3,317,180	(2,982,575)	432,934

Stock-based compensation - consultants	-	-	116,667	-	-	116,667
Stock-based compensation - officer	-	-	175,000	-	-	175,000
Stock-based compensation - directors and CEO	-	-	-	246,440	-	246,440
Net loss for the three months ended June 30, 2023	-	-	-	-	(669,545)	(669,545)
Balance, June 30, 2023	11,077,394	$1,107	$388,889	$3,563,620	$(3,652,120)	$301,496

Balance, December 31, 2023	25,240,051	$2,523	$18,000	$14,957,547	$(5,162,451)	$9,815,619

Shares issued on exercise of warrants	105,700	11	(6,000)	126,829	-	120,840
Shares to be issued on exercise of warrants	-	-	38,850	-	-	38,850
Share issuance costs	-	-	-	(1,624)	-	(1,624)
Stock-based compensation - consultants	166,667	17	-	116,650	-	116,667
Stock-based compensation - officer	250,000	25	-	174,975	-	175,000
Stock-based compensation - directors and CEO	-	-	-	245,767	-	245,767
Net loss for the three months ended March 31, 2024	-	-	-	-	(839,445)	(839,445)
Balance, March 31, 2024	25,762,418	2,576	50,850	15,620,144	(6,001,896)	9,671,674

Shares issued on exercise of warrants	257,925	26	(50,850)	309,484	-	258,660
Shares to be issued on exercise of warrants	-	-	10,500	-	-	10,500
Share issuance costs	-	-	-	(1,062)	-	(1,062)
Stock-based compensation - investor awareness and marketing	35,000	3	-	100,272	-	100,275
Stock-based compensation - consultants	-	-	116,667	-	-	116,667
Stock-based compensation - officer	-	-	175,000	-	-	175,000
Stock-based compensation - directors and CEO	-	-	-	245,767	-	245,767
Net loss for the three months ended June 30, 2024	-	-	-	-	(865,329)	(865,329)
Balance, June 30, 2024	26,055,343	$2,605	$302,167	$16,274,605	$(6,867,225)	$9,712,152

The accompanying notes are an integral part of these condensed consolidated financial statements

F-22

Nevada Canyon Gold Corp.

Condensed Consolidated Statements of Cash Flow

(Unaudited)

	For the six months ended June 30,
	2024	2023
OPERATING ACTIVITIES:
Cash flows used in operating activities
Net loss	$(1,704,774)	$(1,144,619)
Adjustment to reconcile net loss to net cash
used in operating activities:
Fair value loss (gain) on equity investments	(18,674)	94,962
Stock-based compensation - directors and CEO	491,534	490,173
Stock-based compensation - consultants	233,334	155,556
Stock-based compensation - officer	350,000	233,333
Stock-based compensation - investor awareness and marketing	100,275	-
Changes in operating assets and liabilities:
Prepaid expenses	(2,325)	(5,027)
Accounts payable	(18,040)	(15,167)
Related party payables	-	(17,031)
Net cash used in operating activities	(568,670)	(207,820)

INVESTING ACTIVITIES:
Acquisition of mineral property and royalty interests	(495,000)	(20,000)
Net cash used in investing activities	(495,000)	(20,000)

FINANCING ACTIVITIES:
Cash received on exercise of warrants	428,850	-
Share issuance cash costs	(2,686)	-
Net cash provided by financing activities	426,164	-

Net decrease in cash	(637,506)	(227,820)
Cash at beginning of period	9,744,392	1,007,018
Cash at end of period	$9,106,886	$779,198

NONCASH INVESTING AND FINANCING ACTIVITIES:
Mineral interests acquired with related parties payables, net	$40,000	$20,000

The accompanying notes are an integral part of these condensed consolidated financial statements

F-23

NEVADA CANYON GOLD CORP.

NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED

JUNE 30, 2024 AND 2023

(UNAUDITED)

NOTE 1 - NATURE OF BUSINESS

Nevada Canyon Gold Corp. (the “Company”) was incorporated under the laws of the state of Nevada on February 27, 2014. On July 6, 2016, the Company changed its name from Tech Foundry Ventures, Inc. to Nevada Canyon Gold Corp. On December 15, 2021, the Company incorporated two subsidiaries, Nevada Canyon LLC and Canyon Carbon LLC. Both subsidiaries were incorporated under the laws of the state of Nevada. The Company is involved in acquiring and exploring mineral properties and royalty interests in Nevada and Idaho.

Going Concern

The Company’s condensed consolidated financial statements are prepared using accounting principles generally accepted in the United States of America (“US GAAP”) applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is in the business of acquiring and exploring mineral properties and royalty interests and has not generated or realized any revenues from these business operations. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.

As of June 30, 2024, the Company’s management has assessed the Company’s ability to continue as a going concern. Management’s assessment is based on various factors, including historical and projected financial performance, liquidity, and other relevant circumstances. As of the date of these condensed consolidated financial statements, the Company has sufficient cash to meet its working capital requirements and fund its exploration programs and general day-to-day operations for at least the next 12 months. This assessment takes into account the Company’s current cash balances as a result of the sale of the Company’s common shares under offering statement on Form 1-A (the “Offering”), and expected future cash inflows from the Offering and future financing the management is planning to undertake.

While the Company believes it has the financial resources to continue its operations for the next 12 months, it is important to note that there are inherent uncertainties in projecting future cash flows, and there can be no assurance that these projections will be realized. The Company continues to closely monitor its financial position, market conditions, and other factors that may impact its ability to continue as a going concern. Management’s assessment is based on the information available as of the date of this report. If unforeseen events, adverse market conditions, or other factors negatively affect the Company’s financial position in the future, there may be a need to adjust the going concern assessment. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. In the event that the Company’s ability to continue as a going concern becomes doubtful, adjustments to the carrying values of assets and liabilities, as well as additional disclosures, would be necessary.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The condensed consolidated financial statements of the Company have been prepared in accordance with US GAAP for interim financial information and the rules and regulations of the Securities and Exchange Commission (“SEC”). They do not include all information and footnotes required by US GAAP for complete financial statements. Except as disclosed herein, there have been no material changes in the information disclosed in the notes to the consolidated financial statements for the year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K, filed with the SEC. The condensed consolidated financial statements should be read in conjunction with those consolidated financial statements included in Form 10-K. In the opinion of management, all adjustments considered necessary for fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three and six months ended June 30, 2024, are not necessarily indicative of the results that may be expected for the year ending December 31, 2024.

F-24

Earnings per Share

The Company’s basic earnings per share (“EPS”) is calculated by dividing its net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period, excluding unvested portion of restricted stock. Restricted stock that has been distributed but not yet vested and thus excluded from the weighted average shares calculation, was 2,001,667 at June 30, 2024 and December 31, 2023.

The Company’s diluted EPS is calculated by dividing its net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. Dilutive earnings per share includes any additional dilution from common stock equivalents, such as stock options, warrants, and convertible instruments, if the impact is not antidilutive. At June 30, 2024 and December 31, 2023, all of the Company’s outstanding warrants and undistributed restricted stock awards are excluded from the diluted earnings per share calculation because their impact would be anti-dilutive.

Recent Accounting Pronouncements

In August 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-05 Business Combinations - Joint Venture Formations (Subtopic 805-60): Recognition and Initial Measurement. The new guidance addresses the accounting for contributions made to a joint venture, upon formation, in a joint venture’s separate financial statements. The objectives of the amendments are to (1) provide decision useful information to investors and other allocators of capital in a joint venture’s financial statements and (2) reduce diversity in practice. The guidance is applied prospectively and effective for all newly formed joint venture entities with a formation date on or after January 1, 2025, with early adoption permitted. The Company is currently evaluating the impact of this guidance on its condensed consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09 (Topic 740) Improvements to Income Tax Disclosures. The new guidance requires additional disclosures of disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The guidance is effective for annual periods beginning after December 15, 2024. The guidance should be applied on a prospective basis with the option to apply the standard retrospectively. The Company is currently evaluating the impact of this disclosure guidance on its condensed consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 3 – RELATED PARTY TRANSACTIONS

Amounts due to related parties at June 30, 2024 and December 31, 2023:

	June 30, 2024	December 31, 2023
Amounts due to the Chairman of the Board and Chief Financial Officer (“CFO”) (a)	$100,000	$100,000
Amounts due to a company controlled by the Chairman of the Board and CFO (a)	360,000	360,000
Amounts due to companies controlled by the Chief Executive Officer (“CEO”), President, and director (a,b)	40,000	-
Total related party payables	$500,000	$460,000

(a)	These amounts are non-interest bearing, unsecured and due on demand.
(b)	This amount includes annual property payment totaling $20,000 for Agai-Pah Property due to MSM Resource, L.L.C. (“MSM”), and $20,000 for Belshazzar Property due to Belshazzar Holdings, L.L.C (“Belshazzar”), the entities controlled by Alan Day, the Company’s CEO, President, and director, who is also the managing member of MSM and Belshazzar. The Company made the annual property payments subsequent to June 30, 2024.

F-25

During the three- and six-month periods ended June 30, 2024 and 2023, the Company had the following transactions with its related parties:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Director stock-based compensation incurred to the Chairman of the Board and CFO	$82,059	$82,283	$164,118	$163,663
Director stock-based compensation incurred to a director	40,927	41,039	81,854	81,627
Director stock-based compensation incurred to CEO, President, and director	122,781	123,118	245,562	244,883
Officer stock-based compensation incurred to VP of Operations	175,000	175,000	350,000	233,333
Related party transactions	$420,767	$421,440	$841,534	$723,506

See Note 4 – Mineral Property and Royalty Interests for further information on related party transactions and Note 6 – Stockholders’ Equity for further information regarding stock issued to related parties.

NOTE 4 – MINERAL PROPERTY AND ROYALTY INTERESTS

As of June 30, 2024, the Company’s mineral property interests are comprised of the Lazy Claims Property, the Loman Property, and the Agai-Pah Property located in Mineral County, Nevada, the Swales Property located in Elko County, Nevada, and the Belshazzar Property located in Quartzburg mining district, Boise County, Idaho. In addition, the Company acquired an option to acquire 100% interest of Target Minerals, Inc’s (“Target”) 1% production royalty on the Olinghouse Project, located in the Olinghouse Mining District, Washoe County, Nevada, acquired 2% net smelter returns royalty (“NSR”) on the Palmetto Project located in Esmeralda County, Nevada, 2% NSR on the Lapon Canyon Project, 1% NSR on 36 Sleeper claims included in the Lapon Canyon Project, and 2% NSR on the Pikes Peak Project which are located in Mineral County, Nevada.

	June 30, 2024	December 31, 2023
Mineral Property Interests
Lazy Claims	$-	$-
Loman	10,395	10,395
Agai-Pah	80,000	60,000
Belshazzar	80,000	60,000
Swales	60,000	60,000
Sub-total, Mineral Property Interests	230,395	190,395
Royalty Interests
Olinghouse	240,000	240,000
Palmetto	350,000	350,000
Lapon Canyon (including Sleeper claims)	325,000	-
Pikes Peak	150,000	-
Sub-total, Royalty Interests	1,065,000	590,000
Total Mineral Property and Royalty Interests	$1,295,395	$780,395

Lazy Claims Property

On August 2, 2017, the Company entered into an exploration lease agreement (the “Lazy Claims Agreement”) with Tarsis Resources US Inc. (“Tarsis”), a Nevada corporation, to lease the Lazy Claims, consisting of three claims. The term of the Lazy Claims Agreement is ten years, and is subject to extension for additional two consecutive 10-year terms. Full consideration of the Lazy Claims Agreement consists of the following: an initial cash payment of $1,000 to Tarsis, paid upon the execution of the Lazy Claims Agreement, with $2,000 payable to Tarsis on each subsequent anniversary of the effective date. The Company agreed to pay Tarsis a 2% production royalty (the “Lazy Claims Royalty”) based on the gross returns from the production and sale of minerals from the Lazy Claims. Should the Lazy Claims Royalty payments to Tarsis be in excess of $2,000 per year, the Company will not be required to pay a $2,000 annual minimum payment.

F-26

During the three- and six-month periods ended June 30, 2024 and 2023, the Company did not incur any expenses associated with the Lazy Claims.

Loman Property

In December 2019, the Company acquired 27 mining claims for a total of $10,395. The claims were acquired by the Company from a third-party.

During the three- and six-month periods ended June 30, 2024 and 2023, the Company did not incur any expenses associated with the Loman Claims.

Agai-Pah Property

On May 19, 2021, the Company entered into exploration lease with option to purchase agreement (the “Agai-Pah Property Agreement”) with MSM Resource, L.L.C. (“MSM”), a Nevada limited liability Corporation on the Agai-Pah Property, consisting of 20 unpatented mining claims totaling 400 acres, located in sections 32 & 33, T4N, R34E, MDM, Mineral County, Nevada about 10 miles northeast of the town of Hawthorne (the “Agai-Pah Property”). Alan Day, the managing member of MSM, is the CEO, President, and director of the Company.

The term of the Agreement commenced on May 19, 2021, and continues for ten years, subject to the Company’s right to extend the Agai-Pah Property Agreement for two additional terms of ten years each, and subject to the Company’s option to purchase the Property.

Full consideration of the Agai-Pah Property Agreement consists of the following: (i) an initial cash payment of $20,000 to be paid within 90 days from the execution of the Agai-Pah Property Agreement on May 19, 2021 (the “Effective Date”), and (ii) annual payments of $20,000 to be paid on the anniversary of the Effective Date while the Agai-Pah Property Agreement remains in effect. The Company has the exclusive option and right to acquire 100% ownership of the Agai-Pah Property (the “Agai-Pah Purchase Option”). To exercise the Agai-Pah Purchase Option, the Company will be required to pay $750,000 (the “Agai-Pah Purchase Price”). The Agai-Pah Purchase Price can be paid in either cash and/or equity of the Company, or a combination thereof, at the election of MSM. The annual payments paid by the Company to MSM, shall not be applied or credited against the Purchase Price. As at June 30, 2024, the Company accrued the third $20,000 anniversary payment.

During the three- and six-month periods ended June 30, 2024 and 2023, the Company did not incur any expenses associated with the Agai-Pah Property.

Belshazzar Property

On June 4, 2021, the Company entered into exploration lease with option to purchase agreement (the “Belshazzar Property Agreement”) with Belshazzar Holdings, L.L.C. (“Belshazzar”), a Nevada Limited Liability Corporation on the Belshazzar Property, consisting of ten unpatented lode mining claims and seven unpatented placer mineral claims totaling 200 acres, within Quartzburg mining district, in Boise County, Idaho (the “Belshazzar Property”). Alan Day, the managing member of Belshazzar, is the CEO, President, and director of the Company.

The term of the Belshazzar Property Agreement commenced on June 4, 2021, and continues for ten years, subject to the Company’s right to extend the Belshazzar Property Agreement for two additional terms of ten years each, and subject to the Company’s option to purchase the Belshazzar Property.

F-27

Full consideration of the Belshazzar Property Agreement consists of the following: (i) an initial cash payment of $20,000 to be paid within 90 days from the execution of the Belshazzar Property Agreement on June 4, 2021 (the “effective date”), and (ii) annual payments of $20,000 to be paid on the anniversary of the Effective Date while the Belshazzar Property Agreement remains in effect. The Company has the exclusive option and right to acquire 100% ownership of the Belshazzar Property (the “Belshazzar Purchase Option”). To exercise the Belshazzar Purchase Option, the Company will be required to pay $800,000 (the “Belshazzar Purchase Price”). The Belshazzar Purchase Price can be paid in either cash and/or equity of the Company, or a combination thereof, at the election of Belshazzar. The annual payments paid by the Company to BH, shall not be applied or credited against the Belshazzar Purchase Price. The Belshazzar Property is subject to a 1% Gross Returns Royalty payable to the property owner, from the commencement of commercial production subject to certain terms. As at June 30, 2024, the Company accrued the third $20,000 anniversary payment.

During the three- and six-month periods ended June 30, 2024 and 2023, the Company did not incur any expenses associated with the Belshazzar Property.

Swales Property

On December 27, 2021, the Company entered into exploration lease with option to purchase agreement (the “Swales Property Agreement”) with Mr. W. Wright Parks III., (“Mr. Parks”) on the Swales Property, consisting of 40 unpatented lode mining claims totaling 800 acres, within Swales Mountain Mining District in Elko County, Nevada (the “Swales Property”).

The term of the Swales Property Agreement commenced on December 27, 2021, and continues for ten years, subject to the Company’s right to extend the Swales Property Agreement for two additional terms of ten years each, and subject to the Company’s option to purchase the Swales Property.

Full consideration of the Swales Property Agreement consists of the following: (i) an initial cash payment of $20,000 to be paid within 90 days from the execution of the Swales Property Agreement on December 27, 2021 (the “Effective Date”), and (ii) annual payments of $20,000 to be paid on the anniversary of the Effective Date while the Swales Property Agreement remains in effect. The Company has the exclusive option and right to acquire 100% ownership of the Swales Property (the “Swales Purchase Option”). To exercise the Swales Purchase Option, the Company will be required to pay $750,000 (the “Swales Purchase Price”). The Swales Purchase Price can be paid in either cash and/or equity of the Company, or a combination thereof, at the election of Mr. Parks. The annual payments paid by the Company to Mr. Parks, shall not be applied or credited against the Swales Purchase Price.

The Company made the initial cash payment of $20,000 on January 15, 2022, and made the first $20,000 anniversary payment on March 14, 2023, which was accrued at December 31, 2022. At December 31, 2023, the Company accrued the second $20,000 anniversary payment, which was paid on February 16, 2024.

During the three- and six-month periods ended June 30, 2024 and 2023, the Company did not incur any expenses associated with the Swales Property.

Olinghouse Project

On December 17, 2021, the Company’s wholly-owned subsidiary, Nevada Canyon, LLC, entered into an Option to Purchase Agreement (the “Olinghouse Agreement”) with Target Minerals, Inc (“Target”), a private Nevada company, to acquire 100% interest of Target’s 1% production royalty on the Olinghouse Project, located in the Olinghouse Mining District, Washoe County, Nevada.

The Company has the exclusive right and option (the “Olinghouse Purchase Option”), exercisable at any time during the Olinghouse Option period, at its sole discretion, to acquire 100% of a 1% production royalty from the net smelter returns on all minerals and products produced from certain properties comprising the Olinghouse Project.

F-28

The term of the Olinghouse Purchase Option shall be the later of one year, or 60 days after the date on which the Company delivers to Target a written notice to exercise the Olinghouse Purchase Option, subject to further extension if Target’s conditions to closing are not fully satisfied or otherwise waived by the Company. Full consideration of the Olinghouse Agreement consists of the following: (i) an initial cash option payment of $200,000 payable upon execution of the Agreement, which the Company paid on December 18, 2021, and (ii) purchase price (the “Olinghouse Purchase Price”) which shall be paid by the Company to Target in either cash or common shares of the Company, the determination of which shall be as follows:

●	if the Company’s 10-day volume weighted average price (“VWAP”) Calculation is less than $1.25 per share, the Olinghouse Purchase Price shall be paid in cash; or

●	if the Company’s 10-day VWAP Calculation is more than $1.25 per share, the Olinghouse Purchase Price shall be paid in the form of 2,000,000 Shares of the Company’s common stock.

On December 23, 2022, the Company and Target agreed to extend the Olinghouse Purchase Option for an additional one-year term, expiring on December 17, 2023, for a one-time cash payment of $40,000. In December of 2023, in accordance with Article 3 of the Olinghouse Agreement, the Company notified Target that the Company intends to exercise its option to acquire the 1% production royalty on the Olinghouse Project. As of the date of these condensed consolidated financial statements, the Company has not received the Royalty deed. The Company intends to make the final option payment once it received fully executed Royalty deed from Target.

During the three- and six-month periods ended June 30, 2024 and 2023, the Company did not incur any expenses associated with the Olinghouse Project.

Palmetto Project

On January 27, 2022, Nevada Canyon, LLC entered into a Royalty Purchase Agreement with Smooth Rock Ventures, LLC, a wholly-owned subsidiary of Smooth Rock Ventures Corp. (“Smooth Rock”), to acquire a 2% net smelter returns royalty on the Palmetto Project. Alan Day, the Company’s CEO, President, and director, is also a director of Smooth Rock.

To acquire the 2% NSR on the Palmetto Project, Nevada Canyon agreed to pay Smooth Rock a one-time cash payment of $350,000, which was paid on February 7, 2022.

During the three- and six-month periods ended June 30, 2024 and 2023, the Company did not incur any expenses associated with the Palmetto Project.

Lapon Canyon Project

On May 24, 2024, Nevada Canyon, LLC entered into a Royalty Purchase Agreement with Walker River Resources, LLC (“Walker River”), a wholly owned subsidiary of Walker River Resources Corp. (“WRR”), to acquire a 2% NSR on the Lapon Canyon Project, (the “Lapon Canyon Project”) for a one-time cash payment of $300,000.

The Lapon Canyon Project consists of 96 unpatented lode mining claims identified as the Sleeper and Lapon Rose claim groups situated in Mineral County, Nevada, within the northern portion of the Walker Lane gold trend. In order to finalize the Royalty Purchase Agreement, the Company was required to acquire an additional 1% NSR from two individuals who held NSR on the 36 Sleeper claims that are included in the Lapon Canyon Project. The Company paid a total of $25,000 for a 1% NSR on 36 Sleeper claims.

Pikes Peak Project

On June 12, 2024, the Company acquired a 2% NSR on the Pikes Peak Project (the “Pikes Peak Project”) from Walker River, who owns a 100% undivided interest in the Pikes Peak Project. The Pikes Peak Project consists of 36 unpatented lode mining claims situated in Mineral County, Nevada, within the northern portion of the Walker Lane gold trend, for a one-time cash payment of $150,000.

F-29

NOTE 5 – INVESTMENT IN EQUITY SECURITIES

As at June 30, 2024 and December 31, 2023, the Company’s equity investment consisted of 511,750 common shares of WRR.

At June 30, 2024 and December 31, 2023, the fair value of the equity investment was $74,779 and $56,105, respectively, based on the trading price of WRR Shares at June 30, 2024 and December 31, 2023. Fair value is measured using Level 1 inputs in the fair value hierarchy.

During the three-month period ended June 30, 2024, the revaluation of the equity investment in WRR resulted in a $38,524 loss on the change in fair value of the equity investment (June 30, 2023 - $6,224 loss).

During the six-month period ended June 30, 2024, the revaluation of the equity investment in WRR resulted in a $18,674 gain on the change in fair value of the equity investment (June 30, 2023 - $94,962 loss).

The Company did not sell any WRR Shares during the three- and six-month periods ended June 30, 2024 and 2023.

NOTE 6 – STOCKHOLDERS’ EQUITY

The Company was formed with one class of common stock, $0.0001 par value, and is authorized to issue 100,000,000 common shares and one class of preferred stock, $0.0001 par value, and is authorized to issue 10,000,000 preferred shares. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the directors of the Company.

On June 7, 2024, the Company issued 35,000 Common Shares valued at $100,275 for investor awareness and marketing services. The fair value of the shares issued was based on the trading price of the Company’s Common Shares on the date of issuance, being $2.865 per Common Share.

During the six-month period ended June 30, 2024, the Company issued 363,625 Common Shares for total proceeds to the Company of $436,350 on exercise of the Warrants issued as part of the Offering, which the Company closed in its fiscal 2023 year. Of this amount, $18,000 was received during the year ended December 31, 2023, and was recorded as obligation to issue shares. The Company paid $2,686 in share issuance costs associated with exercise of these Warrants.

Subsequent to June 30, 2024, the Company issued further 5,750 Common Shares for total proceeds to the Company of $6,900 which were received prior to June 30, 2024, and therefore recorded as obligation to issue shares. As at June 30, 2024, the Company had received an additional $3,600 on exercise of Warrants, which were recorded as obligation to issue shares. These shares remain unissued as at the date of the filing of these condensed consolidated financial statements.

Warrants

The changes in the number of warrants outstanding for the six-month period ended June 30, 2024, and for the year ended December 31, 2023, are as follows:

	Six months ended June 30, 2024		Year ended December 31, 2023
	Number of warrants	Weighted average exercise price	Number of warrants	Weighted average exercise price

Warrants outstanding, beginning	12,349,912	$1.20	-	$	n/a
Warrants issued - offering	-	$ n/a	12,499,343		$1.20
Warrants issued - agent	-	$ n/a	124,994		$1.20
Warrants exercised	(363,625)	$1.20	(274,425)		$1.20
Warrants outstanding, ending	11,986,287	$1.20	12,349,912		$1.20

F-30

Details of warrants outstanding as at June 30, 2024, are as follows:

Number of warrants exercisable		Expiry date	Exercise price
402,239		July 27, 2025	$1.20
2,763,574		August 28, 2025	$1.20
2,054,097		September 23, 2025	$1.20
55,373	(1)	September 23, 2028	$1.20
4,697,267		October 18, 2025	$1.20
1,944,116		November 3, 2025	$1.20
69,621	(1)	November 3, 2028	$1.20
11,986,287

(1)	Agent warrants

At June 30, 2024, the weighted average life of the warrants was 1.29 years.

Share-based compensation

During the three- and six-month periods ended June 30, 2024 and 2023, the Company recognized share-based compensation as follows:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Directors and CEO	$245,767	$246,440	$491,534	$490,173
Officer – VP of Operations	175,000	175,000	350,000	233,333
Consultants	116,667	116,667	233,334	155,556
	$537,434	$538,107	$1,074,868	$879,062

Directors:

On December 30, 2021, the Company distributed a total of 6,005,000 shares of common stock to the Company’s directors (the “Director Shares”). The Director Shares are subject to the terms and conditions included in 3-year lock-up and vesting agreements (the “Lock-up Agreements”), which contemplate that the Director Shares will vest in equal annual installments over a 3-year term during which term the shareholders agreed not to sell, directly or indirectly, or enter into any other transactions involving the Company’s common shares regardless if the shares have vested or not.

The fair value of the shares was determined to be approximately $2,965,413 or $0.4938 per share based on the trading price of the Company’s common stock on the issue date adjusted for the restrictions under the Lock-up Agreements. The shares vest over a three-year time period.

As stated above, the Company distributed all of the awarded shares prior to vesting. As at June 30, 2024, 4,003,333 shares have vested and 2,001,667 shares will vest on December 31, 2024. As of June 30, 2024, unvested compensation related to the Director Shares of $496,936 will be recognized over the next six months.

Officer – VP of Operations:

On February 24, 2023, the Company entered into a consulting agreement with the Company’s newly appointed Vice President of Operations (the “VP Agreement”). The Company agreed to issue 2,000,000 shares of its common stock for the services. The shares vest ratably over a two-year period, beginning March 1, 2023, and vested shares are distributed quarterly. The fair value of the shares was $1,400,000 or $0.70 per share based on the trading price of the Company’s common stock on the date the service period began. As at June 30, 2024, the Company had distributed a total of 1,083,333 shares under the VP Agreement and had recorded an obligation to issue further 250,000 Common Shares, which were issued on July 1, 2024.

Unvested compensation related to the shares to be issued under the VP Agreement of $466,667 will be recognized over the next eight months.

F-31

Consultants:

On February 24, 2023, the Company entered into two separate consulting agreements with consultants (the “Consulting Agreements”) in exchange for a total of 2,000,000 shares of its common stock. All shares vest ratably over a three-year period, beginning March 1, 2023, and vested shares are distributed quarterly . The fair value of the shares was $1,400,000 or $0.70 per share based on the trading price of the Company’s common stock on the date the service period began. As at June 30, 2024, the Company had distributed a total of 722,223 shares under the Consulting Agreements and had recorded an obligation to issue further 166,667 Common Shares, which were issued on July 1, 2024.

Unvested compensation related to the Shares to be issued under the Consulting Agreements of $777,778 will be recognized over the next 1.67 years.

NOTE 7 – PREPAID EXPENSES

Prepaid expenses at June 30, 2024 and December 31, 2023:

	June 30, 2024	December 31, 2023
Prepaid investor awareness and marketing	$500,000	$500,367
Prepaid filing and listing fees	40,734	38,042
Prepaid consulting fees	2,625	2,625
Total	$543,359	$541,034

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by the registrant. All amounts are estimated except the Securities and Exchange Commission (the “SEC”) registration fee.

SEC registration fee	$1,470
Accounting fees and expenses	$0
Auditor fees	$5,000
Legal fees and expenses	$27,000
Edgar Filing, Financial Printing and Miscellaneous	$1,250
Total	$34,720

*	Estimated solely for the purposes of this Item. Actual expenses may vary.

Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of Common Stock covered by this prospectus will be borne by the Selling Stockholder (as defined below). The registrant will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the SEC, as estimated in the table above.

Item 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

We are a Nevada corporation. The Nevada Revised Statutes and certain provisions of our bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our board of directors, by legal counsel, or by a vote of our stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. The Nevada Revised Statutes also grant us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

To the maximum extent permitted by law, our articles of incorporation eliminate or limit the liability of our directors to us or our shareholders for monetary damages for breach of a director’s fiduciary duty as a director.

We have entered into separate indemnification agreements with our directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our articles of incorporation and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our articles of incorporation and bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding shares of capital stock issued by the registrant since October 1, 2021 that were not registered under the Securities Act. Also included is the consideration received by the registrant for such shares and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

On December 30, 2021, the Company issued a total of 6,005,000 shares of common stock to the Company’s directors. These shares were issued at par value for a total cash consideration of $601. Specifically, 1,000,000 shares were issued to the List Family Trust, 3,000,000 shares were issued to Alan Day, and 2,005,000 shares were issued to 071663 BC Ltd. The shares to directors who were U.S. persons or to entities controlled by U.S. persons, as that term is defined in Rule 902(k) of Regulation S of the United States Securities Act of 1933, as amended (the “Act”), were issued pursuant to the provisions of Rule 506(b) of Regulation D of the Act to the persons who qualified as “accredited investors” as that term is defined under Regulation D of the Act; the shares issued to an entity controlled by a non-U.S. person were issued pursuant to provisions of Regulation S of the Act.

On November 7, 2022, the Company issued a total of 2,392,301 shares of its common stock at $0.375 per share on conversion of the notes payable the Company issued to its debt holders as part of its $1,000,000 financing the Company announced on September 13, 2021. Specifically, 313,132 shares were issued to CPB Enterprises Ltd., 154,813 shares were issued to The Lilenquest Irrevocable Trust, 1,600,000 shares were issued to NGLD Convertible Note, LLC, 77,324 shares were issued to Michael Speakman, 61,837 shares were issued to Paul Mehl, 30,875 shares were issued to Jeff Ng, and 154,320 shares were issued to Swell Holdings, LLC. The Shares were issued pursuant to the provisions of Rule 506(b) of Regulation D of the Act, as the note holders confirmed their qualification as “accredited investors” as that term is defined under Regulation D of the Act.

On February 24, 2023, we entered into a consulting agreement with Ryan McMillan, our Vice President of Operations. We agreed to issue 2,000,000 shares of our common stock for the services, which will vest ratably over a two-year period, beginning March 1, 2023, with vested shares are distributed quarterly. Pursuant to this agreement, we issued 333,333 shares on July 5, 2023, 250,000 shares on September 30, 2023, 250,000 shares on December 31, 2023, 250,000 shares on March 31, 2024 and 250,000 shares on July 1, 2024. The Shares were issued pursuant to the provisions of Rule 506(b) of Regulation D of the Act, as the note holders confirmed their qualification as “accredited investors” as that term is defined under Regulation D of the Act.

On February 24, 2023, we entered into a consulting agreement with Little Hill Holdings in exchange for a total of 1,250,000 shares of our common stock. All shares vest ratably over a three-year period, beginning March 1, 2023, and vested shares are distributed quarterly. Pursuant to this agreement, we issued 138,889 shares on July 5, 2023, 104,167 shares on September 30, 2023, 104,167 shares on December 31, 2023, 104,167 shares on March 31, 2024 and 104,167 shares on July 1, 2024. The Shares were issued pursuant to the provisions of Rule 506(b) of Regulation D of the Act, as the note holders confirmed their qualification as “accredited investors” as that term is defined under Regulation D of the Act.

On February 24, 2023, we entered into a consulting agreement with RNR Enterprises in exchange for a total of 750,000 shares of our common stock. All shares vest ratably over a three-year period, beginning March 1, 2023, and vested shares are distributed quarterly. Pursuant to this agreement, we issued 83,333 shares on July 5, 2023, 62,500 shares on September 30, 2023, 62,500 shares on December 31, 2023, 62,500 shares on March 31, 2024 and 62,500 shares on July 1, 2024. The Shares were issued pursuant to the provisions of Rule 506(b) of Regulation D of the Act, as the note holders confirmed their qualification as “accredited investors” as that term is defined under Regulation D of the Act.

On June 7, 2024, the Company issued a total of 35,000 shares of its common stock to Sideways Frequency at $2.865 per share for services. The Shares were issued pursuant to the provisions of Rule 506(b) of Regulation D of the Act, as the shareholder holder confirmed its qualification as “accredited investors” as that term is defined under Regulation D of the Act.

On October 4, 2024 the Company issued 27,356 shares of common stock to Keystone Capital Partners, LLC as a Commitment Fee for entering into the Purchase Agreement. The Shares were issued pursuant to the provisions of Rule 506(b) of Regulation D of the Act, as the note holders confirmed their qualification as “accredited investors” as that term is defined under Regulation D of the Act.

Except as set forth above, no underwriters were involved in the foregoing sales, conversions, and/or exchanges of securities.

All purchasers of the securities described above issued in reliance upon the exemption from the registration requirements of the Securities Act the as set forth in Section 4(a)(2) of the Securities Act (and Regulation D promulgated thereunder) as transactions by an issuer not involving any public offering represented to the registrant in connection with their respective purchases and/or exchanges that they were accredited investors and were acquiring the shares for their own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. Such purchasers and/or recipients received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from such registration.

Item 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

Exhibit Number	Description of Exhibits
3.1	Articles of Incorporation (6)
3.1.1	Certificate of Correction to Articles of Incorporation (6)
3.1.2	Certificate of Amendment to Articles of Incorporation (5)
3.2	Amended and Restated Bylaws (17)
5.1	Legal Opinion of Brunson Chandler & Jones, PLLC*
14.1	Code of Ethics (6)
10.1	Definitive Agreement, dated December 17, 2015 (1)
10.2	Exploration and Option Agreement, dated September 15, 2015 (1)
10.3	Exploration Lease and Option to Purchase Agreement, dated June 7, 2017 (2)
10.4	Option Purchase Agreement, dated July 5, 2017 (3)
10.5	Exploration Lease Agreement, dated August 2, 2017 (4)
10.6	Definitive Purchase Agreement dated July 11, 2018 (7)
10.7	Exploration Lease with Option to Purchase Agreement, dated May 19, 2021 (8)
10.8	Exploration Lease with Option to Purchase Agreement, dated June 4, 2021 (9)
10.9	Convertible Note Agreement (10)
10.10	Subscription Agreement (10)
10.11	Royalty Option to Purchase Agreement, dated December 17, 2021 (11)
10.12	Exploration Lease with Option to Purchase Agreement, dated December 27, 2021 (12)
10.13	Share Cancellations and Releases tendered by Mr. Michael Levine and BCIM management, LLC (Ron Tattum) dated December 30, 2021 (13)
10.14	Form of a lock-up agreement between the Company and certain Subscribers dated December 30, 2021 (13)
10.15	Royalty Purchase Agreement, dated January 27, 2022(14)
10.16	Form of a vesting and lock-up agreement between the Company and certain Subscribers with an effective date of December 30, 2021 (15)
10.17	Consulting Agreement, dated February 24, 2023, by and between Nevada Canyon Gold Corp. and Ryan McMillan (16)
10.18	Consulting Agreement, dated February 24, 2023, by and between Nevada Canyon Gold Corp. and RNR Enterprises (16)
10.19	Common Stock Purchase Agreement dated as of October 3, 2024, by and between the Company and Keystone Capital Partners, LLC (18)
10.20	Registration Rights Agreement dated as of October 3, 3024, by and between the Company and Keystone Capital Partners, LLC (18)
21.1	List of Significant Subsidiaries*
23.1	Consent of Assure CPA, LLC, independent registered accounting firm*
23.2	Consent of Dale Matheson Carr-Hilton Labonte LLP, independent registered accounting firm*
23.3	Consent of Brunson Chandler & Jones, PLLC (included in Exhibit 5.1)*
24.1	Power of Attorney (including in signature page)
107	Filing Fee Table

*	Filed herewith.
(1)	Incorporated by reference herein from the Form 8-K filed by the Company on December 22, 2015
(2)	Incorporated by reference herein from the Form 8-K filed by the Company on June 8, 2017.
(3)	Incorporated by reference herein from the Form 8-K filed by the Company on July 7, 2017.
(4)	Incorporated by reference herein from the Form 8-K filed by the Company on August 7, 2017.
(5)	Incorporated by reference herein from the Form 10-K filed by the Company on March 15, 2016.
(6)	Incorporated by reference herein from the Form S-1 filed by the Company on May 19, 2014.
(7)	Incorporated by reference herein from the Form 8-K filed by the Company on July 12, 2018.
(8)	Incorporated by reference herein from the Form 8-K filed by the Company on May 19, 2021.
(9)	Incorporated by reference herein from the Form 8-K filed by the Company on June 7, 2021.
(10)	Incorporated by reference herein from the Form 8-K filed by the Company on September 13, 2021.
(11)	Incorporated by reference herein from the Form 8-K filed by the Company on December 21, 2021.
(12)	Incorporated by reference herein from the Form 8-K filed by the Company on December 28, 2021.
(13)	Incorporated by reference herein from the Form 8-K filed by the Company on December 30, 2021.
(14)	Incorporated by reference herein from the Form 8-K filed by the Company on February 1, 2022.
(15)	Incorporated by reference herein from the Form 8-K/A filed by the Company on March 25, 2022.
(16)	Incorporated by reference herein from the Form 8-K filed by the Company on February 27, 2023.
(17)	Incorporated by reference hereing from the Form 10-K filed by the Company on March 11, 2024.
(18)	Incorporated by reference herein from the Form 8-K filed by the Company on October 4, 2024.

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Item 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the ‘Securities Act”);
(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement and
(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (ii), and (iii) do not apply if the information is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(5)	that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, British Columbia, on October 25, 2024.

NEVADA CANYON GOLD CORP.

By:	/s/ Alan Day
Alan Day, Chief Executive Officer
Nevada Canyon Gold Corp.

Each person whose signature appears below constitutes and appoints Alan Day, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on October 25, 2024.

/s/ Alan Day
Alan Day, Chief Executive Officer, President, Director
Date: October 25, 2024

/s/ Jeffrey Cocks
Jeffrey Cocks, Chief Financial Officer, Principal Financial Officer, Director
Date: October 25, 2024

/s/ Robert F. List
Robert F. List, Director
Date: October 25, 2024

/s/ John Schaff
John Schaff, Director
Date: October 25, 2024

/s/ Smith Miller
Smith Miller, Director
Date: October 25, 2024

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